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                                                                     Exhibit 4.1

                     iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT

                                     BETWEEN

                           TRICOM LATINOAMERICA, S.A.

                                       AND

                                 MOTOROLA, INC.


This iDEN(R) Infrastructure Supply Agreement ("Agreement" or "Supply Agreement") is between Motorola, Inc., a Delaware corporation, by and through its Network Solutions Sector, Customer Solutions Group with offices at 1301 East Algonquin Road, Schaumburg, Illinois 60196 ("Motorola", which term shall also mean, where the context requires, Motorola subsidiaries or subcontractors involved in providing services or materials for this Agreement) and Tricom Latinoamerica,
S. A., a Cayman Islands corporation, with offices at Campbell Corporate Services Limited, The Bank of Nova Scotia Building, P.O. Box 268, George Town, Grand Cayman ("Customer" or "Tricom").

RECITALS:

Customer has or will obtain certain rights to use certain electromagnetic radio frequencies licensed by the "Spectrum Regulatory Agency" and employs or intends to employ such frequencies to operate iDEN Systems in the "Area" defined below in Section 1.

Customer desires to purchase and Motorola desires to sell, and where required by the Customer, Motorola would install and integrate iDEN Systems, as set forth in this Agreement and in the attached Exhibits, which are incorporated herein by reference.

Customer is a wholly owned subsidiary of Tricom S.A., a Dominican Republic company.

AGREEMENT:

Now therefore, in consideration of the mutual obligations herein contained, the parties agree as follows:

1.0      DEFINITIONS

         Capitalized terms used in this Agreement and the Exhibits shall have the following meanings:

-----------

(R) Registered U.S. Patent & Trademark Office.


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         ACCEPTANCE TEST PLAN

         The Acceptance Test Plan (ATP) means the tests of a System, or portion thereof, mutually agreed upon by Motorola and the Customer and selected from the Generic Acceptance Test Plan (GATP) provided in Exhibit "C."

         AFFILIATE

         A company owned by or under common ownership or effective control by another company.

         AREA

         Customer's market(s) in Panama, El Salvador, Guatemala, Nicaragua, Honduras and Costa Rica.

         CHANGE ORDER

         Any change agreed to in writing, by Customer and Motorola, that modifies the type or quantity of Equipment, Software or Services set forth in a Purchase Order.

         COMMERCIAL SERVICE

         The point at which the System or any portion thereof has one or more Subscribers and is functional and operative, that is, the capability of successful completion of calls between Subscribers or between Subscribers and subscribers of any other telephone system, such as a local telephone system.

         CONDITIONAL ACCEPTANCE AND FINAL ACCEPTANCE

         Conditional Acceptance of a System shall occur as follows:

         With respect to Initial Systems, and in the event Customer purchases installation and integration services, Conditional Acceptance shall occur at the earliest of the point in time of: (1) commencement of Commercial Service of the product purchased, or (2) satisfactory completion of the ATP. Final Acceptance shall occur and be evidenced by a notice signed by Customer when all Punchlist items, over which Motorola has control, have been resolved.

         With respect to Expansion Product purchased with installation and integration services, Conditional and Final Acceptance shall occur in the same manner as provided in the "Conditional Acceptance and Final Acceptance" definition above with respect to the System.


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         For Expansion Product, Equipment or Software purchased without installation and integration services, the Conditional Acceptance and Final Acceptance provisions in this Section will not apply.

         CONFIDENTIAL INFORMATION

         Confidential Information means that information which is marked appropriately as confidential or, if orally disclosed, is identified as confidential at the time of disclosure and confirmed in writing within thirty (30) days of such disclosure, which may be exchanged pursuant to this Agreement and shall include, without implied limitation, formulas, processes, designs, photographs, plans, samples, performance reports, Subscriber lists, pricing information, studies, findings, inventions, ideas, drawings, schematics, sketches, specifications, parts lists, technical data, data bases, Software in any form, flow charts, algorithms (as therein specified), business technical information, business plans, strategic alliances, market analysis, and quotation and price information. Excluded from Confidential Information is information: (i) which the recipient had in its possession without confidential limitation prior to disclosure (for which the recipient shall have the burden of demonstrating by clear and convincing evidence); (ii) which is independently developed by either party: (iii) which is known or becomes known to the general public without breach of this Agreement; or (iv) which is received rightfully and without confidential limitation from a third party.

         CONSULTANT

         The term consultant means the third party consultant, or group of consultants, hired from time to time by the Customer to advise the Customer in connection with all aspects of this Agreement, including, without limitation, the selection, revision and supervision of the tests of the ATP.

         DOCUMENTATION

         The documentation described in Exhibit "H".

         EQUIPMENT

         Goods, hardware, and products (other than Software and Subscriber units) which are supplied by or through Motorola to Customer to be used in conjunction with and as part of an iDEN System.

         EXPANSION PRODUCT

         All Equipment, Software, and other products and services purchased from Motorola to add to or expand an existing System.


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         FCA

         When used herein shall be as defined in Incoterms 2000. Motorola shall deliver to Customer's carrier at a manufacturing site or Motorola facility.

         FIXED NETWORK EQUIPMENT - FNE

         "FNE" shall mean Motorola supplied Equipment integral to the iDEN System, such as the switch, radio subsystems, dispatch systems, packet, data and intelligent network components. Equipment which is not integral to the Sites, such as antennas, transmission line and combining equipment, is excluded from FNE, as are Subscriber Units.

         HARMONY SYSTEM

         The Harmony System is a wireless communication system that offers the latest in digital communications services including two-way dispatch and wireless telephone interconnect, for about five thousand (5,000) subscribers utilizing eight (8) cell sites.

         iDEN

         iDEN is the trademark for Motorola's advanced integrated radio-telephone and dispatch communications system that is described in Exhibit "B".

         IMPLEMENTATION

         Implementation consists of the services of installing, integrating, optimizing, management and system engineering as listed in Exhibit "A" and performed as described in Exhibit "D".

         IMPLEMENTATION SCHEDULE

         The schedule set forth in Exhibit "D" or other agreement for the Initial System or System expansion. The current Implementation Schedule will be modified upon the change of Exhibit A for Panama.

         INITIAL PROGRAM LOAD (IPL)

         The Initial Program Load (IPL) Software is that Software delivered with the Initial System or Expansion Product, and shall be the most current version of iDEN Software that is in general release.

         INITIAL SYSTEM

         The minimum required System to operate as a digital mobile network to provide mobile integrated services for a country in the Area utilizing the iDEN technology platform. The


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         Initial System for each country of the Area will consist of at least the number of sites indicated below, as shown in phase I of each of the requests of quotation attached hereto as Exhibit "L"

        ------------------------------------------ -----------------------------
                          Country                      Number of Sites
        ------------------------------------------ -----------------------------
        Costa Rica                                            20
        ------------------------------------------ -----------------------------
        El Salvador                                           13
        ------------------------------------------ -----------------------------
        Guatemala                                             22
        ------------------------------------------ -----------------------------
        Honduras                                              5
        ------------------------------------------ -----------------------------
        Nicaragua                                             10
        ------------------------------------------ -----------------------------


         For Panama the Initial System will be that described in the budgetary proposal attached hereto as current Exhibit "A1".


         INITIAL SYSTEM'S FIRM QUOTE

         The Initial System's Firm Quote is the quote prepared by Motorola for each Initial System based on a firm and final request for quotation of an Initial System for a particular country in the Area prepared by Customer and submitted to Motorola at least 5 weeks prior to the date Customer expects to receive such quote. The Initial System's Firm Quote for each of the countries in the Area will become part of this Agreement in the form of Exhibit "A," as follows:

        ---------------------------------------- -------------------------------
                         Country                            Exhibit "A"
        ---------------------------------------- -------------------------------
        Panama                                                   A1
        ---------------------------------------- -------------------------------
        Costa Rica                                               A2
        ---------------------------------------- -------------------------------
        El Salvador                                              A3
        ---------------------------------------- -------------------------------
        Guatemala                                                A4
        ---------------------------------------- -------------------------------
        Honduras                                                 A5
        ---------------------------------------- -------------------------------
        Nicaragua                                                A6
        ---------------------------------------- -------------------------------


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         For Panama, the quote described in the attached Exhibit "A1" is a budgetary quote that will be changed for the final Panamanian Initial System's Firm Quote.

         INTERCONNECT CARRIER

         Any local carrier, long distance carrier, or reseller of local or long distance communicating service that is connected to the System.

         INTERCONNECT FACILITIES

         The medium connecting the iDEN Network Interconnect Switch to the public switched telephone network or long distance carrier network of any Interconnect Carrier including termination facilities such as protected termination blocks, end office termination repeaters and channel service units to permit direct connection to the System.

         MOTOROLA QUOTATION

         Quotations issued by Motorola for Equipment or Services that are not in the Price Book or require customization or deviate in any respect from standard product or service offering detailed in the Price Book.

         OPERATION AND MAINTENANCE SERVICE

         Operation and Maintenance Service shall have the meaning set forth in section 4.19.

         PRICE BOOK

         Motorola's iDEN(R) INFRASTRUCTURE PRICE BOOK, which is kept by Motorola on the iDEN web site for use in the United States and worldwide, as appropriate, and updated periodically by Motorola.

         PUNCHLIST

         The list, prepared during and after the ATP and finalized no later than 14 days subsequent to the date of Conditional Acceptance, which sets forth those items, if any, identified by Customer in good faith and agreed to by Motorola (which agreement Motorola shall not unreasonably withhold or delay) where the Initial System or System Expansion or Expansion Product fail to comply with the applicable specifications and performance standards set forth in Exhibit "B" and the ATP.

         PURCHASE ORDER

         A "Purchase Order" is a form whereby Customer places an order for Equipment, Software, and/or other goods and services upon Motorola for the System on a form


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         provided either by Customer or by Motorola, provided that a Purchase
         Order in proper form and executed by Customer becomes effective upon acceptance by Motorola.

         RF

         Radio Frequency.

         SITE

         Each of the physical locations comprising the System, which contains FNE, including the geographic location that houses the iDEN mobile switching office equipment.

         SMP

         The Software Maintenance Program defined in Exhibit "E-2".

         SOFTWARE

         Software means the object-code computer programs furnished by Motorola to Customer for use solely in conjunction with the FNE under the terms of the Software License attached hereto as Exhibit F. A further definition of Software is contained in Exhibit "F". Any reference herein to Software being "sold" or "purchased" shall in fact be deemed to be a reference to Software being "licensed."

         SPECTRUM REGULATORY AGENCY

         "Spectrum Regulatory Agency" shall mean the agency of the Government of each of the countries of the Area responsible for radio communications administration and regulation.

         SUBSCRIBER

         A person who uses the System entitling the System operator to revenue, other than those using the System during the Customer Performance Test described in Section 5.9 of Exhibit C.

         SUBSCRIBER UNIT

         Any manufactured and assembled, mobile or portable, iDEN telecommunications unit intended for use by any Subscriber.

         SYSTEM

         A "System" shall be defined as a specified grouping of Equipment, Software and related services supplied by or through Motorola, which operates as a digital mobile network to


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         provide mobile integrated services for a country in the Area utilizing the iDEN technology platform.

         TECHNICAL DEFINITIONS

         The definitions set forth in Exhibit "B" shall have the same meaning herein.

2.0      SCOPE OF AGREEMENT: PROVISION, TERM, PURCHASE ORDERS

         2.1.1 [Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.]

         2.1.2 [Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.]

         2.2      Sole Supplier

                  In consideration of the benefits and other consideration granted Customer herein, Motorola will be the sole supplier of FNE, Software and services for Customer's iDEN System(s). At any time, if Motorola is no longer the sole supplier, the parties shall renegotiate all pricing hereunder.

         2.3      Term

                  The initial term of this Agreement shall commence on the date of its execution and shall continue until five (5) years after such date. Thereafter, the Agreement may be extended for additional terms of three (3) years upon a party providing written notice to the other party at least ninety (90) days prior to the expiration of the then-current term or any renewal thereof.

         2.4 Customer shall order Equipment, Software, Services, and System or Expansion Product on Purchase Order(s), provided, however, that Customer agrees that any such documents incorporates this Agreement by reference and that this Agreement supersedes all terms and conditions of such document. Purchase Orders shall identify quantities of goods and/or services ordered and shall include shipping dates and/or shipping locations. All prices shall be as set forth in the then current Price Book or as specifically provided by Motorola in a referenced Motorola Quotation.

                  Standard Equipment order lead times and installation period shall be as set forth in the Price Book, as modified by Motorola from time to time. If a Purchase Order makes reference to a valid Motorola Quotation, such Motorola Quotation shall become incorporated into such Purchase Order when the latter becomes effective.

         2.5      Order Process


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                  Purchase Orders for Price Book items may be completed by
                  Customer without the need for input from Motorola. Receipt of Purchase Orders will be acknowledged by Motorola. Non-Price Book items require a Motorola Quotation.

                  Customer shall review all documents of a Motorola Quotation and indicate its acceptance by signing and returning an executed copy to Motorola or shall work with Motorola to achieve mutually acceptable revisions to the proposal, after which both parties shall execute such revised proposal.

         2.6      Changes in Purchase Orders

                  (a) Purchase Order Modification. Any modification after such
                      Purchase Order has been accepted by Motorola other than cancellation shall be made only by written mutual agreement accompanied by a revised or replacement Purchase Order executed by Customer, except for the type of changes set forth below ("Purchase Order Adjustments"):

                           (i) Changes to Customer requested ship dates, not to exceed ninety (90) days extension;

                           (ii)     Changes to shipping locations to an
                                    alternate authorized Customer location.

                           (iii) Changes to the initial Purchase Order for Panama to adjust it to the Panamanian Initial System's Firm Quote.

                      Purchase Order Adjustments may be made by agreement of the parties, provided that such agreement is confirmed via contemporaneous faxed or emailed confirmations exchanged between the parties.

                  (b) Purchase Order Cancellation. Customer may cancel a
                      Purchase Order, without charge up to thirty (30) days after the date of the Purchase Order, provided that shipment has not occurred. In other cases and unless otherwise specified in a Motorola Quotation, cancellation fees shall apply. For the MSO/switch, within the forty five (45) days following the Customer's cancellation notice, Motorola will offer for sale the MSO/switch to other customers. In the event no third party is interested in purchasing the MSO/Switch, a cancellation fee of one hundred percent (100%) of the price of the MSO/Switch shall apply. For EBTS Equipment, within the forty five
                      (45) days following the Customer's cancellation notice, Motorola will offer for sale the EBTS Equipment to other customers. In the event no third party is interested in purchasing the EBTS Equipment, a cancellation fee of ninety percent (90%) of the price of the EBTS Equipment shall apply.


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         2.7      Motorola and Customer shall each appoint a Program Manager for each System. Each such System Program Manager shall have the responsibility to make good faith efforts to resolve problems and disputes prior to initiating the dispute resolution procedures set forth in Section 29.0 Disputes, Dispute Resolution and Arbitration. Other responsibilities are as follows:

                  2.7.1 The responsibilities of the Motorola Program Manager shall include:

                           a. Serve as the primary Customer contact for the System.

                           b. Serve as the focal point for all Motorola internal plant and field issues.

                           c. Deliveries, subcontracts, installation, System testing and integration, documentation, training and all duties required to coordinate any work of the various Motorola team members required by the Customer.

                           d. Clarify the final definition of all Customer and project requirements.

                           e. Establish a detailed project schedule and oversee accomplishment of project milestones.

                           f. Establish the project team structure and staffing.

                           g. Establish and maintain project reporting and measurement procedures.

                           h. Meet regularly with Customer's Program Manager to review progress and project issues.

                           i. Facilitate within Motorola Customer's order placement and order acceptance procedures.

                  2.7.2 The responsibilities of the Customer Program Manager shall include:

                           a. Serve as primary Motorola contact for the System.

                           b. Serve as the focal point for all Customer internal and field issues.

                           c. Schedule and oversee accomplishment of project milestones.

                           d. Review and approve accomplishment of project milestones.

                           e. Disseminate project reports and measurement procedures within Customer's organization.

                           f.       Approve all modifications to specifications.


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                           g.       Approve and acquire all Sites, notify the
                                    Motorola Program Manager of Site
                                    availability, and coordinate Motorola's
                                    access to the Sites.

                           h. Meet regularly with the Motorola Program Manager to review progress and project issues.

         2.8      Additional Operating Entities

                  Customer intends to deploy iDEN in specific countries of the Area, either directly or through operating companies, subsidiaries or partnerships in which it holds at least 51% interest ("Additional Operating Entity" or "AOE"). Motorola and Customer agree that an Additional Operating Entity may take advantage of the rights, and be responsible for the representations, duties and obligations, of the Customer for a particular country of the Area under this Agreement once an amendment to this Agreement in the form of Exhibit "I", attached hereto, is executed between Motorola, Customer and the Additional Operating Entity. The Panamanian AOE will sign Exhibit "I" by November 15, 2000; other AOEs will sign Exhibit "I" within 90 days from the placement of its country's Initial System Purchase Order. Not complying with this requirement will terminate the Preferred Deployment or Headstart benefit described in Section 2.9.

         2.9      Preferred Deployment

                  2.9.1. "Preferred Deployment" means that, in a specific country in the Area, Motorola guarantees Customer priority production, manufacturing and delivery of the totality of its Initial System Purchase Order related to iDEN Systems before initiation of work for any purchase orders in such specific country in the Area of any other interested party related to iDEN Systems, including Harmony System.

                  2.9.2 The purpose of Preferred Deployment is to maximize the deployment and operation of the iDEN System by establishing an adequate contractual balance between the parties to assure Customer's development of such System in the most efficient and expeditious manner in order to extend to end users the benefits of the iDEN technology.

                  2.9.3. "Headstart" means that in a specific country in the Area, and for a certain period of time, Motorola agrees not to put into Commercial Service an iDEN System, other than Customer's, or a Harmony System.


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                  2.9.4.   The Sale, by Motorola, of iDEN System for private or
                           governmental use is not limited under the Preferred Deployment or under the Headstart term.

                  2.9.5. The Preferred Deployment and the Headstart for the Area (i) are contingent upon the approval, by August 22, 2000, of the resolution of the Board of Directors of Tricom, S.A. whereby an iDEN project for the Area and funding to initiate such project are confirmed, and (ii) are subject to relevant laws of the countries where the Preferred Deployment or the Headstart is granted. Certified copy of the resolution shall be delivered to Motorola by August 30, 2000.

                  2.9.6. The Preferred Deployment for Panama starts from the date of the Purchase Order of the Initial System for Panama but is contingent upon (i) the execution of this Agreement, (ii) the execution of Exhibit "I" by the Panamanian AOE, by November 15, 2000, and (iii) the placement, concurrent with this Agreement, of a firm Purchase Order for all the Equipment, Software and Services for the Initial System of Panama as set forth in Exhibit "A1", and the Purchase Order resulting from the Purchase Order Adjustment submitted by Customer to Motorola in the terms indicated in Section 2.6.a.(iii), all, except for
                           (ii), by September 15, 2000. Cancellation of such Purchase Order resulting from the Purchase Order Adjustment, or its reduction to less than 75% of the value of the budgetary quote included herein as Exhibit "A1" will immediately terminate the Preferred Deployment. Further, the Preferred Deployment will terminate upon the earlier of (i) commencement by Customer of Commercial Service in Panama, or (ii) twenty four (24) months from the execution of this Agreement.

                  2.9.7. The Preferred Deployment for Costa Rica starts from the date of the Purchase Order of the Initial System for Costa Rica but is contingent upon (i) the execution of this Agreement, (ii) the execution of Exhibit "I" by the Costa Rican AOE, within ninety
                           (90) days from the date of the Purchase Order mentioned in (iii) below, and (iii) the placement of a firm Purchase Order for all the Equipment, Software and Services for the Initial System of Costa Rica as set forth in Exhibit "A2", all within the following nine (9) months from the Effective Date. Cancellation of such Purchase Order, or its reduction to less than 75% of its initial value will immediately terminate the Preferred Deployment. Additionally, the Preferred Deployment will terminate upon the earlier of (i) commencement by Customer of Commercial Service in Costa Rica, or (ii) 24 months from the date of the Purchase Order of the Initial System for Costa Rica. Further, the sale of Harmony Systems in Costa Rica to Motorola's affiliates is not subject to this Preferred Deployment.


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                  2.9.8.   With respect to each of Guatemala, El Salvador,
                           Nicaragua and Honduras, Motorola grants a Headstart until 24 months from the date of the Purchase Order of the Initial System for each country, for any other customer in each of those countries other than Tricom or any corresponding AOE, which Headstart is contingent upon the following conditions being met:
                           (i) the execution of this Agreement, (ii) the execution of Exhibit I by the corresponding AOE, within ninety (90) days from the date of the Purchase Order mentioned in (iii) below, (iii) the placement of a firm Purchase Order for all the Equipment, Software and Services for the Initial System of the corresponding country as set forth in the corresponding Exhibit "A", all within the following nine months from the Effective Date. Cancellation of such Purchase Order, or its reduction to less than 75% of its initial value will immediately release Motorola from the obligation set forth in this Section.

                  2.9.9. The above benefits are subject to Section 12.2 below. However, the parties understand and agree that, if required, the information related to Preferred Deployment and Headstart will be disclosed to financial institutions and potential Tricom's investors and partners. Customer shall inform any such third party of the confidential nature of the information being disclosed.

3.0      OBLIGATIONS OF CUSTOMER

         Customer shall:

         3.1 Design the RF coverage plan and frequency plan for each country in the Area including but not limited to Site location, frequencies at each Site, RF coverage from each Site, co-channel interference caused from one Site to another Site, co-channel interference from non-Customer sites.

         3.2 Procure necessary Spectrum Regulatory Agency radio station licenses together with such other authorizations as may be required to construct and operate the System, including without implied limitation, Site building permits, zoning variances, and any other required approval or authorizations from appropriate government and other authorities, and any required authorizations from any local agencies.

         3.3 Make all legal arrangements and pay all expenses, that may be required, to Site owners or to others, to construct and operate each Site in accordance with the provisions of this Agreement.

         3.4 Bear the costs of its own legal fees, as well as provisional charges for Site acquisition, Interconnect Facilities, telephone and utility charges and other services and items being supplied by Customer under this Agreement. To the


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                  extent possible, provide unrestricted ingress and egress to
                  Sites, as requested by Motorola, and have Sites available for timely installation of System Equipment.

         3.5 Negotiate in good faith the Implementation Schedule and adhere to the schedule for performance of the responsibilities set forth therein.

         3.6 Negotiate in good faith the Punchlist for the System or System Expansion and Expansion Product prior to the expiration of the fourteen (14) day period following the date of Conditional Acceptance.

         3.7 Not unreasonably withhold either Conditional or Final Acceptance or any other approvals required under this Agreement.

         3.8 Assume responsibility for diagnosis, analysis, isolation, and remedy of problems in the Interconnect Facilities or at the Interconnect Carrier side of the interface with the System.

         3.9 Furnish necessary databases to Motorola in accordance with the Implementation Schedule.

         3.10     Make payments according to the schedule set forth in Section
                  6.0 of this Agreement.

         3.11     Assume responsibility for lawful operation of the System.

         3.12 Be responsible for the provisional exercise of timely transportation of all Equipment from the FCA shipment point to covered storage areas at the sites.

         3.13 Provide and assume all associated costs for warehousing, storage, inventory, and staging of Equipment prior to transport to the installation sites.

         3.14 Within 30 days after the execution date of any Motorola Quotation, or at such time as may be agreed by the parties, make available the technical details of any and all Customer-supplied equipment to which the System must be interfaced. Also provide technical liaison personnel on a full-time basis with the knowledge of Customer-supplied equipment. Furnish and install suitable environmental control facilities in each building. Provide telephone company network configuration including dial plan and design.

         3.15 Provide any outside cable support bridges required, coaxial, and transmission line access ports into the buildings, inside conduit or cable ducts, any necessary inside floor trenches and cable raceways required for installation.

         3.16     Provide insurance coverage for all Equipment from FCA point.


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         3.17     In response to Motorola's reasonable request, provide Motorola with information as reasonably known to the Customer which may be required to enable Motorola to comply with all applicable laws and regulations.

         3.18 As required purchase or provide the services set forth in Exhibit "D". Provide all Site development services and engineering drawings as set forth in Exhibit "D", in order to enable Motorola to install and integrate the System in accordance with the agreed upon schedule set forth in the Implementation Schedule.

         3.19 Provide capable technical personnel in order to be trained in the operation and maintenance of the System and to interface with Motorola with regard to operational and maintenance issues.

         3.20 Perform all other obligations set forth in this Agreement and any other agreement delivered in connection herewith.

         3.21 In its discretion, periodically provide forecasts in good faith for Equipment and Services.

         3.22 Provide Motorola with reasonable notice of any anticipated delay in Customer's performance hereunder.

4.0      OBLIGATIONS OF MOTOROLA

         Motorola shall:

         4.1 Determine the required material, effort, and services necessary for installation and integration. Negotiate in good faith Implementation Schedules and perform according to such Schedules.

         4.2 Negotiate in good faith the Punchlist for the System or System Expansion and Expansion Product prior to the expiration of the fourteen (14) day period following the date of each respective Conditional Acceptance.

         4.3 Install the switching Equipment and adjust the System or Expansion Product to the standards set out in Exhibits "B" and "C" and in compliance with Exhibit "D".

         4.4 Keep Customer advised of modifications required, as soon as such modifications are determined to be required by Motorola.

         4.5 Provide, at a reasonable cost to Customer, a retrofit package for any change in standards subsequently put into effect by the industry, the government, regulatory agencies, as well as those promulgated by Motorola.

         4.6 Continue to develop operability and reliability improvements to iDEN technology over time and continue to develop and implement new feature functionalities agreed to by the parties throughout the term of the Agreement.

         4.7 Make spares and replacement parts available for seven (7) years from the date of this Agreement. Motorola reserves the right to substitute equivalent products. Spare and replacement parts prices shall be at the then current Motorola prices.

         4.8 Install and integrate the System or System Expansion and Expansion Product in compliance with all applicable federal, state and local laws and all rules and regulations promulgated pursuant thereto including all Spectrum Regulatory Agency approvals and certifications.

         4.9 To accept properly documented Customer's orders, to make timely delivery and to install and integrate the System or System Expansion according to the Schedule set forth in the Implementation Schedule.

         4.10 To remedy all Punchlist items, defects and problems during the warranty and maintenance periods.

         4.11 In response to Customer's reasonable request, provide Customer with information as reasonably known to Motorola which may be required to enable Customer to comply with all applicable laws and regulations.

         4.12 Use skilled personnel, competent to perform assigned tasks and take all actions necessary to avoid the turn-over of the Project Manager and key skilled personnel.

         4.13 Perform all other obligations set forth in this Agreement and any other agreement delivered in connection herewith.

         4.14 Upon Motorola's determination of any delay, provide Customer with verbal notice, with written confirmation, of any anticipated delay in Motorola's performance hereunder.

         4.15 Prior to shipment Motorola will obtain type approval for any Equipment sold herein that requires type approval in the Area.

         4.16 For any new product development Motorola shall propose special terms and conditions associated with the purchase of such new product for the parties' approval.

         4.17 All equipment sold to Customer hereunder is new and Motorola will provide any documents which may be reasonably requested by Customer evidencing this fact.

         4.18 At the time or times contemplated herein for the transfer of title to any equipment included in the System, Motorola shall convey to Customer all right in and good title, free and clear of any encumbrances of any type, to such equipment by appropriate title documents. Title to Software shall not be conveyed to Customer at any time.

         4.19 Upon Customer's request, provide the operation and maintenance service. Customer agrees to receive and Motorola agrees to perform operation and maintenance services ("Operation and Maintenance Services") consisting of local engineering support to Customer in addition to the selected MSO warranty for a period of sixteen (16) months from Conditional Acceptance for the price set forth in the corresponding Exhibit A. Operation and Maintenance Service shall include, without limitation, (i) aid in troubleshooting switch and EBTS issues, (ii) at least one monthly meeting between Motorola's operation and maintenance personnel and Customer's technical administration,
                  (iii) ongoing evaluation of Customer's personnel and indication of Motorola's view of whether Customer's technical staff have the knowledge and skill level to operate the System(s) after the term of these Operation and Maintenance Services expires, (iv) telephone support to troubleshoot issues for the Panamanian MSO and EBTS sites, (v) Motorola's operation and maintenance personnel availability on MSO site during Customer's normal working hours (the equivalent of 8:00 am to 5:00 pm, USA Eastern Standard time), Monday through Friday, (vi) Motorola's operation and maintenance personnel emergency availability on MSO site after working hours, seven days a week, including holidays. It is understood by the parties that in the event Customer's personnel cannot solve a problem in an EBTS site, Motorola's operation and maintenance personnel will be available seven (7) days a week, including holidays, to accompany Customer's personnel to the EBTS site. Any cost associated with the rendering of this service will be covered by Customer, including without limitation, the transportation to the sites, hotel, meals, etc., and (vii) any other operation and maintenance services mutually agreed upon by the parties.

                  Customer may, at its option, purchase Operation and Maintenance Services on a quarterly basis after the twelve
                  (12) month period specified in the paragraph above expires and Motorola agrees to provide a quote for such additional quarterly services upon Customer's written request.

          4.20 Motorola shall provide Customer with written guidance with respect to an organizational chart of the technical organization required to operate the iDEN System, the profile of the personnel required, and a short job description.

5.0      SITE CONFIGURATIONS

         This Agreement, and the prices provided in the Price Book or Motorola Quotation, are predicated on the use of certain Site configurations provided by Customer. Customer is free to alter Site configurations during the course of performance of this Agreement. However, changes in site configurations may result in either increased or decreased costs for RF equipment and/or other related FNE.

6.0      GENERAL  PRICING PROVISIONS; EXHIBITS

         6.1 The Price Book contains standard lead times (which are updated as market conditions change) and expedite fees which are incorporated by reference herein. Motorola does not warrant that lead times can be moved in. At times Motorola can move in such lead times by paying Motorola's suppliers expedite fees, paying for overtime or other methods. If Motorola is requested to perform in such times Customer shall pay the expedite fees set forth in the Price Book. The lead times set forth in the Price Book will be shown for both cases where the product is forecasted and when it is not forecasted.

         6.2 Motorola, from time to time, may set account credit limits for the Customer and notify Customer of such limits.

         6.3      Changes in Exhibit "A"

                           Notwithstanding the fact that Customer has made firm orders for Equipment and Service, the parties agree that Customer may without charge or penalty modify, pursuant to a Change Order, the specific Equipment and Services ordered herenunder subject to the below:

                           a. All changes must be made thirteen (13) weeks in advance of the ship date shown in the agreed upon project schedule, as modified hereafter; and

                           b. The total dollar value of Equipment and Services (excluding RF ancillary items) set forth in Exhibit "A" may not be reduced to less than 75% of such dollar amount. Motorola shall notify Customer's bank of any reduction for purposes of Letter of Credit adjustment.

                           c. The decision to delete categories of RF ancillary products must be made within ninety (90) days of the execution of this Agreement.

         6.4 The licensing fee for Software is set forth in the Price Book and included in the Software prices set forth in Exhibit "A". Subsequent purchases of Equipment, increases to capacity, SMP renewals or new features may require new license fees, as set forth in the Price Book or as specifically proposed by Motorola. The software IPL pricing offered Customer is valid only for the purchase of Hardware and Software as a package from Motorola. If any Motorola iDEN FNE hardware is purchased directly from a third party source, the IPL fee set forth in the Price Book shall be charged in addition to any applicable fees.

         6.5 Customer shall pay for any training ordered by the Customer per the Price Book and other appropriate agreements. A three
                  (3) year training price will be included in the Panamanian Initial System's Firm Quote.

         6.6 Subject to the conditions contained in Section 4, any costs required to modify the System in order to comply with local codes or regulations shall be Customer's responsibility.

         6.7 For any amount due hereunder which remains unpaid, the Customer shall pay Motorola a service fee at the rate of one percent (1%) of the amount due for each month, or portion thereof, that the amount remains unpaid.

         6.8 Customer shall be responsible for the payment of all applicable sales, use, retailer's occupation, excise, property and other assessments in the nature of taxes, however, designated, on the Deliverables and Services provided to Customer pursuant to this Agreement, exclusive, however, of any taxes measured by Seller's net income or based on Seller's franchise. Personal property taxes assessable on the Deliverables shall be the responsibility of Customer. To the extent Motorola is required by law to collect such taxes (state or local), one hundred percent (100%) thereof shall be added to invoices as separately stated charges and paid in full by customer, unless the Customer is exempt from such taxes and furnishes Motorola with a certificate of exemption in a form reasonably acceptable to Motorola. In the event Customer claims exemption from sales, use or other such taxes under this Agreement, Customer agrees to hold Motorola harmless from any and all subsequent assessments levied by a proper taxing authority for such taxes, including interest, penalties and late charges.

         6.9 Customer agrees to pay all freight costs from point of shipment and all applicable duties, customs charges, tasa aeroportuaria and other costs associated with nationalization of the equipment on a "prepay and add" basis.

7.0      PAYMENT

         Customer shall pay to Motorola the price of the Initial System and related services, as set forth in the applicable Exhibit "A" or Purchase Order in U.S. dollars, and according to the following terms and payment schedules:

         7.1      General Payment Terms

                  Payment for Equipment and Services to Motorola shall be made in U.S. dollars either by wire/telegraphic transfer or through the medium of a confirmed and irrevocable Letter of Credit, permitting partial and transshipments no later than thirty
                  (30) days after the date of invoice.

                  7.1.1    Letter of Credit

                           At the placement of the Purchase Order for the corresponding Initial System, Customer shall issue one (1) or two (2) confirmed and irrevocable Letters of Credit made out in favor of Motorola, Inc., 1301 East Algonquin Road Schaumburg, Illinois 60196 USA, and payable at the counters of BankOne Chicago. Drafts are to be drawn upon BankOne Chicago, Chicago, Illinois, USA and full reimbursement instructions must be provided to the U.S. bank by the opening bank at the time the Letter(s) of Credit is(are) opened.

                           In the event one Letter of Credit is opened, such Letter of Credit shall be in the amount of one ninety percent (90%) of the value of the corresponding Initial System as described in appropriate Exhibit "A" or Purchase Order amount, as applicable, and its validity shall be as follows:

                           a) 70% for a period of one (1) year from the date of issuance; and

                           b) 20% for a period of two (2) years from the date of issuance.

                           This Letter of Credit shall be issued at latest seventy two (72) business hours from the placement of the Initial System's Purchase Order. It is understood that Motorola will not accept this Purchase Order until this Letter of Credit is issued.

                           Further, this Letter of Credit shall be drawn down as follows:

                           a) Seventy percent (70%) of the commercial invoice gross value of the Equipment shipped is payable after each shipment, from the portion that is valid for one (1) year;

                           b) Fifteen percent (15%) of commercial invoice gross value is payable after presentation of the Conditional Acceptance Certificate, from the portion that is valid for two (2) years;

                           c) Five percent (5%) of the commercial invoice gross value is payable after presentation of the Final Acceptance Certificate, from the portion that is valid for two (2) years.

                           In the event two (2) Letters of Credit are opened, one Letter of Credit shall be in the amount of seventy percent (70%) of the value of the corresponding Initial System as described in the appropriate Exhibit "A" or Purchase Order amount, as applicable, and shall be valid for a period of one
                           (1) year from the date of issuance, which shall occurred at latest seventy two (72) business hours from the placement of the Initial System's Purchase Order. It is understood that Motorola will not accept this Purchase Order until this Letter of Credit is issued. This Letter of Credit will be drawn down upon shipments are made and for the amount of each shipment.

                           The second Letter of Credit shall be in the amount of twenty percent (20%) of the value of the corresponding Initial System as described in the appropriate Exhibit "A" or Purchase Order amount, as applicable, and shall be valid for a period of two
                           (2) years from the date of issuance, which shall occurred at latest seventy two (72) business hours from the placement of the Initial System's Purchase Order. It is understood that Motorola will not accept this Purchase Order until this Letter of Credit is issued.

                           This Letter of Credit shall be drawn down as follows:

                           a) Fifteen percent (15%) of commercial invoice gross value is payable after presentation of the Conditional Acceptance Certificate.

                           b) Five percent (5%) of the commercial invoice gross value is payable after presentation of the Final Acceptance Certificate.

                           If Motorola is prevented from obtaining Conditional Acceptance by the scheduled date of Conditional Acceptance because Customer has not completed its obligations hereunder (except as provided in Section
                           18), Motorola shall provide Customer with written notice of the obligations Customer must fulfill and allow Customer a twenty (20) day period to cure any failure to fulfill its obligations (the "Cure Period"). If such failure continues for ten (10) days from the end of the Cure Period, Motorola shall be entitled to receive the final payments, described in a and b above, as if Conditional Acceptance had occurred as scheduled.

                           Banking charges incurred by the opening bank shall be borne by Customer and those incurred by the U.S. bank (BankOne) shall be borne by Motorola.

                  7.1.2 The licensing fee for Software, licensed as set out in Exhibit "F" and provided for use with the System, is set forth in Exhibit "A".

                  7.1.3 Customs clearance, or related costs pertaining to import of the proposed equipment and software are the responsibility of Customer. No such costs have been included in Motorola's pricing.

                  7.1.4 Any costs required to modify the System in order to comply with local codes or regulations shall be Customer's responsibility.

         7.2      Specific Payment Terms

                  7.2.1    Advance Payment

                           Customer agrees to remit, a non-refundable advance payment of 10% of the total amount of each Initial System's Purchase Order, on the same date such Purchase Order is placed. The start date for the Implementation Schedule shall be the date of receipt of this payment. Each advance payment shall be made by wire/telegraphic transfer to the following address:

                           Citibank, New York
                           Routing No.: 021000089
                           Account No.: 38492274

                           In the event Customer does not proceed with its obligations set forth in 7.1.1, under this Agreement (subject to Section 18) in a timely manner, and such failure continues for thirty (30) days following written notice by Motorola to Customer that Motorola intends to proceed under this Section, Motorola shall promptly document its non-recoverable costs directly incurred in the performance of this Agreement, such as, but not limited to staff hours, travel expenses, equipment re-stocking charges, etc. In the event such non-recoverable costs exceed the amount of the advance payment, Customer will pay Motorola the difference.

                  7.2.2    Payment of Balance Due

                           Customer shall be invoiced seventy percent (70%) of the Commercial invoice gross value of Equipment on shipment. Fifteen percent (15%) of the commercial invoice gross value of Equipment is due upon Conditional Acceptance and the five percent (5%) balance due upon Final Acceptance. Services and Training balances are invoiced upon completion.

                  7.2.3    Payment for Expansion Product

                           Customer shall be invoiced one hundred percent (100%) of the commercial invoice gross value of Expansion Product on shipment. Customer must pay within thirty
                           (30) days from the invoice date.

8.0      WARRANTY AND SOFTWARE MAINTENANCE PROGRAM

         8.1      Motorola-manufactured Hardware Warranty

                  8.1.1 FNE manufactured by Motorola is warranted to be free from defects in material and workmanship at time of shipment and will be warranted for a period of twelve
                           (12) months from the date of shipment (for Initial Systems, twelve (12) months from Initial System Conditional Acceptance). The Exhibit "A" price of the EBTS Equipment hardware warranty during the warranty period shall be Two Percent (2%) of the net EBTS Equipment price for all shipments that occur during the effective dates of this Agreement. All other warranty charges shall be as per the Price Book. Parts will be repaired at the Motorola repair depot or replaced at no charge for the full warranty period, except as outlined herein.

                  8.1.2 Customer shall be responsible for the initial level of diagnosis (i.e., for identification and isolation of FNE hardware problems to the board level), for hardware, firmware and software removal and replacement, and for sending the malfunctioning product, packed in a manner to prevent damage, to the designated Motorola repair depot. Customer shall be responsible for associated shipping charges to Motorola's repair depot. When such products or their replacements are being returned to Customer, Motorola shall bear such charges.

                  8.1.3 Parts and labor at the Motorola repair depot to repair or replace defective FNE will be provided at no charge for the full warranty period except as outlined in 8.1.1 above.

                  8.1.4 In the event a defect occurs during the warranty period Motorola, at its option, and as Customer's sole remedy, will either repair or replace the product. Any item replaced will be deemed to be on an exchange basis, and any item retained by Motorola through replacement will become the property of Motorola. Repaired or replaced parts shall have a warranty of the greater of the remainder of this warranty period or sixty (60) days.

         8.2 This Warranty DOES NOT COVER defects, damage, or malfunctions resulting from:

                  8.2.1 Use of the products in other than their normal and customary manner.

                  8.2.2 Misuse, accident, neglect, environmental or Site conditions not conforming to the specifications for the product as set out in the current Equipment specifications, or unauthorized access to source or object code or manipulation of Software elements.

                  8.2.3 Unauthorized alterations or repairs, use of un-approved parts in the products or the combination or interfacing of the products, use of "gray market" parts or components, in each case in a manner not approved by Motorola. "Gray market" components or parts are those components or parts purchased (a) outside the United States or (b) from unauthorized sellers of such components or parts.

                  8.2.4    An event of Force Majeure.

                  8.2.5 Installation, integration, or movement of products from their original installation Site that is not in accordance with Motorola hardware configuration and datafill guidelines.

                  8.2.6 Failure of antennas, lines, or any part of the Interconnect Facilities.

                  8.2.7 Failure of Customer to maintain or provide maintenance for the System pursuant to Motorola Equipment and Software maintenance agreements, or other maintenance, substantially in accordance with the Documentation and under the supervision of one or more individuals who shall have completed appropriate Motorola training.

                  8.2.8 Damage which occurs during shipment of the product to Motorola for warranty repair.

         8.3 Except as associated with an agreed-to assignment, this express warranty is extended by Motorola, Inc. to Customer only and is valid only in the Area.

         8.4 Software Warranty - This warranty shall be applicable to Software associated with the Motorola-Manufactured Equipment purchased in connection with the iDEN System.

                  8.4.1 WARRANTY. Motorola warrants that each Software Release provided in connection with Motorola-Manufactured Equipment shall conform to the specifications set forth in the relevant Exhibit B-1, as it exists on the warranty commencement date. Motorola does not warrant that: (i) operation of any Software shall be uninterrupted or error free; and
                           (ii) functions contained in the Software shall operate in the combination which may be selected for use by Customer or meet Customer's requirements.

                  8.4.2 TERM. The warranty set forth in Section 8.4.1 above shall commence on the date Software Release is loaded onto the relevant Network Element and shall terminate the earlier of (i) twelve (12) months from such date; or (ii) ninety (90) days from General Availability of the subsequent Software Release for such Network Element.

                  8.4.3 CUSTOMER OBLIGATIONS. Customer will be responsible for the first level of maintenance, including but not limited to, diagnosis and isolation of reproducible Software malfunctions, provided, however, that such first echelon diagnosis shall be required only to the extent Customer can reasonably be expected to perform given its Documentation and the training available to Customer's personnel. Motorola shall provide Customer with any reasonably requested aid in performing such diagnosis, provided Motorola may charge for such aid if it constitutes first echelon diagnosis that is Customer's responsibility. In the event of Software malfunction, Customer shall notify Motorola promptly, followed by written confirmation of such notice. Motorola will acknowledge receipt of notice of verified Software malfunctions.

                  8.4.4 MOTOROLA'S OBLIGATIONS. Motorola's sole obligations under this warranty and Customer's sole remedy are as follows: Motorola shall make the required code changes to the Software Release such that it conforms to the relevant specifications and is free from reproducible defects. Such Software code fixes may be provided as a Point Release, Software Update or Patch Tape, or as part of a subsequent Software Release. The inclusion of a Software fix in subsequent Software Release, however, does not entitle Customer to receipt of such Software Release for free.

                  8.4.5 LIMITATION. THIS WARRANTY APPLIES ONLY TO THE SOFTWARE IN THE FORM PROVIDED BY MOTOROLA. Modifications, attempted modifications or additions to such Software by any party other than Motorola shall void the obligations of Motorola under this warranty.

                  8.4.6 OWNERSHIP OF SOFTWARE. Failure by Motorola to provide support under this warranty shall not be construed as conveying any rights or ownership in Software.

         8.5      Software Maintenance Program (SMP)

                  8.5.1 Customer commits to purchase SMP on an annual basis for each year of the term of this Agreement for all its iDEN Equipment and Software, and Motorola commits to offer SMP at the prices set forth in the Price Book for the years set forth therein. Customer shall pay SMP fees on a quarterly basis. The annual amount due shall be calculated by taking the total number of subscribers on the Customer System(s) based on the number of units registered on the DAP/HLR at the end of the prior year multiplied by the annual per subscriber rate. The quarterly payment shall be one-quarter of the calculated annual payment. The quoted prices are for the services defined in Exhibit "A". The SMP Agreement shall be evidenced by Customer's Purchase Order indicating which sections of said proposal are agreed to by the parties. Any additional services agreed to by the parties shall also contain applicable pricing for such services.

                  8.5.2 Once Motorola's Software Warranty expires for a Release, all reproducible software defects or bugs shall be corrected as part of SMP.

         8.6      Non-Motorola Manufactured Products

                  Non-Motorola manufactured products, other than batteries, are warranted for a period of twelve (12) months from the date of shipment, except for those non-Motorola manufactured products that have a longer warranty period, in which case the longer warranty period shall be extended to Customer, to the extent provided to Motorola by the manufacturer or supplier of such product. Motorola does not accept any liability for System integration or warranty obligation for such separately purchased hardware or software, and if Motorola is called on any warranty claim or other service request involving such hardware or software, Customer shall pay Motorola's standard service charge for such calls.

         8.7 THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

                  MOTOROLA WARRANTS THAT FOR THE TERM OF THIS AGREEMENT THAT THE INDIVIDUAL FNE PRODUCTS WILL OPERATE TOGETHER AS A SYSTEM WITHIN GENERAL OPERATING LIMITS SPECIFIED IN EXHIBIT "B", SO LONG AS THE AVERAGE SUBSCRIBER USAGE CHARACTERISTICS OF THE INDIVIDUAL FNE PRODUCTS AT BUSY HOUR DO NOT CAUSE THE PEAK CAPACITY LIMITS OF INDIVIDUAL FNE PRODUCTS TO BE EXCEEDED AND ANY EQUIPMENT INSTALLED BY THE CUSTOMER WITHOUT MOTOROLA INTEGRATION AND GATP ASSISTANCE IS INSTALLED IN ACCORDANCE WITH MOTOROLA HARDWARE CONFIGURATION AND DATAFILL GUIDELINES; BATTERIES ARE EXCLUDED BUT CARRY THEIR OWN SEPARATE LIMITED WARRANTY FROM THEIR MANUFACTURER, AS WILL BE

                  DESCRIBED IN EXHIBIT K. MOTOROLA DISCLAIMS LIABILITY FOR RF COVERAGE UNDER THIS WARRANTY. BATTERY SUPPLIER'S WARRANTY WILL BECOME EXHIBIT "K."

9.0      PRODUCT CHANGES OR SUBSTITUTIONS

                  At any time during the performance of this Agreement, Motorola may implement changes in the products set forth in Exhibit "B", modify the drawings and specifications relating thereto, or substitute therefore products of more recent design; provided, however, that any such changes, modifications or substitutions, under normal and proper use:

                           (1) shall not materially or adversely affect physical or functional interchangeability or performance (except where there is written agreement between the parties that the change can be made after Customer knows the effect thereof);

                           (2) shall not detract from the safety of the product;

                           (3)      shall be acceptable to the Spectrum
                                    Regulatory Agency if required; and

                           (4) Motorola shall notify Customer of any change that is not downward compatible.

10.0     DISCLAIMER OF PATENT LICENSE

         10.1 Nothing contained in this Agreement shall be deemed to grant, either directly or by implication, any license under any patents or patent applications of Motorola, except that Customer shall have the normal non-exclusive royalty-free license to use which is implied, or otherwise arises by operation of law, in the sale of a product.

11.0     INTELLECTUAL PROPERTY INDEMNITY

         11.1 Motorola shall defend Customer against a claim that Motorola-manufactured products or latest unmodified release of Software supplied hereunder infringe a U.S. patent or copyright, provided that (i) Customer promptly notifies Motorola in writing of the claim, (ii) Motorola has sole control of the defense and all related settlement negotiations, and (iii) Customer gives Motorola information and assistance for the defense of all at Motorola's expense provided, however, that Customer's failure to provide such notice shall not relieve Motorola of liability under this
                  Section 11 except to the extent Motorola was prejudiced thereby. Subject to the conditions and limitations of liability stated in this Agreement, Motorola shall indemnify and hold Customer harmless from all payments which by final judgments in such suits may be assessed against Customer on account of such infringement and shall pay resulting settlements, costs and damages finally awarded against Customer by a court of law.

         11.2 Customer agrees that if Equipment or Software become, or in Motorola's opinion are likely to become, the subject of such a claim, Customer will permit Motorola, at its option and expense, either to procure the right for Customer to continue using such Equipment or Software or to replace or modify same so that they become non-infringing without affecting the function and capability, and if neither of the foregoing alternatives is available on terms which are reasonable in Customer's and Motorola's judgment, Customer can return Motorola-manufactured products and/or Software for full credit on the entire unusable portion thereof.

         11.3 Motorola has no liability for any claim of patent or copyright infringement to the extent based upon adherence to specifications, designs or instructions furnished by Customer, nor for any claim based upon the combination, operation or use of any Motorola-manufactured products or Software supplied hereunder with products, software or data not supplied by Motorola, nor for any claim to the extent based upon alteration of the products or modification of any software supplied by entities other than Motorola.

12.0     CONFIDENTIALITY

         12.1 From time to time during the performance of this Agreement, the parties may deem it necessary to provide each other with Confidential Information. The parties agree:

                  12.1.1 To maintain the confidentiality of such Confidential Information and not disclose same to any third party, except as authorized by the original disclosing party in writing, or in connection with a public or private debt or equity offering of securities, or as required by law. Such Confidential Information also includes oral and visual Confidential Information.

                  12.1.2 To restrict disclosure of Confidential Information to employees who have a "need to know". Such Confidential Information shall be handled with the same degree of care which the receiving party applies to its own confidential information but in no event less than reasonable care.

                  12.1.3 To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees and consultants who handle such Confidential Information that it is confidential and not to be disclosed to others and as to all technical consultants obtain a signed non-disclosure agreement consistent therewith.

                  12.1.4 That Confidential Information is and shall at all times remain the property of the disclosing party. No use of any Confidential Information is permitted except as otherwise provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

                  12.1.5 To use such Confidential Information only as required in performance of this Agreement.

         12.2 Except as may be required by applicable law, neither party shall disclose to any third party the contents of this Agreement, the Exhibits or any amendments hereto or thereto for a period of two (2) years from the date of execution hereof without the prior written consent of the other except as provided for in Section 12.1.1.

13.0     TRADEMARK AND PUBLICITY

         Nothing contained in this Agreement shall be construed as conferring any right to use any name, trademark or other designation of either party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, in advertising, publicity or marketing activities. No publicity, advertising, etc. with regard to this Agreement or the System which mentions the other party shall be released without prior written consent of the other party, except as may be required by law.

14.0     SHIPMENT, DELIVERY AND PACKING

         14.1 Motorola may ship products at any time during the "Time Frame" (the interval between the shipment/implementation date and the completion date for a particular activity as set forth in the Implementation Schedule) and may invoice Customer upon shipment as provided in Section 6 of this Agreement. No shipment of products during said Time Frame shall be considered early for purposes of invoicing.

         14.2 Customer shall select the carrier and notify Motorola in writing or instruct Motorola to use the best available carrier or any carrier as previously used by Customer, unless Customer notifies Motorola not to use such carrier.

         14.3 Motorola shall use all reasonable efforts to ship products directly to the Site or Customer designated warehouse.

         14.4 In the event that the Site or Customer designated warehouse is not available to receive Equipment because Customer has not met its obligations hereunder to receive the products when shipped, Motorola, at its option, may ship said products to a warehouse in or near the area as designated by Customer, and Customer shall bear the costs of warehousing, reloading, transporting, off-loading and moving the products onto the Site when such Site becomes available.

         14.5 Shipping documentation shall be developed to the mutual satisfaction of the parties. Shipping terms are FCA manufacturing site or Motorola facility. The manufacturing site may be other than a USA facility.

         14.6 Motorola shall have the Equipment securely packed so as to withstand numerous handlings and loading as appropriate for inland, sea and/or air transportation. Motorola shall take reasonable protective measures to protect Equipment from weather and shock, considering the different shapes and special features of the Equipment.

15.0     TITLE, INDEMNITY, INSURANCE

         15.1 Good title, free and clear of all liens or other encumbrances to the FNE and other Motorola provided products supplied hereunder and risk of loss for all such products shall pass to Customer upon delivery FCA point of shipment.

         15.2 The above notwithstanding, title to Software and underlying intellectual property rights (i.e., patents, copyrights, proprietary and confidential information, and know-how) belonging to Motorola or any other third party shall remain with Motorola or such third party. This Agreement only grants a right to use such Software.

         15.3 All Equipment sold to Customer hereunder is new and Motorola will provide any documents which may be reasonably requested by Customer evidencing this fact.

         15.4 During the term of this Agreement, the parties shall indemnify and hold harmless each other together with their directors, officers, agents, employees, affiliates and subsidiaries from any and all loss, damage, expense, judgment, lien, suit, cause of action, demand or liability (collectively, "loss") for personal injury (including death) and tangible property damage which may be imposed on or incurred by one party arising directly out of the intentional misconduct or negligent acts or omissions of the other, its agents, subcontractors, or employees during the performance of any work hereunder. The indemnifying party shall, at its sole expense, defend any suit based upon a claim or cause of action within the foregoing indemnity provision and satisfy any judgment that may be rendered against the other resulting therefrom, provided that the indemnifying party shall be given (i) prompt notice of any such claim or suit; and (ii) full opportunity to defend such claim or suit; provided, however, that failure to provide such notice shall not relieve the indemnifying party of liability under this Section except to the extent the indemnifying party was prejudiced thereby. The indemnified party may, at its election, participate in the defense of any suit, and shall cooperate fully in defending any claim or suits. The indemnifying party shall pay all costs, expenses, and reasonable attorney's fees incurred by the indemnified party in connection with any such suit or in enforcing this indemnity provision, provided a valid claim is presented.

         15.5 Customer and Motorola each shall be named as additional insured under the other's comprehensive general liability policy for claims arising out of work performed hereunder (which includes but is not limited to product and public liability, property and all risk insurance).



16.0     FORCE MAJEURE - EXCUSABLE DELAY

         16.1 Neither party shall be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform when caused by any of the following which are beyond the reasonable control of the delayed party:

                  16.1.1 Acts of God, acts of the public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities and regulatory actions, strikes or other labor disturbances, hurricanes, earthquakes, fires, floods, epidemics, embargoes, war, riots, delays in transportation, and loss or damage to goods in transit, or;

                  16.1.2 Inability on account of causes beyond the reasonable control of the delayed party or its suppliers to obtain necessary products, components, services, or facilities.

         16.2 In the event of any such delay, the date of delivery or performance shall be extended for a period equal to the period of time lost by reason of the delay. If any such delay lasts for more than one hundred eighty (180) days, the parties shall consult with one another for the purpose of agreeing upon the basis on which the delayed party shall resume work at the end of the delay. If no reasonable solution to the delay is available, then either party may, by written notice, cancel that portion of the Agreement which is delayed, and adjust the Agreement price appropriately.

17.0     TERMINATION

         17.1 Either party may terminate this Agreement without liability by the giving of notice, in accordance with Section 23, if (i) the other makes a general assignment for the benefit of creditors or goes into compulsory or voluntary liquidation,
                  (ii) if a petition in bankruptcy or under any insolvency law is filed by or against the other and such petition is not dismissed within sixty (60) days after it has been filed, or
                  (iii) the other shall commit any material breach of its obligations hereunder.

                  In the case of any material breach, neither party shall terminate this Agreement unless and until the other shall have failed to cure such breach within thirty (30) days after it shall have been served with a notice, in accordance with Section 23, (i) stating the nature of the breach, (ii) requiring that the breach be cured, and (iii) stating its intention to terminate the Agreement if compliance with the notice is not met.

         17.2 The termination of this Agreement shall not affect or prejudice any provisions of this Agreement which are expressly or by implication provided to continue in effect after such termination.

         17.3 If this Agreement is terminated, Motorola shall have the right to determine whether any unfilled Purchase Orders, in existence at the time of such termination shall be completed under the terms of this Agreement or canceled.

18.0     LIMITATION OF LIABILITY

         NEITHER PARTY, WHETHER AS A RESULT OF BREACH OF AGREEMENT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), PATENT INFRINGEMENT, COPYRIGHT INFRINGEMENT, OR OTHERWISE, SHALL HAVE ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, (EXCEPT REPLACEMENT PRODUCTS UNDER SECTIONS 9 AND 11), FACILITIES OR SERVICE, OR DOWNTIME COSTS OR CLAIMS OF THIRD PARTIES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

19.0     ASSIGNMENT - RESALE OF EQUIPMENT

         19.1 Any re-sale of Equipment will require a re-licensing of the Software from Motorola, including potential payment of an IPL license fee by the new owner.

         19.2 The Agreement shall accrue to the benefit of and be binding upon the parties hereto and any successor entity into which either party shall have been merged or consolidated or to which either party shall have sold or transferred all or substantially all its assets. Specifically, Motorola may assign this Agreement, provided that Motorola, Inc. shall remain liable for performance hereunder. This Agreement shall not be otherwise assigned by either party without the prior written consent of the other party. In conjunction with any agreed to assignment of this Agreement, Motorola agrees to offer a software license the assignee pursuant to the terms set forth in Exhibit "F". A reasonable new Software License Fee may be required of any successive owner, other than an AOE, of iDEN infrastructure Equipment.

         19.3 Notwithstanding anything to contrary elsewhere in this Agreement, Customer may pledge, mortgage or otherwise assign all or any portion of this Agreement or any orders hereunder (or any combination thereof) to one or more providers of debt or equity financing (provided any such intended assignee is not a person or entity listed on the United States Department of Commerce Denied Parties List or to a person or entity residing in a country to which export of the iDEN Equipment is prohibited under United States law) upon terms and conditions satisfactory to Customer, provided that (i) Customer will remain liable for all obligations arising out of this Agreement, (ii) the assignee agrees in writing that the terms and conditions of this Agreement shall apply to and be binding upon the assignee to the same extent as Customer, to the extent that the assignee is exercising any right under this Agreement, (iii) in addition to any rights conferred on the assignee, and Customer shall be treated as having placed the order and paid for purchases for purposes of all rights and benefits available to Customer under this Agreement.

         19.4 Motorola retains the right to subcontract, in whole or in part, any effort required to fulfill its obligations under this Agreement, provided Motorola shall remain liable for performance hereunder.

         19.5 Motorola reserves the right to assign the obligations of rendering the Implementation Services, Training, and the Operation and Maintenance Service to one of its wholly owned subsidiaries. In the event the assignment of the obligations of rendering the Implementation Services, Training, and the Operation and Maintenance Service is made to any other third party, a prior approval from Customer will be required, which will not be unreasonably withheld or delayed.

         19.6 Customer understands and agrees that notwithstanding the assignment of the rights and obligations to an AOE, including payment for Equipment and/or Services, Customer remains liable for performance hereunder. Motorola accepts the assignment to an AOE under the terms of Exhibit I, and Motorola remains liable for the obligations under this Agreement.

20.0     GOVERNMENT COMPLIANCE

         This Agreement is a commercial contract and is governed by the terms and conditions negotiated by the parties contained herein. Customer represents and warrants that: (i) it is not a governmental entity; (ii) it is not owned in whole or in part, directly or indirectly, by any governmental entity;; and (iii) there is no other basis on which any regulations, decrees or laws applicable to sales to a governmental entity could be deemed applicable to this Agreement. The term "governmental entity," as used herein, shall include agencies and instrumentalities of U.S. federal, state and local governments as well as of governments outside of the U.S.

         In the event the Customer elects to sell Motorola products or services to any U.S. federal, state or local government agency, to any government entity outside the U.S., or to a prime contractor selling to any such government entity, Customer does so solely at its own option and risk, and agrees not to obligate Motorola as a subcontractor or otherwise, to the government entity. Customer remains solely and exclusively responsible for compliance with all statutes and regulations governing sales to the U.S. federal, state, local or foreign government agency. Motorola makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes, regulations or clauses.

         In the event the purchases contemplated under this Agreement are financed using any funds obtained from OPIC or Eximbank, Motorola reserves the right to determine, on a case by case basis, whether representations and other governmental requirements can be provided to Customer or the aforementioned governmental entities.

21.0     GOVERNING LAW

         The validity, performance, and all matters relating to the effect of this Agreement and any amendment hereto shall be governed by the laws of State of New York without regard to its conflicts of laws provisions.

22.0     ORDER OF PRECEDENCE

         In the event of an inconsistency in this Agreement, the inconsistency shall be resolved by giving precedence in the following order:

         22.1 This Agreement and duly executed amendments thereto, with the latest amendment precedence over earlier amendments;

         22.2 The Price Book, as may be amended from time to time by Motorola;

         22.3 Purchase Orders and duly executed Change Orders thereto, with the latest Change Order taking precedence over earlier Change Orders;

         22.4     Exhibit "F" and all duly executed Amendments to Exhibit "F";

         22.5 All other Exhibits in alphabetical order and all duly executed Amendments or Change Orders to said Exhibits.

23.0     NOTICE

         23.1 Notices required to be given by one party to another shall be deemed properly given if reduced to writing and personally delivered or transmitted by recognized express mail to the address below, postage prepaid, or by facsimile with a confirmation of transmission printed by sender's facsimile machine, and shall be effective upon receipt.

                  23.1.1   Motorola shall send notices as follows:

                           Tricom Latinoamerica, S.A.
                           Campbell Corporate Services Limited
                           The Bank of Nova Scotia Building, P.O. Box 268 George Town, Grand Cayman
                           Cayman Islands
                           Attention: Mr. Marcos J. Troncoso


                           With a copy to:
                           Tricom, S.A.
                           Av. Lope de Vega No. 95
                           Santo Domingo, Dominican Republic
                           Attention: Mr. Marcos J. Troncoso
                           Fax: (809) 476-670
                           e-mail: mtroncoso@tricom.com.do

                           And to:

                           Tricom, S.A.
                           Av. Lope de Vega No. 95
                           Santo Domingo, Dominican Republic
                           Attention: Legal Department
                           Fax: (809) 476-4412
                           e-mail: mvelazquez@tricom.com.do


                  23.1.2   Customer shall send notices as follows:

                           Motorola, Inc.
                           Network Solutions Sector
                           Customer Solutions Group
                           Attention: Vice President, LACR
                           Fax #: 954-489-2030

                           e-mail: c17736@email.mot.com



                           With a copy to:

                           Motorola, Inc.
                           Network Solutions Sector
                           Customer Commercial Relations

                           Attention: Regional Commercial Director
                           Fax #: 847-435-6290

                           e-mail: lgamboa1@email.mot.com

         23.2 Either party may change the addresses for giving notice from time to time by writen instructions to the other of such change of address.

24.0     SURVIVAL OF PROVISIONS

         The parties agree that the Sections 8.0, 11.0, 12.0, 15.0, 18.0, 21.0, 23.0, 29.0, 32.0 and any other provision where the context of such provision indicates an intent that it shall survive the term of this Agreement, it shall survive.

25.0     WAIVER AND HEADINGS

         Failure or delay on the part of Motorola or Customer to exercise any right, power, or privilege hereunder shall not operate as a waiver. Section and paragraph headings used in this Agreement are for convenience only and are not to be used to construe the provisions of this Agreement.

26.0     AUTHORITY

         Each party hereto represents and warrants that:

         26.1 It has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this Agreement and has obtained or will obtain all necessary approvals, consents and authorizations of third parties and governmental authorities to perform and carry out its obligations hereunder;

         26.2 The persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto;

         26.3 The execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and;

         26.4 The execution, delivery, and performance of this Agreement has been duly authorized by all necessary partnership or corporate action and this Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

27.0     INCORPORATION OF EXHIBITS

         The Exhibits described in the Exhibit List are specifically incorporated by reference into this Agreement as if fully set forth herein.

28.0     RE-EXPORTATION OF TECHNICAL DATA OR PRODUCTS

         Customer understands that all equipment, proprietary data, know-how, software, or other data or information obtained by Customer from Motorola is considered to be United States technology and is licensed for export and re-export by the United States Government. Customer therefore agrees that it will not, without the prior written consent of Motorola and the Office of Export Control, United States Department of Commerce, Washington, DC 20230, USA, knowingly export, re-export, or cause to be exported or re-exported, either directly or indirectly, any such equipment, proprietary data, know-how, software, or other data or information, or any direct or indirect product thereof, to any destination prohibited or restricted under United States law. Customer understands that the list of prohibited or restricted destinations may be amended from time to time by the United States Department of Commerce and that all such amendments shall be applicable to this Agreement.

29.0     DISPUTES, DISPUTE RESOLUTION AND ARBITRATION

         Motorola and Customer will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then, except for disputes related to alleged patent, copyright, or trademark infringement, the dispute will be mediated by a mutually acceptable mediator to be chosen by Motorola and Customer within thirty
         (30) days after written notice by the other demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and Customer will share the costs of the mediation equally. Venue for mediation shall be the United States of America. By mutual agreement, however, the parties may postpone mediation until they have each completed some specified but limited discovery about the dispute. The parties may also agree to replace mediation with some other form of alternative dispute resolution (ADR), such as neutral fact-finding or a mini-trial.

         Any dispute which the parties cannot resolve through negotiation, mediation, or other form of ADR within four (4) months of the date of the initial demand for it may then be submitted to arbitration as described below. The use of any ADR procedures will not be construed under the doctrines of latches, waiver, or estoppel to affect adversely the rights of either party. And nothing in this section will prevent either party from resorting to arbitration if good faith efforts to resolve the dispute under these procedures have been unsuccessful or, in any case of alleged patent, copyright, trademark or any other intellectual property right infringement or alleged confidentiality violation, interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

         Except as otherwise described above, and for disputes pertaining to a party's intellectual property, any dispute arising out of or in connection with this Agreement shall be submitted for arbitration in Miami, Florida, USA to be conducted by the American Arbitration Association in accordance with its substantive and procedural rules. All such proceedings shall be conducted in English and a daily transcript shall be prepared in English. In the event that a dispute arises between Motorola and Customer, three arbitrators shall be selected as follows: one shall be selected by Customer, one by Motorola, and the third by the other two selected arbitrator, which third arbitrator shall concurrently serve as chairman of the arbitration panel; provided, that if either Motorola or Customer does not select an arbitrator, then the arbitrator selected by the other party may select the remaining two arbitrators. All of the arbitrators shall be fluent in the English and Spanish languages. The English language text of this Agreement shall be used in any arbitration proceedings commenced pursuant to this Section. Arbitration awards shall be final and binding on the parties hereto. The costs of arbitration shall be reasonably determined by the arbitration panel. Any award of the arbitrators shall be enforceable by any court having jurisdiction over the party against which the award has been rendered, or wherever assets of the party against which the award has been rendered can be located.

30.0     LANGUAGE

         The definitive text of this Agreement and its Exhibits shall be in English and all communications between the parties in the course of the present Agreement shall be made in English.

31.0     SEVERABILITY

         In the event that any one or more of the provisions contained in the Agreement or in any of the Exhibits hereto should be determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired. The parties shall endeavor in good faith to replace any invalid, illegal, or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provision.

32.0     ENTIRE AGREEMENT

         This Agreement and the Exhibits hereto constitute the entire understanding between the parties concerning the subject matter hereof and supersede all prior discussions, agreements, and representations, whether oral or written, and whether or not executed by Motorola and Customer.

         No modification, Amendment, Change Order, or other change may be made to this Agreement or any Exhibit unless reduced to writing and executed by authorized representatives of both parties.

         The terms and conditions of this Agreement shall prevail notwithstanding any variance with the terms and conditions of any order submitted by Customer following execution of this Agreement. In no event shall the preprinted terms and conditions found on any Customer purchase order, acknowledgment, a Change Order, or other form be considered an Amendment, or modification of this Agreement, even if such documents are signed by representatives of both parties. Such preprinted terms and conditions shall be null and void and of no force and effect.

33.0     COUNTERPARTS AND FACSIMILE SIGNATURES

         Facsimile signatures shall be treated as originals and this Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.



34.0     COMMENCEMENT OF WORK

         Motorola's obligations to commence work hereunder shall begin upon the date which Customer satisfies the requirements of Section 7.2.1. All time periods for completion of Motorola's obligations shall commence on such date.


This Agreement is effective as of the 31 day of July, 2000 ("Effective Date").



MOTOROLA, INC.                          TRICOM LATINOAMERICA, S.A.




/s/ Jose Figueroa                       /s/ Marcus J. Troncoso
-------------------------------------   --------------------------------------
Signature                               Signature


    Jose Figueroa                           Marcus J. Troncoso
-------------------------------------   --------------------------------------
Printed/Typed Name                      Printed/Typed Name


 Vice President and General Manager            Secretary and Director
-------------------------------------   --------------------------------------
Title                                   Title

                                  EXHIBIT LIST


EXHIBIT "A"       INITIAL  SYSTEM'S FIRM QUOTE FOR EACH COUNTRY IN THE AREA.
                  PLEASE REFER TO INITIAL SYSTEM'S FIRM QUOTE DEFINITION.

EXHIBIT "B"       TECHNICAL OVERVIEW: NOTES ON THE IDEN SYSTEM [THE CURRENT
                  VERSION IS MAINTAINED ON THE IDEN WEB SITE. A HARD COPY OF
                  VERSION 68P81095E55-D, DATED MAY __, 1999 IS ATTACHED.]

EXHIBIT "C"       SYSTEM PERFORMANCE CRITERIA AND ACCEPTANCE TEST PLAN

EXHIBIT "D"       IMPLEMENTATION ENGINEERING, SITE PREPARATION, INSTALLATION AND
                  INTEGRATION

EXHIBIT "E-1"     SYSTEM HARDWARE MAINTENANCE

EXHIBIT "E-2"     SOFTWARE SYSTEM MAINTENANCE

EXHIBIT "F"       SOFTWARE LICENSE

EXHIBIT "G"       TRAINING

EXHIBIT "H"       DOCUMENTATION

EXHIBIT "I"       ADDITIONAL OPERATING ENTITY

EXHIBIT "J"       EBTS VOLUME PRICING SCHEDULE

EXHIBIT "K"       SUPPLIER'S BATTERY WARRANTY

EXHIBIT "L"       Requests for Quotation

                                   EXHIBIT "A"
                 TO THE iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                     BETWEEN
                                    MOTOROLA
                                       AND
                                     TRICOM

         [4 pages. Confidential portion omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.]

                                   EXHIBIT "B"
                 TO THE iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                     BETWEEN
                                    MOTOROLA
                                       AND
                                     TRICOM

                         iDEN GENERIC SYSTEM DESCRIPTION

For purposes of uniformity and brevity, references to Agreement or to an Exhibit shall refer to the above-referenced Agreement to which this document is Exhibit "B" and to the other Exhibits to that Agreement. All definitions set forth in the Agreement shall apply hereto.

INTRODUCTION/OVERVIEW:

         The technical overview of the System is organized into three major topic areas:

         1. Section 1.0 introduces the general System architecture, features, and capabilities.

         2. Section 2.0 provides a more detailed description of the Fixed Network Equipment (FNE) and components.

         3. Section 3.0 provides information regarding System quality and reliability.

         This document is a general system overview. Please refer to the associated Section III, Pricing, for specific features and their associated prices.

1.       GENERAL OVERVIEW

         The following is an overview of the System and an introduction to the System architecture. In this section, the general System architecture and features are described without regard to any specific implementation. FIGURE 1-1 MOTOROLA iDEN PRODUCT OFFERING shows an overview of the Motorola iDEN product offering.


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1.1      iDEN SYSTEM TECHNOLOGY

         Motorola's Integrated Dispatch Enhanced Network (iDEN) System is the second generation, fully digital, integrated radio-telephone and dispatch system in the trunked SMR land mobile spectrum and contains the following features:

         o Dispatch Communications Features

                  - Private Call

                  - Group Call

                  - Automatic Queuing and Callback

                  - Recent User Priority

                  - Accounting Records Collection

         o Telephone Interconnect Communications Features

                  - Full Duplex

                  - Call Transfer (No Answer Transfer and Busy Transfer)

                  - Call Forwarding (User Defineable Conditions)

                  - Call Restrictions (User Defineable Conditions)

                  - Call Hold

                  - Call Waiting

                  - Three Party Conference Calling

                  - Accounting Records Collection

         o Increased capacity, up to six times that of analog trunking through digital TDMA transmission and VSELP voice compression technologies.

         o Handportable Viability


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         [GRAPHIC OMITTED]

         FIGURE 1-1 MOTOROLA ESMR PRODUCT OFFERING





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1.1.1    LINK INTEGRITY

         The System architecture incorporates several features which are designed to maximize the integrity of the communication link. Considerable emphasis is given to the signaling performance.

         Measurements are made both by the MS unit and the base equipment. The number and types of measured parameters include up-link and down-link signal levels and down-link signal levels of adjacent cells. Also, a unique feature of the use of digital communication is the use of the signal quality coding to estimate the bit error-rate of the channel. This measurement allows for a characterization of the impact of co-channel and adjacent channel interference, even when signal levels are relatively high.

1.1.2    FEATURES

         1.1.2.1  MS SERVICES

         Several categories of tele-services are available, including basic speech (duplex telephone interconnect and half-duplex dispatch), short message service (i.e., paging like service), facsimile, and modem port. Non-transparent transmission is used with the inherent RF channel error correction. Data rates of 1200, 2400 and 4800 bits per second are provided. This error detection/re-transmission scheme provides for much reduced net error rates but with a non-deterministic throughput rate dependent on the radio channel quality.

         In addition to provisions for voice communication, the System's mobile units provide a data port interface to connect standard data terminal equipment. A data IWF (Interworking Function) located at the MSC (Mobile Switching Center) allows inter-working with the analog-oriented PSTN (Public Switched Telephone Network). The IWF connects data from the mobile through a modem and converts the modem audio into PCM format for connection to a PSTN digital trunk. The call set-up message from the MS includes a bearer capability information element to indicate which type of data call is being set-up.

1.1.3    SECURITY FEATURES

         Security features of the System protect both users and operators against vulnerability of the over-the-air interface. This protects against the misuse of valuable resources.


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1.1.4    INCREASED CAPACITY

         1.1.4.1  USE OF ADVANCED MODULATION TECHNIQUES AND GEOGRAPHIC REUSE

         The System provides for increased MS unit capacity. Research in modulation technology for land mobile radio has resulted in a practical digital modulation technique, which, when combined with TDMA and a digital speech coding method, can convey 6 voice/data channels in a single 25 kHz RF channel at 800 MHz (except for time slots reserved for control purposes). Optionally, time slots can be combined in offset pairs to support a higher vocoder rate in interconnect mode. The digital speech subsystem consists of VSELP speech encoding technique coupled with a channel error control method. A modified speech coding modulation subsystem has been incorporated in the System to fit within the FCC Part 90, 25 kHz bandwidth limitation.

         1.1.4.2  HANDPORTABLE VIABILITY

         Several considerations have been given by the System architects to improve the viability of handportables. Most of these relate to reducing the power consumption of the handportable. Among these key provisions are:

         o Active Power Control

         o Discontinuous Transmit

1.1.5    SYSTEM DESCRIPTION

         The System will support:

         o Network Architecture and Interfaces

         o Dispatch Services

         o Security Features

         o Speech Coding

         o Channel Coding

         o Radio Channel Structure

         o Traffic and Control Channels

         o Radio Channel Modulation


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         o MS Power Control

         o Discontinuous Transmit is supported for both interconnect and dispatch MS units.

         o Discontinuous Receive is supported for interconnect only MS units due to the short response time requirement placed upon dispatch MS units.

         o Signal Level/Quality Measurement

         The following discussion highlights and describes some of these differences.

         1.1.5.1 FUNCTIONAL NETWORK ARCHITECTURE AND PRINCIPAL INTERFACES

         The nominal public land mobile network embodied by the System consists of mobile and portable subscribers in communication with an infrastructure consisting of a multiplicity of base station Sites controlled by a MSO (Mobile Switching Office). From the MS unit's point of view, the System can be thought of as an extension of the modern PSTN with standard signaling from the base station systems through the MSO to the PSTN.

         The System, distinct from the PSTN, is capable of unique network functions owing to the special mobile services offered including:

         o Basic service provision, telephone interconnect and dispatch

         o Call handling:

                  - queuing (dispatch only)

                  - off air phone number entry

                  - security related services

                  - DTMF capability

         o MS authentication

         o Supplementary services

         o Interconnect operations support:

                  - location registration

                  - handover

         o Network management

         Special call processing functions unique to the System are provided including:


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         o Authentication

         o Dispatch call processing

         o Short message service (Message-Mail(TM))

         o Traffic channel assignment

         o MS paging (for call set-up)

         o Power control

         o MS timing advance

         o Discontinuous transmit and receive

         o Call processing procedures include:

                  - location updating

                  - call origination; MS unit/network

                  - call clearing; MS unit/network

         o Handover; inter-cell and intra-cell

         FIGURE 1-2 SYSTEM NETWORK ENTITIES AND INTERFACES shows the System network elements and their interfaces to one another.





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         [GRAPHIC OMITTED]

         FIGURE 1-2 SYSTEM NETWORK ENTITIES AND INTERFACES





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1.1.6    SYSTEM NETWORK ENTITIES

         The System network entities are:

         MS (MOBILE STATION)

         The radio equipment and man-machine interface that a subscriber needs to access System services.

         EBTS (ENHANCED BASE TRANSCEIVER SYSTEM)

         The set of radio transceivers, controlling equipment, and antennas which are located at the base Sites to provide radio coverage in a specific geographic area. The EBTS serves one or more sectors in a cell and supports multiple RF frequencies if so equipped.

         BSC (BASE STATION CONTROLLER)

         The intermediate controlling element between the EBTS and the MSC. The BSC provides control and concentration functions for one or more cells and their associated MSs.

         MSO (MOBILE SWITCHING OFFICE)

         The telephone and dispatch switching office for mobile originated or terminated traffic.

         MSC (MOBILE SWITCHING CENTER)

         Provides call and signaling control at the MSO Site. The MSC can be integrated with the HLR, or stand-alone. The MSC provides the interface from the iDEN system to the PSTN for calls terminating or originating outside of the iDEN System.

         HLR (HOME LOCATION REGISTER)

         The database oriented processing network entity that contains the master database of the subscribers to the System. The HLR can be integrated with the MSC. The AUC (Authentication Center) is integrated with the HLR.

         VLR (VISITED LOCATION REGISTER)

         The database oriented processing network entity that temporarily contains information for subscribers roaming in a given location area. The VLR is integrated with the MSC Switch.


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         OMC (OPERATIONS AND MAINTENANCE CENTER)

         A central network entity that controls and monitors the DAP, EBTS and BSC/XCDR. Other network entities such as the MSC and HLR may be accessed remotely through a terminal emulation connection.

         DAP (DISPATCH APPLICATIONS PROCESSOR)

         The processing entity for dispatch call functions. This processor controls the assignment and routing of dispatch call services.

         MPS (METRO PACKET SWITCH)

         The packet switching engine for dispatch call functions. The MPS provides voice and control packet switching and distribution between the cell Sites in response to routes set-up by the DAP for the support of dispatch call services.

         XCDR (SPEECH TRANSCODER)

         The digital signal processing equipment (component of the BSC) required to perform speech encoding and decoding. The speech transcoder converts the 64 K bit/s PCM in the land network to the compressed vocoder format used on the air interface.

         IWF (INTERWORKING FUNCTION) AND MODEMS

         The IWF performs the data rate adaptation between the iDEN System and the PSTN. The IWF provides the mobile subscribers access to a modem pool for data transmission so that communication with a PSTN-based modem is possible.

         SMS (SHORT MESSAGE SERVICE)

         The Message Mail(TM) Short Message Service provides the user with the ability to transmit alphanumeric messages visible on the MS units display.

         DCS (DIGITAL CROSSCONNECT SYSTEM)

         The DCS may be optionally required depending upon the customers network configuration, for the System network interfaces listed below. The DCS provides filling and grooming functions that allow configurable bandwidth management of backbone transports, thus eliminating stand-alone multiplexers and manual cross-connects. Control of direct DSO/timeslot connectivity must be capable under software control for the interfaces between the:

         o MSO and RSOs (Remote Switching Office)


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         o RSO to RSO for dispatch voice traffic

         o RSO and its associated EBTS Sites

         During the final design stage, Motorola will work with Customer to provide the required information for Customer to determine the configuration, sizing, and quantity of DCS needed to support the System transport interface requirements. Figure 1.2 shows a basic generic DCS configuration. DCS equipment is not supplied unless included in Section III, Pricing.

         The following sections provide a more detailed description of the key System network elements:

         1.1.6.1 MS (MOBILE STATION)

         The MS includes the radio equipment and man-machine interface that a Subscriber needs to access the services provided by the iDEN system. A dispatcher position is typically configured as a fixed MS and referred to as a DS (Dispatch Station). MSs can be installed in vehicles or be portable or hand held stations. The MS includes provisions for data communication as well as voice.

         Each MS is identified by a unique mobile IMEI (International Mobile Equipment Identifier) which is permanently stored in the mobile unit. Upon request, the MS sends this number over the signaling channel to the MSC. Security functions are provided through authentication. Refer to sections 1.2.2 and 1.1.6.3 for a description of authentication during Telephone Interconnect call set-up.

         The authentication process is similar for both telephone interconnect and dispatch operation. The MSC processes the authentication activity for both operations. Hence, a change in an MS's telephone location area automatically triggers the re-authentication process. For Telephone
         Interconnect: authentication takes place when a MS powers on, initiates a call, or when it travels from one telephone location area to another telephone location area. For Dispatch: authentication takes place when an MS powers on or when it moves from one dispatch location area to another.

         Just as the IMEI identifies the mobile EQUIPMENT, other numbers are used to identify the MS unit's other characteristics. Different MS unit identities are used in different phases of call setup. The MS unit's telephone number (MS-ISDN) is the number a calling party dials to reach the MS unit. It is used by the land network to route calls toward an appropriate MSC. The MS unit's identity is the International Mobile Subscriber Identity IMSI (International Mobile Subscriber Identity) which is the primary identity of the MS unit within the mobile network and is permanently assigned to it. The System can also assign a Temporary Mobile Station Identity (TMSI) number. This number can be periodically changed by the System and protects the MS unit from being identified by someone attempting to monitor the radio channel.


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         1.1.6.2 MSC (MOBILE SWITCHING CENTER)

         The MSC provides an interface between the PSTN and mobile network. The MSC is the telephone switching office for mobile originated or terminated traffic. Each MSC provides service to mobiles located within a certain geographic coverage area, and the network can contain more than one MSC. The MSC provides interfaces to the PSTN, and also interfaces to the terrestrial circuits from the transcoders.

         The MSC controls the call setup and routing procedures in a manner similar to the functions of a land network end office. On the land network side, the MSC performs call signaling functions. Other types of land network interfaces can also be provided as options. Other call control functions include number translations and routing, matrix path control, and allocation of outgoing trunks. The MSC collects call billing data, formats the call records, and sends them magnetic tape and/or an optional billing center. The MSC also collects traffic statistics for performance management purposes.

         In addition to call control functions typical of a land network switch, the MSC performs other functions unique to the mobile environment. The MSC also supports the security procedures used to control access to the radio channels. These procedures include validating the identity of the mobile station.

         In addition to the call setup procedures, the MSC also controls the location registration and handover procedures. Location registration (and location update) allows mobiles to report changes in their locations enabling automatic completion of mobile terminated calls. The handover procedure preserves call connections as mobiles move from one radio coverage area to another during an established call. Handovers within and between cells controlled by a single BSC are controlled by that BSC. When handovers are between cells controlled by different BSCs, the primary control is at the MSC.

         The Motorola MSC uses Northern Telecom's DMS-MSC(TM) Switch for telephone interconnect services. The MSC Switch is based on Northern Telecom's DMS supernode family of switching products.

         1.1.6.3 HLR (HOME LOCATION REGISTER)

         The System requires Location Register (LR) network entities. These entities are the HLRs and VLRs. The LRs are database oriented processing nodes which address the needs of managing MS unit data and keeping track of a mobile station's location as it moves through the network.

         The HLR is the reference database for MS unit interconnect parameters. Various identification numbers and addresses are stored as well as authentication parameters, services subscribed, special routing information, MS unit status, and associated VLR.


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         The HLR contains the master database of the subscribers to the System.
         This data is remotely accessed by the MSCs and VLRs in the network. The System may include more than one HLR, in which case each HLR contains a portion of the total MS unit database. The MS unit data may be accessed by either the IMSI or the MS-ISDN. The data can also be referenced by an MSC or a VLR in another iDEN system to allow inter-system roaming.

         The data stored in the HLR indicates which basic and supplementary interconnect services a given MS unit is allowed to use. This data is changed only when new subscribers are added or deleted, or the specific services they subscribe to are changed. The HLR data also includes temporary information related to supplementary services such as the current call forwarding number.

         A MS unit's HLR entry also includes the address of its current VLR. This information, in connection with the VLR data explained below, allows completion of calls to roaming subscribers.

         The HLR function also includes the Authentication Center (AUC). The AUC generates and stores the parameters necessary to authenticate a MS unit's identity.

         1.1.6.4 VLR (VISITED LOCATION REGISTER)

         The VLR contains a copy of most of the data stored at the HLR, but this is a temporary entry which exists only as long as a particular MS unit is known to be operating within the area controlled by the VLR. The VLR data base contains some duplicated HLR data as well as more precise location information and status.

         Cells in the System are grouped into geographic areas and each is assigned at least one Location Area Identity (LAI). Each VLR controls a certain set of LAIs. When a mobile MS unit roams from one LAI to another, its current location is automatically updated in its VLR entry. If the old and new LAIs are under control of two different VLRs, the entry on the old VLR is deleted and a new entry is created at the new VLR by copying the basic data from the HLR entry. The MS unit's current VLR address, stored at the HLR, is also updated. This provides the information necessary to complete calls to roaming subscribers. The VLR also controls the assignment of Mobile Station Roaming Number
         (MSRN). The call is then forwarded using the MSRN as the called address. The MSRN causes the call to be routed to the MSC which controls the base stations in the LA (Location Area) where the MS unit is currently located.

         The VLR also allocates handover numbers for use in inter-MSC handovers. These handovers require the call to be dynamically re-routed from the source MSC to the target MSC. The handover number functions similarly to an MSRN in that it allows the required voice trunk connection to be set up by routing through the existing land network. Signaling for inter-MSC handover requires dedicated CCS/C7(CCITT) or CCS/SS7(ANSI) links between MSCs.


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         The VLR also controls allocation of new TMSI numbers. A MS unit's TMSI may be periodically changed to secure the MS unit's identity. TMSIs are changed whenever an MS does a location update.

         The database in the VLR can be accessed by TMSI, IMSI, or MSRN.

         1.1.6.5 OMC (OPERATIONS AND MAINTENANCE CENTER)

         The OMC provides a central point from which to control and monitor the DAP, EBTS and BSC/XCDR. The MSC and HLR may be accessible via a terminal emulation window. The OMC is connected to the DAP, EBTS and BSC/XCDR via an X.25 packet network.

         The OMC provides alarm handling functions to report and log alarms generated by the other network entities.

         The fault management functions of the OMC allow network devices to be manually or automatically removed from or restored to service. The status of network devices can be checked from the OMC, and tests and diagnostics on various devices can be invoked.

         The performance management functions include collecting traffic statistics from the iDEN RF network entities (BSC, DAP, EBTS) and archiving them in disk files or displaying them for analysis.

         The OMC provides System change control for the various versions of the software and configuration databases in the network entities. Software loads can be downloaded from the OMC to other network entities by the OMC. The OMC keeps track of which network entities are running which versions of software. Software upgrades can be coordinated from the OMC.

         The System configuration data bases of the other network entities can also be downloaded from the OMC. These databases change as the physical configuration of the network expands to accommodate growth. By using either network management procedures to manipulate defined managed objects or by using a remote man-machine interface when objects are not defined, the data bases on other entities can be changed from the OMC. The OMC can also perform consistency checks on data bases in the other entities.

         1.1.6.6 BILLING CENTER (PART OF CUSTOMER PROVIDED ADMINISTRATIVE DATA CENTER (ADC))

         The billing center is a system that must be provided by Customer which collects the billing data from the iDEN network entities and applies the billing data to subscribers' accounts. Tapes are used to transfer billing records from the MSC, SMS-SC, and the DAP to the Billing Center.


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1.1.7    INTERFACES USAGE

         For interfaces between the MSC and the PSTN, the MSC is capable of interfacing to the local Central Office (CO) of the PSTN in MF (Multi Frequency) in-band signaling. The actual interface will depend on the capability of the local CO at the time the System is deployed.

         Inter-MSC handovers require dedicated CCS/C7(CCITT) circuits between the two MSCs involved. Details on signaling must be provided by the customer. Unique requirements may cause the need for additional equipment and services.

1.1.8    BASE RADIO ARCHITECTURE AND OPERATION

         Various configurations of base stations are available to adapt to different radio network design requirements. The MSC communicates and passes traffic to the XCDR and BSC which provide the opportunity for remote switching, distributed control, and traffic concentration. The introduction of the BSC is a key architectural feature of the System for providing wide area coverage capability.

         The interface between the MSC and the BSC is based on CCS/C7 (CCITT) (A-Interface). At the application levels, the System uses a special set of messages, unique to mobile application such as handover control signaling.

         The principal functions of the BSC include managing the radio channels and transferring signaling information to and from MSs for interconnect traffic. Many types of call handling signaling do not directly affect the BSC because the BSC merely serves as a relay point between a MS and the MSC.

         The BSC also includes a digital switching matrix. No fixed circuit relationship between the radio channels at the BSC/EBTS and the terrestrial circuits which connect the BSC/EBTS to the MSC exist. While the EBTS selects the radio channel, the terrestrial circuits are selected by the MSC. The switching matrix in the BSC is then used to connect the two together. The switching matrix also allows the BSC to perform most cell interconnect handovers without involving the MSC.

1.1.9    PROPERTIES OF THE RADIO INTERFACE

         The following provides some key radio related technical characteristics of the System.

         1.1.9.1  FREQUENCY BAND

         The assigned frequencies between 806-821 MHz are for base receive and between 851-866 MHz for base transmit. Carriers are spaced every 25 kHz in 45 MHz channel pairs. Channels offset by 12.5 kHz are supported.


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         1.1.9.2  RADIO CHANNEL ACCESS METHOD

         The channel transmission used for the System is time division multiplex. This physical channel supports a variety of logical signaling and traffic channels. Three or six traffic channels can be multiplexed onto a single radio carrier. The speech coder is called Vector Sum Excited Linear Prediction (VSELP) coding which incorporates a long term predictor. In addition, there are numerous types of logical control channels tailored to specific purposes. These include broadcast, multiple access, and dedicated channels (both stand alone and or associated with user traffic). Logical control channels are sub-multiplexed with each other and with other traffic channels in a multiple tier frame structure over the radio path.

         1.1.9.3  PHYSICAL RADIO CHANNEL

         The gross radio channel bit rate used in the System is 64 Kbits. The selected modulation is M16QAM. This technique, which is linear, provides for a highly desirable combination of modulation efficiency, sensitivity, acceptable C/I trade-offs, and low adjacent channel interference.

         For the typical environments experienced, the symbol duration is sufficiently long that no sophisticated equalization techniques are required to eliminate the effects of inter-symbol interference which would otherwise cause significant reception complications. Periodic pilot symbols embedded in every transmitted burst are used so the receiver can synchronize and obtain an estimate of the radio channel impulse response. Differential delays up to 24 microseconds are accommodated.

         The coding of the speech traffic information for the radio channel is accomplished as follows. Blocks of 30 msec (6:1 iDEN) or 15 msec (3:1 iDEN) speech represented by coded samples are speech coded by the VSELP encoder. Redundancy is added to the most important bits by means of a trellis code.

         The types of channel coding used for the radio path are optimized for the particular traffic (aside from speech) or control signaling. For error control over the faded radio channel, a combination of block coding (providing error detection and correction) and trellis coding is used.

1.1.10   RADIO SYSTEM ISSUES AND CONTROL FUNCTIONS

         1.1.10.1 HANDOVER FOR TELEPHONE INTERCONNECT

         Handover allows for maintaining the link quality for user connections, minimizing interference, and managing traffic distributions. The mobile assisted technique is accurate and fast.

         Measurements which feed the handover decision algorithm are made at both ends of the radio link. MS unit measurements are signaled to the base where the determination for handover is ultimately made. EBTS measurements, which are available to the handover algorithm, involve only the uplink communication path.


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         1.1.10.2 POWER CONTROL

         Transmitter power control is employed for the MS. The key purpose is to control interference, but in the case of handportables, reducing the power serves further to extend the battery life.

         1.1.10.3 DTX (DISCONTINUOUS TRANSMIT)

         The System allows use of DTx of speech using a voice activity detector.

         1.1.10.4 DRX (DISCONTINUOUS RECEIVE)

         Discontinuous receive is a group paging technique whereby the MS is not required to be in a continuously active receive mode to detect pages and control signaling information. This feature is only supported when an MS is configured as an interconnect only unit.

         1.1.10.5 LOGICAL CHANNELS AND FUNCTIONAL LAYERING

         The functional layering of the System is partially based on the seven layer model for open systems interconnection suggested by the ISO. Each layer performs a specific set of functions that are isolated and enhances those performed by the lower layers. This philosophy facilitates a modular approach to implementation. The functions occurring at one layer have only limited interaction with those at another.

         Layer 1 consists of the physical channel layer and is concerned with transmitting and receiving coded information symbols over the radio link. Layer 1 provides for the basic TDM frame structure. Layer 2 provides for the multiplexing and de-multiplexing of the multiple and diverse types of logical channels that are required (e.g. traffic, signaling, synchronization, control channels, etc.). Finally, Layer 3 provides for the three major management functions - radio resource management (paging, assignments, handover, measurement reports, etc.), the mobility management (authorization, location updating, MS unit attach/detach, periodic registration, identification confidentiality, etc., and call management (control, supplementary services, DTMF, short message data, etc.)

         1.1.10.6 TIMING ADJUSTMENT

         Due to the short duration of the TDMA bursts (15 msec.), a closed loop mechanism for providing timing correction for the MS unit is provided to minimize the guard time needed between bursts.

         1.1.10.7 SYNCHRONIZATION

         Synchronization is a key feature for the System. By design, all frequencies and times are locked to a high stability reference. The time reference is locked to a system-wide standard. The frequency reference is provided with Site standards. MS units lock to a reference transmitted from the base.


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1.1.11   QUALITY AND MAINTENANCE FEATURES

         o Board level self diagnostics.

         o A variety of alarms and indicators throughout the equipment.

         o The use of self calibrating subsystems, including PA.

         o Circuit designs that do not require tuning and are immune to drift (e.g., direct digital synthesis for the modulation, etc.).

         o The use of remotely and software controllable parameters, including transmitter power.

1.2      CALL PROCESSING "INTERCONNECT"

1.2.1    GENERAL

         The iDEN System allows MSs to travel freely throughout the total service area and originate or receive interconnect calls without regard to their current location. The System tracks each subscriber unit's location and can route calls to it.

         The subsequent sections will delineate some of the internal (not visible to a user) steps involved in a typical interconnect call. The specific MS services are described in subsequent sections.

1.2.2    MS UNIT TO LAND CALL

         There are several variations of the call set up process. An example follows:

         An integrated interconnect/dispatch MS initiates a telephone call by selecting a "phone mode", entering digits and pressing the "send" key. The EBTS receives the request on a control channel and passes it to the controlling BSC which then passes it to the MSC. The MSC marks the unit "busy" and initiates an authentication sequence. The MSC sends a random number to the MS and requests a result to be produced by the MS unit by multiplying the number with its internal authentication key. The result is then compared with the result produced by the HLR using the authentication key assigned to the unit and stored in the MSC. The MSC sends a call request to the PSTN which must return a "call proceeding" indicator. The MSC assigns a terrestrial channel (i.e. trunk), and the BSC cross-connects the terrestrial channel with a newly assigned RF traffic channel (i.e., voice channel). Upon receiving an "alerting" message from the PSTN, the MSC Switch sends (via BSC, EBTS, control channel) an "alerting" message to the initiating MS. Once an answer signal is received from the PSTN, the MSC sends a "connect" message to the MS causing it to switch to the assigned voice channel and enter a conversation state.

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1.2.3    LAND CALL TO MS UNIT

         There are several variations of the call set up process. An example follows: A land to MS unit call is essentially inverse to the MS unit to land call process described in the previous section. The principal difference is that the MSC must locate a mobile MS unit which may be traveling through the MSC service area or has roamed away to a service area of another MSC. This is accomplished by the MSC accessing the VLR to determine the MS unit location and if necessary the HLR. The location of the MS unit is only known down to a LA. The MSC, which controls the LA, requests the BSC to distribute "pages" to all the cells that belong to that LA. Upon receiving a "page" response, the call proceeds similarly to the MS unit to Land call.

1.2.4    MS UNIT TO MS UNIT

         This call is seen by the initiating MS unit as a MS unit to land call and by the target MS unit as a land to MS call. The FNE can route the call through the PSTN and would, in that case, also treat this scenario as two calls. The call may be contained within the MSC. A provision is made in the system such that mobile to mobile calls both inter and intra-iDEN System, are not double-transcoded (i.e. not converted from VSELP to PCM to VSELP). Inter-system calls must be routed via digital links to maintain this feature.

1.2.5    SYSTEM TO SYSTEM HANDOVER

         The System supports handover between cells, between LAs, and between iDEN systems. For Inter-MSC handovers to occur, additional dedicated trunks and MSC equipment must be purchased to connect the MSCs. The inter-system handover is facilitated in the MSC. When it is determined through RF metrics, that a handover is required and it is determined that this handover is required across MSC boundaries, the current MSC and the destination MSC begins a process of negotiating an inter-MSC call set-up through dedicated trunks that exist between the MSCs.

         The following scenario is executed to perform inter-MSC handovers:

         o The current MSC (the MSC that is initially handling the call) establishes a call set-up session with the adjacent MSC by signaling over dedicated trunks between the MSCs.

         o The destination MSC sets up a terrestrial circuit to the appropriate EBTS which allocates a channel for the MS that requires handover.

         o Trunks for speech are set-up between the switches.

         o Once a stable path is set-up on the new MSC, the MS is directed to switch to the new site's frequency, and the call continues uninterrupted.

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         o The terrestrial path to the original EBTS is broken.

         The call now continues through the original PSTN circuit to the original MSC and through a dedicated trunk to the new MSC.

1.2.6    DISCONNECT

         Upon receiving a call disconnect message from either a mobile or land subscriber unit, the MSC records the disconnect time in the call record, in addition to the previously recorded answer time, and initiates a disconnect sequence to release the utilized resources (e.g., voice channel, trunks). The call record which contains pertinent information such as called number, call time and duration is saved in a data base to be used for billing purposes.

1.3      CALL PROCESSING "DISPATCH"

1.3.1    GENERAL

         The System allows a MS to travel freely throughout the total service area and originate or receive dispatch calls without regard to its current location. The System tracks the unit's location.

         The System allows MSs to make calls directed to a single MS unit radio or calls directed to a group of members. In a multi-cell System a single time slot will be used in any omni-cell or sector-cell for a call whether there are one or several members of the group in that sector-cell. Initially no channel will be used in a cell or sector-cell unless there are members of the group called present.

         The subsequent sections will delineate some of the internal (not visible to a user) steps involved in a typical dispatch call.

1.3.2    LOCATION AREAS (LA)

         A LA is defined by the location area ID (LAI). A LAI determines which sector-cells are part of the LA. A sector-cell declares to the monitoring MS units that it is a member of a LA by broadcasting its support of the indicated LAI. A given sector-cell will generally belong to multiple LAs, and, therefore, it will broadcast support of multiple LAIs. A MS registers on a given sector-cell with a LA. The result is that the MS radio may move freely among the sector-cells supporting the LAI with which it registered without the need of a new registration. The Location Area update procedure of a DS is the same as that of a MS.

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1.3.3    MS TO DS CALLS

         An MS unit may contact its base (generally a dispatcher) via a private call.

         To place a private call to the dispatcher, the MS first selects the Private Call radio mode. If the initiating MS unit radio is capable of targeting different MSs, the MS unit then selects the base as the desired target. The MS unit then initiates the call processing by pressing the PTT. The MS unit radio sends the request to the DAP for processing via the control channel. The DAP equipment then validates the requester, the request, and the target. After validation, the DAP locates the target unit and reserves a channel for the initiator and target (queue and callback if required). If the initiator and target happen to be on the same sector-cell, only one channel is reserved. When the necessary resources are available, the call is granted and the initiator's audio would be passed to the DS. After the initiator releases the PTT, the call is held for the call hang time period in anticipation of a response. Within the hang time, a response from the DS or further transmission request from the initiating MS unit is granted using the same resources. The expiration of the call hang time following the last transmission then triggers the call tear down procedure. The call hang timer is reset by each new transmission.

1.3.4    DS TO MS CALLS

         The procedure for a DS unit to reach another MS unit individually is similar to that set forth in the previous section. However, the DS is able to select from more than one potential target. Therefore, the target selection step is not optional. The process of locating the target MS in this case is the same as that described above in section 1.1.3.3.

1.3.5    MS TO MS CALLS

         This scenario is a duplication of the previous base to MS unit scenario.

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1.3.6    GROUP CALLS

         If authorized, either a DS or MS may place a call to its group. Assuming the MS radio is in its default operating mode of group call, the initiating MS starts the call simply by pressing the PTT. The request will be forwarded to the DAP for processing. The DAP will then send a location request to each mobile/portable MS radio which is a member of the target MS group (including the initiator and the assigned fixed location DS unit). The location requests are targeted to the respective LA. If there happens to be more than one MS unit registered to a given LA, only one location request is sent to that LA. Further, since a sector-cell generally belongs to more than one location area, only one request is sent to each sector-cell. For reliable delivery, a request is repeated on the RF channel several times. Upon reception of the request the targeted MSs would return a location response. The DAP delays the processing of the call for a short period to allow for these location responses. The DAP then allocates channel resources, queuing with Call Back if necessary. When the channel resources for the initiator and at least one target become available, the DAP continues the call processing by granting the channels and setting the audio route from the initiator to those members of the group that have resources. After PTT release, the DAP maintains the channel for the duration of the call hang time. A request within that time by any one of the group members will cause the DAP to adjust the audio routing for the new transmission. The expiration of the call hang timer then triggers the call disconnect procedures.

1.4      INTERCONNECT CALL HANDOVER AND DISPATCH CALL RECONNECT

1.4.1    INTERCONNECT CALL HANDOVER

         During an interconnect call, there is continuous monitoring of the RF link quality in order to determine the need and possible target Sites for handover. Handover is directed by the MSC or BSC, but with the aid of measurements made by the MS. The MS periodically reports these measurements to the EBTS.

         Prior to being involved in a call, the MS determines the frequencies being utilized in the adjacent cells. At the initiation of a call the MS will already have quality metrics for those cells.

         Once a call is established, the MS monitors the channel quality for the assigned cell on the assigned bearer channel. In addition, the MS monitors the quality metrics for the adjacent cells. The assigned and best alternates are reported to the BSC. The EBTS equipment will likewise, and on an ongoing basis, measure the uplink channel quality of the assigned channel as well as the noise and interference levels of potential alternative bearer channels. The BSC or MSC will determine when and to which cell to handover the call. The handover command is sent to the MS, which then switches to the newly assigned bearer channel to complete the handover sequence.

         MS unit assisted handover does not require the use of scanning receivers at the base station and offers improved performance over systems driven by scanning receivers alone.

1.4.2    DISPATCH CALL RECONNECT

         In lieu of the interconnect type of handover, call reconnection is supported for dispatch traffic. Call reconnection is the dispatch process which allows an MS to be automatically reconnected to an ongoing dispatch call (i.e. group and private) after the MS switches to a new cell (coverage area). The reconnection process is a best effort attempt assuming that the new cell is within the coverage areas associated with a Service Area that is part of the call.

1.5      ADVANCED MODULATION TECHNOLOGY AND FCC COMPLIANCE ISSUES

         The System design utilizes digital modulation technique which, when combined with TDMA and VSELP speech coding, conveys six (6) channels in a single 25 kHz channel in the 800 MHz Land Mobile Band (LMB). (These channels may be assigned to interconnect calls in pairs). As reflected by FIGURE 1-3 FCC MASK PICTURE, the modulation technique conforms to the digital emission mask specified in the FCC rules, Section 90.209(g). Wide band transmitter spurious emissions also meet the specifications listed in Section 90.

         Motorola has done extensive simulation to quantify the effects interference caused to a digital iDEN by a co-channel analog SMR. It is Motorola's recommendation that a 55 mile separation is necessary to theoretically achieve a 19 dB advantage to a 100 watt, 200 foot iDEN Site that is co-channel with a 500 watt, 500 foot SMR Site.

         [GRAPHIC OMITTED]

         FIGURE 1-3 FCC MASK PICTURE

1.6      ID MANAGEMENT PLAN

         Each MS is manufactured with a unique IMEI (International Mobile Equipment Identity). The MS software can read the IMEI which can be used to identify the unit uniquely over the RF to the DAP equipment. Motorola will cooperate with other vendors to coordinate the assignment of ranges of serial numbers to selected qualified and licensed vendors. The MS unit will supply this serial number over the air as needed. Other temporary IDs will be assigned subsequently for various purposes by the MSC.

         To support the authentication process, each MS unit is assigned an authentication key which is stored only in the MS and at the authentication center. The HLR generates a random number that is input to an authentication algorithm along with the authentication key. The algorithm produces a new number called the signed response. To authenticate an MS unit, the random number is sent to the MS. The mobile, if it is a valid one, executes the same authentication algorithm and produces the same signed response that is sent back on the signaling channel. Producing the same signed response from the same random number proves the authenticity of the MS unit.

         For Telephone Interconnect: authentication takes place when an MS powers on and initiates a call, or when it travels from one telephone location area to another telephone location area.

         For Dispatch: authentication takes place when an MS powers on or when it moves from one dispatch location area to another.

2.       FIXED NETWORK EQUIPMENT DESCRIPTION

         The System as shown in Figure 2-1 MOTOROLA iDEN PRODUCT below shows a high-level functional block diagram of the architecture.

         Note: Equipment configuration diagrams are provided as examples only.
               Actual diagrams will be provided in various equipment manuals and other documentation.

         [GRAPHIC OMITTED]

         FIGURE 2-1 MOTOROLA ESMR PRODUCT

2.1      MSC/HLR PRODUCT OVERVIEW

2.1.1    MSC/VLR

         The MSC is a member of the Northern Telecom DMS switching family which all share the same basic architecture for both hardware and software. The DMS switching family includes local, trunk and international PSTN exchanges.

         [GRAPHIC OMITTED]

         FIGURE 2-2 DMS ARCHITECTURE

         2.1.1.1  DMS ARCHITECTURE:

         o DMS-CORE is the central computing module of the DMS. It uses Motorola semiconductor technology and supports up to 240M bytes of memory to provide a powerful computing module. DMS-Core uses a duplicated architecture with two planes running in synchronous matched, lock step operation to provide extremely high reliability levels. The same computing modules used for DMS-Core are replicated to provide Application Processors and File Processors.

         o DMS-BUS is a duplicated, high capacity, low delay messaging subsystem (128 MBits/sec for 125,000 messages/second with less than 100 microsecond delay). It provides connectivity between the multiple computing modules, the signaling interfaces, the switching matrices and peripherals via fibre links.

         o AVAILABLE BILLING SERVER in conjunction with the layered software architecture allows distribution of billing application software to a file processor.

         o LINK PERIPHERAL PROCESSORS (LPPS) provide a platform for support of up to 400 signaling processors that support protocol intensive network interfaces such as CCS/SS7(ANSI), CCS/C7(CCITT), 'A' interface BSSMAP lower layer protocols, and Ethernet.

         o The SWITCHING MATRIX within the DMS-MSC is the Enhanced Network
           (ENET). This is a single stage, fully non-blocking, n x 64 KBit/s switching fabric supporting up to 64k channels per cabinet and up to 128k channels maximum.

         o DIGITAL TRUNK CONTROLLER (DTCS) are used to interface T1/E1 digital carriers. Twenty T1 digital or 16 E1 carriers may terminate on each DTC (480 DS0/timeslots). The DTC provides the physical termination for the 'A' interfaces, and all voice trunking.

         2.1.1.2  MSC FUNCTIONAL ARCHITECTURE

         iDEN Mobile Services switching Center (MSC) supports three distinct interfaces to the host network or other external systems. These interfaces are:

         o The 'A' INTERFACE, providing linkage to Base Site Controller's (BSCs) for Mobile Stations' interconnect activity.

         o The MOBILE APPLICATION PART (MAP) Interface, permitting mobility information to be transferred between network level components (Location Registers and MSCs).

         o The PSTN INTERFACE, which provides connectivity to the PSTN.

         Connectivity with System BSCs, MSCs, PSTN and other PLMNs is via T1/E1 interfaces connected to the DTCs. These peripherals support both the telephony traffic and the 'A' Interface signaling channel. The signaling channels are routed through the switching matrix to an 'A' Interface LIU in a LPP. This signaling processor handles all of the 'A' Interface protocol processing and communicates with DMS-Core, for network updates and mobile call processing via the DMS-Bus. Signaling between the MSC and other MSCs, HLRs and the PSTN for network updates and telephony call control are via the CCS/C7 (CCITT) LIUs also located in the LPPs.

         2.1.1.3 SOFTWARE STRUCTURE

         The DMS-100 family software has a highly modular structure with narrow, well-defined interfaces among modules. The module interfaces are designed around basic operating system functions (scheduling tasks or store allocations), the basic call processing functions, the features required and the hardware supported.

         Basic modules, held in a common library, can be classified into several layers that are used to build up an office. The main layers are the operating system, the call processing utilities, and the call processing options. The call processing options do not provide direct interfaces for other modules to call. They are specifically designed with no references to them, so that they can be independently selected as options for any given office. When loaded, they make themselves known to the rest of the System. The term "agency" is used for these call processing options. Typically an agency deals with a specific set of call processing features and the terminals (lines or trunks) to which they apply.

         The modular design concept of the DMS-MSC enables hardware components to be extended to meet future requirements. In the event of traffic growth, the processing capability of the MSC can easily be expanded via faster CPU and memory extensions.

         Extensions can be classified as either core or peripheral interface. Core extensions cover processor, memory and the switching network.

         2.1.1.4  VLR (VISITED LOCATION REGISTER)

         The VLR is implemented completely in software within its corresponding MSC, and is currently not separable. This arrangement of having the VLR co-resident in memory with the MSC permits very quick updates and access to the subscriber data, thereby reducing the overall processing load on the System, improving MSC capacity and minimizing call set-up time.

         The VLR queries other network components (VLRs and HLRs) for information, when necessary to complete its own processing. These queries include location updates, authentication requests, and other events where the required data is not immediately available.

         The contents of the VLR closely match those of the HLR, but include additional information specific to the handling of the mobile subscribers, such as TMSI's, handover numbers and feature status.

         While the VLR has an appearance in the DMS table control system for software upgrade and System recovery purposes, it is not normally manipulated externally; additions and changes to its contents are handled by the System itself. Certain sensitive pieces of information, such as authentication and ciphering data, are not made visible to ensure security of the data.

         Communication between the VLR and other external network components (HLRs and VLRs) is accomplished through the MAP (Mobile Application
         Part) protocol.


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

2.1.2    HOME LOCATION REGISTER (HLR)

         The principle function of the HLR is to provide a central repository for the mobile subscriber information required by the network together with facilities for communications with the other network entities. On smaller Systems the HLR may be initially integrated inside the MSC. All subscribers have the following types of information associated with them:

         o MS Operational Information

                  Identification, numbering and authentication.

         o MS Subscription Information

                  Indication of the selected basic and supplementary services available to the subscriber together with any options relating to those services.

         o MS Service Registration and Activation Information

                  Indication of which services are currently selected by the subscriber together with qualifying parameters.

         o MS Location Information

                  Indication of the subscribers current location with respect to the network.

         The HLR maintains this information within its database and provides services through which other network entities may access it.

         The HLR is connected to the network through CCS/C7(CCITT) links to the VLRs and MSCs. The information is transferred as CCS/C7(CCITT) application layer messages.

         The information within the HLR is classified as either permanent data or temporary data: permanent data is updated by the service provider through the use of Customer supplied Administrative Data Center (ADC) functions; temporary data is updated in real-time from the network. MS operational information and subscription information is an example of permanent data, whereas location information is an example of temporary data.

         2.1.2.1  HLR ARCHITECTURE

         The DMS-HLR is based on the hardware components of the DMS as shown below. The ADC (Administrative Data Center) is an external component and not part of the platform.

         [GRAPHIC OMITTED]

         FIGURE 2-3 DMS-HLR HARDWARE

         THE BASE is comprised of the DMS-CORE, DMS-BUS, I/O Controller (IOC), the SLM II disk, the Office Alarms Unit (OAU) and a network module. The DMS-CORE provides centralized HLR and CCS/C7(CCITT) maintenance; the DMS-BUS provides the messaging medium between processors (e.g. LIUs and FPs); the IOC provides the MAP terminals to maintain the DMS-HLR node and printers for OM log reporting, and the ADC interface; the SLM II disk provides storage for the DMS-HLR software load and datafill; the OAU provides the audible and visual alarm reporting; the network module connects the OAU to the System.

         THE CORE holds the HLR application databases, implements the query processing functions for one or more HLR applications, and provides access to HLR data for update and administration purposes. Non-volatile storage of the HLR data is provided via image capture on the SLM II disk.

         LIUS which implement MTP layers 1, 2 and 3 and the SCCP layer of the CCS/C7(CCITT) protocol. LIUs are also part of the DMS STP product.

         LPPS which house the LIUs.

         2.1.2.2 AUC (AUTHENTICATION CENTER)

         The AUC contains subscriber authentication keys (Ki) and generates security related parameters.

         During normal operation, the VLR will interrogate the AUC, via the HLR, for authentication and ciphering information. When requested, the AUC generates and sends a set of authentication parameters and ciphering vectors for forwarding back to the VLR.

         The AUC is implemented as a separate entity in software within the HLR, but it is not deployable separately.

2.1.3    SERVICE DESCRIPTION

         The following is a description of interfaces and services of the MSC and HLR.

         2.1.3.1  "A" INTERFACE MODIFICATIONS

         Modifications to the GSM A interface are implemented to support the System radio requirements. These include change in message formatting and the inclusion of additional parameters in handover messaging.

         2.1.3.2  IDEN AUTHENTICATION ALGORITHM

         The DMS-HLR contains an AUC, which generates security-related parameters. These are used to ensure that only authorized mobile subscribers have access to the network. An iDEN specific authentication algorithm is implemented in the AUC. The AUC also maintains the confidentiality of the subscriber authentication key Ki.

         The authentication procedure is always initiated and controlled by the network.

         2.1.3.3  THIS SECTION REMOVED INTENTIONALLY.

         2.1.3.4  THIS SECTION REMOVED INTENTIONALLY.

         2.1.3.5  CALL WAITING

         Call Waiting permits a mobile subscriber to be notified of an incoming call (as per basic call procedures) while the traffic channel is not available for the incoming call. Subsequently, the subscriber can either accept, reject, or ignore the incoming call.

         2.1.3.6  CALL FORWARDING (UNCONDITIONAL)

         Call Forward Unconditional allows the called subscriber to have the network divert all incoming calls addressed to the called mobile subscriber's directory number (DN) to another DN. Once Call Forwarding is activated, all incoming calls are forwarded no matter what the condition of the termination. Unconditional Call Forwarding overrides all other types of Call Forwarding. Registration of Call Forwarding can be accomplished either by the service provider or through the use of a control procedure by the subscriber.

         2.1.3.7  NO ANSWER TRANSFER

         Allows the called mobile subscriber to have the network divert all incoming calls addressed to the called mobile subscriber's DN, but which are not answered, to another DN. The ability of the subscriber to originate calls is not affected. Once Call Forward No Reply is activated, all incoming calls that meet Call Forward No Reply criteria are forwarded.

         2.1.3.8  BUSY TRANSFER

         Allows the called mobile subscriber to have the network divert all incoming calls addressed to the called mobile subscriber's DN, which meet Mobile Subscriber Busy criteria, to another DN. The ability of the subscriber to originate calls is not affected. Once activated, all incoming calls that meet Mobile Subscriber Busy criteria are forwarded.

         2.1.3.9  CALL HOLD

         This allows the mobile subscriber to place an active call on hold or retrieve a currently held call.

         2.1.3.10 INCOMING CALLS ONLY

         This is based on barring all outgoing calls. It gives the subscriber the ability to deny any outgoing call set-up, except emergency calls.

         2.1.3.11 CALL BARRING OUTGOING INTERNATIONAL CALLS

         Barring All Outgoing International Calls (BOIC) provides the subscriber with the ability to deny outgoing call set-up to international numbers.

         2.1.3.12 SOURCE DIRECTED ROUTING

         The ability to translate and route mobile originated calls based on cell of origination.

         2.1.3.13 THIS SECTION REMOVED INTENTIONALLY.

         2.1.3.14 LEAST COST (TIME OF DAY) ROUTING

         The Time of Day (TOD) Routing feature allows or denies route choices based on time of day. The times can be set according to the rate schedules of the carriers accessible to the user. The changeovers also can be varied based on the day of week and day of year, to account for weekends and holidays.

         The TOD system allows for changeovers to be specified for up to 16 time ranges. Different results can be defined for any day, or set of days on a weekly basis, or for any specific day of the year.

         2.1.3.15 ALTERNATE ROUTING

         If no idle trunk is available in a selected trunk group, the System advances to the next route choice. If the end of the list is reached and no idle trunk is found, the software controlling the call selects the appropriate treatment code, and translation proceeds to the treatment table.

         2.1.3.16 THIS SECTION REMOVED INTENTIONALLY.

         2.1.3.17 R2 SIGNALING INTO THE PSTN

         MFCR2 (Multifrequency Compelled Register) Signaling can be supported, depending on the specific in-country signaling implementation. Details on this signaling must be provided by the Customer in order for a firm switch quote to be provided.

         2.1.3.18 VOICE MAIL INTERFACE (R2)

         This allows the mobile subscribers to redirect an incoming call using call forwarding capabilities to an optional voice mail service via an R2 Interface (trunk). The mobile subscriber can dial the voice mail service directory number to retrieve the subscriber's voice messages. Details on the specific signaling must be provided to Motorola for a firm quote.

         2.1.3.19 INTRA-SYSTEM ROAMING (ROAMING WITHIN A SINGLE MSC)

         The System tracks a unit's location so that calls can be routed to it. Interconnect calls require the current location of an MS. The System utilizes a LA concept. LA consists of a collection of cells. The mobile issues a location update request whenever there is a change in the LAI. The location update request is sent to the VLR that holds the current location of the MS.

         2.1.3.20 INTER-SYSTEM ROAMING (BETWEEN TWO MSCS ON THE SAME NETWORK)

         The ability to travel freely throughout the single service area and originate or receive calls without regard to its current location can be extended to allow MS's to travel from one service area to another.

         The System will use a service area concept and a VLR in addition to the LA. The location request update is sent to the VLR that issues a TMSI for the MS allowing it to originate calls. Then the VLR sends an update to the HLR associated with the MS. Subsequently, the HLR will route all MS terminated calls to the current VLR allowing it to receive calls.

         2.1.3.21 OVERDIAL (DTMF)

         DTMF is an inband, one out of four plus one out of four, signaling system primarily used from the terminal instruments in telecommunications networks. The use of DTMF is only permitted during an active call and is disabled in all other phases.

         The MS generated DTMF overdial digits, which arrive from the MS as signaling messages, must be regenerated by the MSC so that the MS is capable of accessing the "touch tone" (DTMF) driven services such as banking, voice mail systems and others. External DTMF overdial devices are not supported.

         2.1.3.22 TRAFFIC DATA (OPERATIONAL MEASUREMENTS)

         These measurements/pegs are subject to change with each software release as new features and System enhancements are added to the System. Documentation for OMs is provided in the Northern Telecom Practices (NTPs) in CD ROM.

         2.1.3.23 SHORT MESSAGE SERVICE (SMS)

         SMS (Message-Mail(TM)) is a feature of the System that facilitates delivery of short messages of up to 140 characters to an MS from several sources. These sources, called short message entities, include operator entry of alpha-numeric messages, numeric messages through DTMF-IVR digit collection from PSTN, and voice mail indication from a connected voice mail system.

         A distinguishing feature of SMS is the storing and forwarding of messages to MSs. If the messages cannot be delivered, the SMS-SC stores the message for delivery when the MS becomes available to the system.

         To add SMS to the iDEN system requires the addition of a Short Message Service Center (SMS-SC) and additional software to the MSC to interface and interwork with the SMS-SC. These are additional-cost items.

         2.1.3.24 ROUTING TO PSTN OPERATOR

         The capability to route various type calls to a trunk terminating to a PSTN operator will be via standard translations. The MSC will not have mobile operator position system capability.

         2.1.3.25 AUTO MESSAGE ACCOUNTING

         The MSC collects a full set of call record information. This information can be archived using a standard 9 track magnetic tape supplied with the MSC. These tapes can then be sent to a separate billing system. The MSC may optionally provide on-line transfer of billing information by using a standard FTAM. This eliminates the need for transferring tapes to the billing center and facilities programmed periodic automatic transfer of billing information.

         2.1.3.26 DATA SERVICES

         System Data Services using Interworking Function (IWF) are available. These support Group 3 fax and asyncronous data. The MSC contains call control and routing functions for data and fax services. The services that are supported are Non-Transparent Async Data and Non-Transparent Fax. The addition of IWF requires the purchase of IWF hardware at additional cost. The MSC software to support IWF functionality must be purchased as part of the IWF Hardware package.

         2.1.3.27 NEAR REAL TIME BILLING

         This near real time data transfer feature allows billing records to be sent to the billing center as soon as the records are formatted and written to disk. This capability enables the billing center to generate billing records shortly after the calls terminate. To incorporate this feature, a billing server must be purchased at additional cost.

         2.1.3.28 CLASS-OF-SERVICE (OPTIONAL)

         DMS-MSC/HLR subscribers are partitioned into various customer groups at provisioning time. The customer group ID given to a subscriber community logically relates and uniquely identifies uniform and group specific services. NCOS in the DMS allows further service differentiation within a customer group. There are a maximum of 256 NCOS per subscriber group that can define originating and terminating restrictions on a subscriber basis. The combination of customer group IDs and NCOS allows the control of services for a class of subscribers. For example, they can be used initially for restricting a group of subscribers from making calls to a particular exchange.

         To add Class-of-Service to the iDEN System requires purchase of the software feature.

         2.1.3.29 LOCAL CALLS ONLY

         A mobile subscriber that subscribes to Local Calls Only can make calls to those directory numbers in the target area that the network has designated as local.

         2.1.3.30 INTER-MSC HANDOVER

         Inter-MSC handover occurs when a subscriber moves into a new MSC area. A terrestrial connection is set up to the new MSC, and the radio resource is switched to the new BSC on the new MSC.

         2.1.3.31 THREE PARTY CALLING

         This service provides MS the ability to have three party call, i.e., simultaneous communication with two additional parties. In order for a user to activate a three-party service, the user must have: (1) one active call; (2) one call on hold, and (3) both calls must have been answered. In this situation, the served mobile subscriber can request the network to begin the three party service.

         2.1.3.32 DIGITAL CROSSCONNECT SYSTEM (DCS)

         The DCS may be used as the BSC Site interface to EBTS. DCS requirements are explained in greater detail in Section 1.1.6 of the Exhibit.

         2.1.3.33 ADDING SYSTEM FEATURES

         For reliability, both the MSC and the HLR have duplicated control component elements that operate synchronously, and duplicated messaging component elements that operate in a load-sharing mode. This duplication offers hardware fault protection, as well as the ability to carry out office extensions and software updates without disrupting service.

         Batch Change Supplement (BCS) is Northern Telecom's means of enhancing existing features and adding new features to the DMS-MSC and DMS-HLR. The following is an explanation of Northern Telecom's software update procedures that are followed after Customer requests such an update:

         o Customer is notified of the proposed BCS application schedule.

         o Each office scheduled for a BCS application is polled approximately 7 weeks prior to the software delivery date. The BCS polling group first contacts Customer to request permission to poll the office, and then dials via remote modem into the MSC/HLR to begin the polling session. Memory usage and current BCS levels are verified on the MSC/HLR. The polling also contains information on the hardware configuration and subscriber database. This information is used by various hardware and software engineering groups who build and deliver the new BCS load.

         o The polling is used to determine any BCS gating hardware requirements. An example of gating hardware is additional memory requirements, or updated circuit packs. After engineering has evaluated the hardware configuration, any required gating hardware is sent to Site, and is installed in the System for at least 12 days. These 12 days are called the "soak period" during which this new hardware is monitored for stability. Any hardware that becomes defective within the soak period is replaced and must operate a minimum of 72 hours without a fault prior to the BCS application. If there is insufficient time to allow for a 72-hour period, the application will be rescheduled by NTI.

           This 12-day soak rule decreases the likelihood that the software upgrade will be impacted or unsuccessful due to faulty or unstable hardware in the office.

         o Pre-production activities are performed immediately prior to building or producing the new BCS load. These activities include:

           - Verification of the job feature database. Confirm the software packages ordered by Customer are included in the database, and all software interdependencies are met.

           - Ship documentation to Site (includes Northern Telecom Practices
             (NTPs) for the particular BCS load).

         o Production of the software load (load build). Load build is a series of procedures that merge base-level software (general software packages common to all offices) with optionally ordered features into a customized un-datafilled software load.

         o The software delivery process involves moving the office-specific data from the old BCS load to the new BCS load, prior to applying the new load to Customer's MSC.

           After the data has been verified, the application process is started. The new BCS load is first added into the inactive side of the CPU. Once the inactive side is loaded, an activity command is used to bring the System on-line with the new software load. By using this method, new software can be added to the System without affecting service.

2.1.4    NORTHERN TELECOM DMS-MSC

         The Northern Telecom DMS-MSC(TM) is based on the Northern Telecom DMS Family of switching products.

         2.1.4.1  DMS-MSC ELECTRICAL/ENVIRONMENTAL CHARACTERISTICS


          ----------------------------------------------------------------------
          Nominal Voltage                        -48 v DC
          ----------------------------------------------------------------------
          Temperature                            10 -30 degrees C
          ----------------------------------------------------------------------
          Humidity                               20 -55% relative humidity
          ----------------------------------------------------------------------

         2.1.4.2 HLR (HOME LOCATION REGISTER)

         The HLR is based on a fault tolerant hardware platform.

                  HLR ELECTRICAL/ENVIRONMENTAL CHARACTERISTICS

           ---------------------------------------------------------------------
           Nominal Voltage                        -48 v DC
           ---------------------------------------------------------------------
           Temperature                            10 - 30 degrees C
           ---------------------------------------------------------------------
           Humidity                               20 - 55% relative humidity
           ---------------------------------------------------------------------

2.2      XCDR (VOICE TRANSCODER)

         The XCDR module is generally located at the MSC Site. Its function is to provide the transcoding between MS VSELP compressed audio and the 64 kB Pulse Code Modulation (PCM) utilized in the MSC and PSTN.

         The MSC provides the interface to the PSTN, therefore, VSELP compressed speech arriving from the BSC/EBTS needs to be converted to the Mu-law
         (T1)/A-law (E1) PCM format by the XCDR. Due to the delays inherent in packetized low rate speech, the MSC must provide the required degree of echo cancellation/suppression and noise masking to ensure audio quality. Communication links between the MS and the BSC/EBTS employ DTx which improves radio channel utilization and conserves the battery life of the handportable MS. The XCDR supports the DTx algorithm used by the MS, including noise masking of the silence intervals to ensure a more natural sounding speech. Voice packets may arrive at the XCDR with a variable delay. This occurs due to the BSC/EBTS internal packet processing. This delay is removed to provide an uninterrupted stream of PCM speech to the MSC.

         The BSC may be remotely located or co-located with the XCDR. Depending on traffic density, and if co-located, the BSC and the XCDR card cages may be housed in the same cabinet to form an integral BSC/CP/XCDR system or in separate cabinets to optimize trunking efficiency.

2.3      DAP (DISPATCH APPLICATIONS PROCESSOR)

         The DAP is a fault tolerant node responsible for the overall coordination and control of the dispatch communication services and support of the network operations related to MS units. The DAP has been optimized to support the rapid response time required for dispatch services. Up to four DAPs may be combined as one system for increased subscriber capacity. These services include typical dispatch calls with support for inter-Site calls when any target MS unit(s) is outside the coverage area of the call-initiating Site. The dispatch-type features included are:

         PRIVATE CALL (INDIVIDUAL DISPATCH CALL) -- An MS user can engage in a conversation with another MS user.

         TALK-GROUP CALL (FLEET DISPATCH CALL) -- An MS can engage in a conversation with a predefined group of MS users.

         SELECTED TALK-GROUP CALL (GROUP DISPATCH CALL) -- A dispatcher can communicate with a predefined group of MS users or dynamically select a subset of members based upon their current location (e.g. selected service area, selected local area, or wide area).

         In addition to the above basic features, the DAP will support the following:

         OVER-THE-AIR-PROGRAMMING -- All of the parameters necessary for defining a MS unit's essential operating parameters will be provided via an over-the-air protocol.

         PTT-ID -- The controller will optionally forward individual MS IDs to a properly equipped MS.

         CALL ALERT -- A MS user can send an alert message containing his ID to another MS registered on the System requesting him to call back.

         AFFILIATION -- A MS user can change its default groups and System to be used from a predefined list of choices.

         In order to support all the dispatch/MS unit network management services, the DAP must manage/request global-shareable System resources and track the state and location of dispatch units. The network management services include the resources managed locally by the DAP, the resources managed by the ACG and the MSCs themselves. This includes knowing if the unit is registered, where it is registered and providing it with the correct default groups. The following System features will provide the System with this information:

         AUTO-REGISTRATION -- A MS will indicate that it is coming into a new LA so it can continue operating at that area. The unit will be provided with the parameters necessary for operating in this LA.

         AUTO-DE-REGISTRATION -- A MS will indicate that it is leaving the current LA because of either powering-off or by roaming into another LA.

         Since the location data is needed for the telephone interconnect services and stored in the HLR/VLR data base, the DAP implements its own mobility tracking and uses a private data base (D-HLR) maintained by the DAP to track the locations needed for the dispatch services.

         The D-HLR keeps track of all the records necessary for the dispatch communication services. The database will include a MS unit access record for each unit to identify which features the unit is permitted to use. The database will also be used to indicate in which call a MS unit is currently involved so the DAP can correctly process conflicts that arise. In addition, records will be needed for dispatch talk-groups to determine which MSs make-up each of these groups.

         The DAP also collects air time usage information and performance statistics. This information is stored on a disk and provided to other systems as necessary (e.g., a billing computer).

2.4      MPS (METRO-PACKET-SWITCH)

         The MPS is a high-speed digital T1/E1 nodal processor for the System. This provides virtual circuit connectivity between various end node EBTS for dispatch traffic, and associated control information. A MPS may be expanded to form even wider area dispatching services.

         The MPS will communicate with end nodes, EBTS and the DAP, via a star configuration network. The MPS is the central switching node and is connected to each end node via one or more statically allocated DSO/timeslots. The MPS and end nodes will coordinate the exchange of information via industry standard based protocols. These protocols will provide for the multiplexing of both control and packetized voice over the shared DS0/timeslots.

         The MPS is configured to provide sophisticated network routing, resiliency, redundancy and cost effectiveness. When possible, it will provide fast network re-routing on circuit failure to maintain voice and control sessions. Faults will be indicated by local and network alarms. The MPS will have continuous diagnostics and can be configured to provide full hardware redundancy for all components.

2.5      OMC (OPERATIONS MAINTENANCE CENTER)

2.5.1    GENERAL

         The OMC is a centralized facility that supports the day to day management of the System and provides a database for long term network engineering and planning tools.

         The OMC manages the DAP, EBTS and BSC-CP/BSC-XCDR. The DMS-MSC and HLR will be remotely accessible through terminal emulation windows on the OMC. The DAP, EBTS and BSC-CP/BSC-XCDR have network management agents that support a hierarchical network management philosophy. The OMC supports the following network management applications functions:

         o Event/Alarm Management

         o Fault Management

         o Performance Management

         o Configuration Management

         o Security Management

         The Event/Alarm Management functions provide utilities to report and log alarms for the attention of the maintenance personnel at the OMC.

         The Fault Management functions of the OMC allow network devices to be manually or automatically removed from or restored to service. The status of the network devices can be checked from the OMC, and tests and diagnostics on various devices can be invoked. Diagnostic control can be invoked, for example, on the BSC, EBTS and other fixed network entities.

         The performance management functions include collecting traffic statistics from the various network entities and archiving them to disk for display or analysis.

         The OMC provides System change control for the software versions and configuration databases in the network entities. Software loads can be downloaded from the OMC to other network entities. The OMC keeps track of which network entities are running which versions of software. Software upgrades are coordinated from the OMC.

         The System configuration databases of the other network entities can also be downloaded. These databases change as the physical configuration of the network expands to accommodate growth. By using either OSI procedures to manipulate defined managed objects or by using a remote man-machine interface when objects are not defined, the data bases on other entities can be changed from the OMC. The OMC can also perform consistency checks on data bases in the other entities.

         The OMC network management application is built to run on the UNIX operating system which provides maximum flexibility in adapting new applications by providing an industry standard operating environment.

         The OMC security management function provides a secure environment for operating the network. It contains a password and authorization database which limit the functions each maintenance person can perform.

         An OMC MMI (Man-Machine Interface) is supplied for interacting with the Network Manager providing a user-friendly interface. The OMC has the ability to operate autonomously so that normally the Network Manager need only supervise the reported events and reactions of the network. The MMI control is provided through "X" terminals and provides facilities to enter commands and to display command responses and alarms. Multiple "X" terminals can be connected to the MMI to allow access through several locations. With this interface all equipment repair and replacement, all maintenance, recent change, troubleshooting and diagnostics, and System administration can be executed through a single focal point.

2.5.2.   OMC (OPERATIONS MAINTENANCE CENTER)

                  OMC ELECTRICAL/ENVIRONMENTAL CHARACTERISTICS

          ----------------------------------------------------------------------
          Voltage Range                  100 - 120V AC (uses an inverter
                                         for battery backup)
          ----------------------------------------------------------------------
          Temperature                    10 -38 degrees C
          ----------------------------------------------------------------------
          Humidity                       10 - 85% relative humidity
          ----------------------------------------------------------------------


              Note:  Other supply voltage options are available.

            OMC/MMI ELECTRICAL/ENVIRONMENTAL CHARACTERISTICS

           ---------------------------------------------------------------------
           Voltage Range                  90 - 132V AC
           ---------------------------------------------------------------------
           Temperature                    5 - 40 degrees C
           ---------------------------------------------------------------------
           Humidity                       10 - 80% relative humidity
           ---------------------------------------------------------------------


              Note:  Other supply voltage options are available.

2.6      THIS SECTION INTENTIONALLY BLANK. (FOR FUTURE USE)

2.7      BSC/CP/XCDR ARCHITECTURE

         [GRAPHIC OMITTED]

         FIGURE 2-4 BSC-CP BLOCK DIAGRAM

2.7.1    GENERAL DESCRIPTION

         The Motorola BSC-CP equipment provides the control and interface between the MSC and the EBTS. It is also a way of remoting some of this capability away from the MSC. The BSC can function as a remote concentration point to minimize recurring line costs. In addition, the BSC architecture provides a platform for the Speech Transcoder (XCDR). These functions are normally associated with the MSC. This flexibility is achieved by defining a set of common boards which are used throughout. A block diagram of the BSC-CP is shown in FIGURE 2-4 BSC-CP BLOCK DIAGRAM. A block diagram of the BSC-XCDR is shown in FIGURE 2-6 BSC-XCDR BLOCK DIAGRAM. This section describes the architecture and the modules used in these subsystems.

         [GRAPHIC OMITTED]

         FIGURE 2-5 BSC CABINET CONFIGURATION

         Two card cages are mounted in a 24 inch rack as depicted in FIGURE 2-5 BSC CABINET CONFIGURATION. Each card cage is powered by three load sharing DC power supplies operating from -48 VDC. Modules are interconnected using the microprocessor bus, the TDM bus and the Local Area Network. Control and communication functions are performed by the GPROC. System interfaces are based on the T1/E1 standard with extensive use of HDLC based data communications.

         A parallel TDM bus is used for voice and data traffic. The bus is fully redundant. It is controlled through the KSW which performs 64, 32 and 16 kbps time slot interchange functions.

         Local Area Network is based on IEEE 802.5 standard (Token Ring). It is used for communications between the GPROCs. It is also extendible between the card cages using the fiber-optic interface. The LAN is fully redundant.

         The MCAP bus is used by the GPROCs to control the extender boards. This bus is not extendible beyond the boundaries of a single digital board shelf.

         [GRAPHIC OMITTED]

         FIGURE 2-6 BSC-XCDR BLOCK DIAGRAM

2.7.2    BSC/CP/XCDR TECHNICAL SPECIFICATIONS

         Cabinet ratings shown in the chart below are common to the CP/XCDR components.

         -----------------------------------------------------------------------
                                         CABINET RATINGS
         -----------------------------------------------------------------------
         Size (inches)
         -----------------------------------------------------------------------
                             width                               28
         -----------------------------------------------------------------------
                             depth                               16
         -----------------------------------------------------------------------
                             height                              83
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         Weight (loaded)
         -----------------------------------------------------------------------
                               kg                                242
         -----------------------------------------------------------------------
                              lbs                                535
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         Power
         -----------------------------------------------------------------------
                             watts                              3,100
         -----------------------------------------------------------------------
                             BTU/hr                            11,000
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         Temperature(degree)C                                 0 to +50
         -----------------------------------------------------------------------
         Supply Voltage
         -----------------------------------------------------------------------
                            -48 VDC                        -40 to-75 volts
         -----------------------------------------------------------------------
         Supply Maximum Current
         -----------------------------------------------------------------------
                            -48 VDC                          30 amps DC
         -----------------------------------------------------------------------


2.8      ENHANCED BASE TRANSCEIVER SYSTEM

2.8.1    GENERAL DESCRIPTION

         The EBTS diagrammed in FIGURE 2-7 ENHANCED BASE TRANSCEIVER SYSTEM, provides radio communication link between the land network and the MS units. The base radios actually perform the communications with the MS units, sending both the control information and the compressed speech over a multiplexed radio channel. Each base radio handles one 25 kHz, in the 800 MHz Land-Mobile Band channel with 6 time slots. Therefore up to 6 conversations per frequency can take place at the same time. Some of the time slots are assigned for control data. These slots are also used for channel requests by the MS units and for paging the units from the network.

         [GRAPHIC OMITTED]

         FIGURE 2-7 ENHANCED BASE TRANSCEIVER SYSTEM

         Most of the control messages are originated at the ACG portion of the ISC which is the Site's "resource manager". The ACG keeps track of the available frequencies and the slots and assigns these resources to the MS units as necessary. The ISC communicates with the network over the T1/E1 lines. Compressed voice is sent out to be connected to the PSTN or for "one to many" duplication in the dispatch call. The ISC also communicates with operations and management computer and the subscriber authorization computers at the MSC. Two ISC units are needed to provide a fall back capability. A Local Area Network links the EBTS modules. Time synchronization and a common frequency standard are also provided within the ISC. The RF distribution system depends on the particular Site capability and is described in other sections of this document.

         This System provides a considerably more private grade of voice and data operation than currently available from the FM cellular systems and most FM trunking systems. This occurs because no commercially available monitor receivers for this type of modulation currently exist, and the difficulty with regard to building one represents a significant barrier. Some of the key difficulties include: handover tracking, VSELP decoding, authentication and linear demodulation. These features of the System effectively block most eavesdroppers. For these reasons many System operators may not require any additional security.

         [GRAPHIC OMITTED]

         FIGURE 2-8 STATION MECHANICS

         As reflected in FIGURE 2-8 STATION MECHANICS, EBTS functional modules are constructed as card cages which are 15 inches deep and mount in EIA standard 19 inch width rails. The BR is a 5U (Rack Unit =1.75") high card cage. The card cage contains the RF Power Amplifier, the receivers, the BRC, the power converter and the exciter.

2.8.2    BASE RADIO (BR)

         2.8.2.1 BASE RADIO CONTROLLER (BRC)

         This microprocessor based module shown in FIGURE 2-9 BASE RADIO BLOCK DIAGRAM, controls basic station functions including transmitter keying, operating frequency programming, data routing and fault management. The BRC connects three receivers (3 branch diversity) and one transmitter via the dedicated high speed digital links. This module contains two DSPs for performing advanced linear modulation and demodulation.

         [GRAPHIC OMITTED]

         FIGURE 2-9 BASE RADIO BLOCK DIAGRAM

         The BRC supports a local area network connection used to exchange radio channel data and base radio control messages with the ISC. Radio channel data includes compressed voice packets and user data such as telephone dialing commands. It also contains the control stream, which is used to perform such functions as handovers, System registration and unit paging.

         The BRC performs the real-time control of the three receivers and one transmitter. At the physical layer the BRC demodulates the digitized IF signals from the receivers into a bit stream by locking onto and tracking the received signals within the time slots. Three way diversity is used to combat the channel disturbances at this very high data rate. On the transmit side, the radio channel data and the pilot symbols are combined, and the output waveform is synthesized. At the data link layer, the BRC performs partitioning of the time slots used for multiplexing of 6 traffic channels onto one frequency resource. The BRC also performs error detection and correction using optimized procedures to handle voice and data. The outbound channels are always active even if no users are assigned to these channels. The BRC generates the idle pattern for these channels.

         The BRC supports network management functions. The BRC is capable of self-testing and conducting the diagnostic checks of transmitter, receiver and power converter modules. It also configures these modules on command or on power up. The BRC monitors the alarm conditions and routes the alarm messages to the ISC and the local serial port. A command set that supports access to the alarm information, run-time statistics and on-demand testing is used. The BRC software, except for the "boot" code, can be remotely updated.

         The BRC utilizes an external Site synchronization signal supplied by the time frequency reference. This signal is used to align the time division slots on different frequencies.

         2.8.2.2 INTEGRATED SITE CONTROLLER (ISC)

         The ISC is the Site controller and the communications gateway between an EBTS Site and the System's central network.

         The ACG is a functional portion of the ISC. The ACG relieves the BSC, DAP and MSC from the lower level Site control functions. It provides the isolation between the central network and the RF System implementation. Because most of the Site control functions are performed by the ACG, the number of messages to the MSC is decreased. This approach also results in the shortest call setup time and decreased link capacity requirements.

         The ISC controls the RF base radios via a LAN. The ISC communicates with higher levels of the network via a T1/E1 link. It communicates with the BSC/MSC for interconnect calls and the DAP for dispatch calls. For example, a "page" received from the controlling BSC is sent to the correct base radio, and an acknowledgment is returned to the originator BSC.

         In conjunction with the MS, the EBTS measures handover parameters. The EBTS/ACG handles intra Site handovers between sectors. For telephone interconnect handovers involving multiple Sites, the handover metrics are passed on to the upper layers of the network (BSC and/or MSC) from several Sites for evaluation and the handover decision.

         Additionally, the ACG contains a "network management agent" process controlled by the operations and management computer at the MSO. This process is responsible for performing all the local network management functions such as configuration management (e.g. code download), fault management (alarm processing and re-configuration support), performance management (e.g. statistics gathering) and communication with its "agent" processes resident in the base radios and the MS units.

         The ISC supports data-communications over a single T1/E1. The ISC card cage houses the TFR, EAS, and CSU. Two ISC units are required for standby operation. Communication exists between the master and standby ISC to determine the current ISC master.

         The ISC supports up to 10 RF channels (60 RF servers) at an Omni EBTS Site and 12 RF channels (72 RF servers) at a Sector EBTS Site.

         The ISC interfaces (on its T1/E1 side) to 64 kbps DSO/timeslots where 24/30 DS0s form one T1/E1. The quantity of DSO/timeslots required in the single T1/E1, from an EBTS Site, will depend on the number of RF servers, the total traffic loading and the traffic mix (Interconnect and Dispatch) at the EBTS Site. The ISC requires a full T1/E1 (not a fractional T1/E1) unless a Customer provided DCS (grooming the T1/E1) is located at the EBTS Site.

         The EBTS/ISC passes the following traffic via the T1/E1 to the iDEN central network: Network Management (Status/Control and Configuration), Telephone Interconnect Service and Dispatch Service.

         Compressed voice for Interconnect is sent in a 16 kbps sub-rated format. "Clear T1/E1" capability is needed to support the sub-rates which is accomplished via B8ZS/HDB3.

         Time Frequency Reference (TFR), an ultra high stability ovenized Site reference, is incorporated in the ISC. Each base transceiver is connected to the reference signal from the Site standard.

         2.8.2.3 RECEIVER

         The receiver converts the low level RF signal into the digitized IF data which is sent to the BRC for post processing via the dedicated high speed serial link. The receiver includes a synthesizer for operation on any of the 800 MHz band channels with 25 kHz spacing. The receiver is capable of linear operation over a wide dynamic range necessary to support the advanced linear modulation. Adjacent channel selectivity is provided by the combination of crystal and digital filters.

         2.8.2.4 TRANSMITTER

         The transmitter converts the digitized output waveform, received from the base radio controller via the dedicated high speed serial link, into a high power RF signal. The transmitter includes a 800 MHz band linear power amplifier. The linear 350 Watts PEP power amplifier provides 60 dB IMR and is rated for 70 Watts average continuous duty. The high level of linearity is achieved with a double conversion feedback design using a number of custom integrated circuits. The transmit frequency is controlled through the on-board synthesizer. The BRC is used to perform thermal derating, transmitter initialization, power control loop leveling and synthesizer loading. This module includes fans for thermal management.

         2.8.2.5 POWER CONVERTER

         The power converter provides DC voltage necessary for base radio operation. It operates from the nominal input voltage. Fans are included in this module for cooling the power supply devices.

2.8.3    THIS SECTION REMOVED INTENTIONALLY.

2.8.4    LAN (LOCAL AREA NETWORK)

         The LAN provides a method of routing both data and compressed voice on the same communication link. The LAN operates at 10 Mbps to carry traffic between the base radios and the ACG. The functionality of the LAN repeater has been integrated into the LAN interfaces of the base radios and the ISC. This further improves System reliability. All base radio and ISC LAN interfaces are equipped with circuitry that will provide continued LAN functionality should a problem occur on either the base radio or the ISC. Thus, no single failure in the base radio of the ISC will bring down the LAN.

2.8.5    SITE SYNCHRONIZATION

         The BRs at a Site must transmit their information in synchronization with other BRs at that Site as well as with BRs at other Sites. Some of the reasons are to prevent interference and to permit optimal handoff. To meet this requirement, a Global Positioning Satellite Receiver
         (GPSR) system, included in above TFR, is used to supply a Site timing reference.

         The ISC contains the GPSR to provide absolute time sync. This information is distributed to all the BRs at a Site to provide knowledge of when timeslots start.

         Synchronization of base radios is necessary to ensure that MS units do not lose time reference as they change operating frequency. Synchronization is achieved via a GPSR at each Site. Since the time sync is generated from one source, MS units are synchronized to the System's time reference. To protect against a single point of failure, a standby GPSR is supplied with each standby ISC.

2.8.6    STANDBY CAPABILITY

         Three way antenna diversity is provided for each BR's receiver. The failure of any antenna results in potentially degraded coverage and capacity performance, but not a complete failure of the Site. The specific degradation of Site capacity will depend on the Site's transmitter combining scheme.

         The Site equipment operates from the -48 VDC source, so that a backup battery may be used to provide service during a power outage.

2.8.7    BASE RADIO TECHNICAL SPECIFICATION


         GENERAL

         Frequency Generation                                              Synthesized

         Frequency Stability                                               3400 PPB or better per year with external
                                                                           reference

         Frequency Spacing                                                 25 kHz

         T/R Separation (with Duplexer)                                    45 MHz

         RF Input Impedance                                                50 ohms

         Nominal Input Voltage                                             -48 v DC

         Average Power Consumption (Max. @ 70W output)                     625 Watts

         Size, Weight                                                      8.5"H x 19" W x 15" D, 90 lbs

         Temperature Range (except batteries)                              0(degree)C to +40(degree)C

         TRANSMITTER

         Frequency Range                                                   851-866 MHz

         Frequency Switching Time                                          100 msec

         Power Output                                                      70W average,
                                                                           350W Peak Envelope Power

         Operating Bandwidth                                               15 MHz

         Spurious and Harmonic Emissions                                   -80 dBc

         Adjacent Channel Power                                            Per Part 90 FCC Mask

         RF Emissions                                                      Per FCC Requirements


         RECEIVER

         Frequency Range                                                   806-821 MHz

         Channel Spacing                                                   25 kHz

         Adjacent Channel IF Filter Attenuation                            100 dB

         Preselector Bandwidth                                             15 MHz

         Sensitivity (8% BER, Static M-QAM) Typically                      -115 dBm

         Radio 3rd Order Intercept Point                                   +13 dBm

         RF Filter Spur Selectivity                                        106 dB

         RF Emissions                                                      Per FCC Requirements

2.9      NETWORK SYSTEM DESIGN

2.9.1    GENERAL

         The System network design, its capacity and routing will determine which of any additional subsystems may be desired or required.

         For example, in some cases, remote BSCs might optimize T1/E1 efficiency as the System grows.

         Also, the placement of the MSO Site, the dedicated T1/E1 routing to EBTS Sites and the associated T1/E1 route distances may require additional remote DAPSs and MPSs due to circuit delay.

2.9.1    CIRCUIT DELAY

         A System design guideline has been established that recommends that delays from an EBTS cell Site to the MPS be kept to less than 5 ms and the delay from the MPS to the DAP be kept to less than 2.5 ms. This limits the range from an EBTS to an MPS to about 600 (1000 KM) circuit miles if there are no other significant delays in the inter-exchange carrier's network (other than the link propagation delays themselves).

         Telephone interconnect, short message service and circuit-switched data can tolerate longer delays because of their less critical and less frequent set-up times and audio delay adjustment capability, and thus do not require the above stated dispatch system design criteria. However, extremely long delays (such as satellite hops or terrestrial links that have delays beyond 20 ms. should be avoided as this will add to the telephone audio delay.

2.9.2    EBTS TO MSO LINKS

         2.9.2.1  TI

         Motorola requires that the T1 span (1.544 mbps) linking Motorola provided equipment meet the following specifications:

         o Extended super frame

         o Clear channel signaling

         o Binary 8 zero substitution (B8ZS) (64 kbps DSO/timeslot)

         o North American T1

         NOTE: The MSC to PSTN trunk interface will support 56 kbps super frame protocol in addition to above.

         2.9.2.2 E1

         Motorola requires that the E1 span (2.048 Mbps) linking Motorola provided equipment met the following specifications.

         o Clear channel signaling

         o HDB3 (64 kbps time slot)

         o 75? Coaxial or 120? 4-wire termination.

3.       QUALITY AND RELIABILITY

3.1      SYSTEM AVAILABILITY

         System availability is calculated based upon the individual contributions of each part of the System. In the design of the System, Motorola has made use of fault tolerant computer architectures at all locations where a device failure would result in the loss of a significant part of the System. Also, Motorola has battery backup capability at all MSO Sites and its EBTS Sites to prevent loss of coverage and/or capacity given a failure of the AC mains.

3.2      FAULT TOLERANCE

         Following is a list of fault tolerant capabilities of the System. It is important to keep in mind that although this discussion treats a board as a single point failure, typically this is not accurate. Many of the boards contain identical functional blocks such as T1/E1 interfaces or voice transcoding circuits. In such instances, a board may be capable of functioning with some but not all of its capability. In other instances, performance of a board may degrade without an apparent failure. Critical circuitry is monitored as practical, and equipment alarms are generated so that a board may be replaced before an interruption of service occurs.

3.2.1    EBTS

         A complete failure of a single EBTS may be partially offset by the adjacent EBTS.

         Three way antenna diversity is provided for each Base Radio's receiver. The failure of any antenna may result in degraded coverage and capacity performance, but not a complete failure of the Site. The specific degradation of Site capacity will depend on the Site's transmitter combining scheme.

         Two ISC units can be used at every EBTS Site. If one fails the other takes over control of the Site. After a short interruption, service is restored automatically. All Sites use one T1/E1 to bring service from the telephone company CO. A protected fault tolerant T1/E1 connection between the COs can be requested from the serving telephone company.

3.2.2    BSC/CP/XCDR

         Within the BSC, the GPROCs are designated as Base Site Control Processor or Link Control Processor. The Base Site Control Processor is a centralized control point. In the XCDR the GPROCs perform the operations and maintenance processing.

         The MSI boards provide E1/T1 link connectivity. These may be assigned to two destinations. A high capacity connection which uses more capacity than one T1/E1 will be degraded if a MSI board fails.

         The transcoders boards are normally provided to support 0.1% blocking rate. If one of the boards fails, blocking probability may increase.

3.2.3    MSC/HLR/DAP

         The MSC, HLR, and DAP are provided on fault tolerant platforms. The fault tolerant platforms incorporate redundant pairs of processor boards that mirror the execution of the stored program. Should a processor fail, the redundant processor of the pair takes over and continues to operate. The failed board can be replaced on-line without service interruption.

DEFINITION OF ACRONYMS

-A - B - C-
"A" Interface Switch  MSC Switch
ACG                   Access Controller Gateway
ADC                   Administrative Data Center
AUC                   Authentication Center
BCS                   Batch Change Supplement
BHCA                  Busy Hour Call Attempts
BR                    Base Radio
BRC                   Base Radio Controller
BSC                   Base Site Controller
BTC                   Bus Terminator Card
CCS/C7(CCITT)         CCITT Signaling System 7
CLKX                  Clock Extender
CO                    Central Office
CP                    Call Processor (Part of BSC)
CPU                   Central Processing Unit
CSU                   Channel Service Unit

-D-
DAP                   Dispatch Application Processor
DCS                   Digital Crossconnect System
DMS-MSC               (Refer to MSC)
DN                    Directory Number
DRX                   Discontinuous Receive
DS                    Dispatch Station
DS0                   Single Time Slot of E1 or T1 circuit
DSP                   Digital Signal Processor
DTC                   Digital Trunk Controller
DTC                   Digital Trunk Cage
DTMF                  Dual Tone Multi-frequency
DTX                   Discontinuous Transmit

-E - F-
E1                    A 2.048 Megabit per second communications channel
EBTS                  Enhanced Base Transceiver System
EIA                   Electronic Industries Association
ENET                  Enhanced Network
                           (MSC Switching Network)
ERP                   Effective Radiated Power
ESN                   Equipment Serial Number
FCC                   Federal Communications Commission
FNE                   Fixed Network Equipment
FTAM                  File Transfer Access Method

-G - H-
GCLK                  Generic Clock
GPROC                 Generic Processor Card
GSM                   Global System for Mobile Communications
HDLC                  High Level Data Link Control
HLR                   Home Location Register

-I - J -K-
iDEN                   Integrated Dispatch Enhanced Network
IMEI                   International Mobile Equipment Identifier
IMSI                   International Mobile Subscriber Identifier
IOC                    Input/Output Controller
ISC                    Integrated Site Controller
ISO                    International Standards Organization
IWF                    Interworking Function
KSW                    Kiloport Switch
KSWX                   Kiloport Switch Extender

-L - M - N - O-
LA                     Location Area
LAI                    Location Area Identity
LAN                    Local Area Network
LANX                   Local Area Network Extender
LIU                    Link Interface Unit
LPP                    Link Peripheral Processor
LR                     Location Register
M16QAM                 Motorola's RF Modulation for iDEN
MAP                    Maintenance Administration Port
                          (MSC Control Terminal)
MAP                    Mobile Application Part (Protocol)
MCAP                   Motorola Cellular Processor - Advanced
MMI                    Man-Machine-Interface
MPC                    MultiPersonal Computer
MPS                    Metro-Packet-Switch
MS                     Mobile Station
MS-ISDN                Mobile Station International Subscriber Directory Number
MSC                    Mobile Switching Center
MSI                    Multiple Serial Interface
MSO                    Mobile Switching Office
MSRN                   Mobile Station Roaming Number
OAU                    Office Alarm Unit
OCOS                   Originating Class of Service
OM                     Operational Measurement
OMC                    Operations and Maintenance Center

-P - Q - R - S-
PCM                    Pulse Code Modulation
PLMN                   Public Land Mobile Radio Network
PSTN                   Public Switched Telephone Network
PTT                    Push To Talk
RAM                    Random Access Memory
RBDS                   Remote BSS Diagnostic Subsystem
RF                     Radio Frequency
RSO                    Remote Switching Office
SIX                    Serial Interface Extender
SMR                    Specialized Mobile Radio
SMS                    Short Message Service (Message-Mail(TM))
SMS-SC                 Short Message Service Service Center
SS7                    Signaling System 7

STP                    Signal Transfer Point

T - U - V - W - X - Y- Z
T1                        A 1.544 Megabit-per-second communications
                          channel.
TDM/TDMA                  Time Division Multiplexed/Time Division
                          Multiple Access
TMSI                      Temporary Mobile Station Identifier
USDC                      United States Digital Cellular
VLR                       Visited Location Register
VSELP                     Vector Sum Excited Linear Prediction
XCDR                      Speech Transcoder

                                   EXHIBIT "C"
                   TO iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                     BETWEEN
                                    MOTOROLA
                                       AND
                           TRICOM LATINOAMERICA, S.A.

                              ACCEPTANCE TEST PLAN


For purposes of uniformity and brevity, references to Agreement or to an Exhibit shall refer to that Purchase Agreement to which this document is Exhibit "C" and to the other Exhibits to that Agreement. All definitions set forth in the Agreement shall apply hereto, unless otherwise specified herein.


1.0      PURPOSE

The purpose of this Exhibit "C" Acceptance Test Plan is to set forth the Acceptance Testing procedures and to demonstrate to Customer that Motorola has delivered the Hardware, Software, and features as described in and pursuant to the Agreement and its Exhibits.

2.0      ACCEPTANCE TESTING PROCEDURES

         2.1 The parties agree that the acceptance testing shall be done for all new Systems and a modified ATP shall be performed for all System Expansions and shall be included in all relevant Purchase Orders. The ATP tests shall be chosen from the GATP, as set forth below, that the parties have agreed to and identified when Customer purchases ATP Services.

                  This ATP is generic in nature and tests operational features. Should a certain feature or option not be purchased then it is agreed that portion of the ATP shall be deleted and will not be performed. Motorola shall supply new sections to cover new products or features Motorola develops. The GATP will be amended to reflect desired practices for testing Systems in Commercial Service. The parties acknowledge that different approaches are required for Systems in Commercial Service and those acceptable for Systems not in Commercial Service.

                  Motorola and the Customer agree and acknowledge that System performance may be affected by local regulatory constrains on System's operation. Since such situation will be beyond Motorola's control, it shall not impact or affect in any way the attainment of Conditional Acceptance or Final Acceptance. Furthermore, any condition derived from such situation shall not become an item on the Punchlist.

                  Motorola and the Customer shall agree upon the ATP. It is understood that in the event Customer uses services of the Consultant for the ATP, Consultant's opinions will be subject to the decisions made by Motorola and Customer.

         2.2 Should Customer request additional testing above and beyond the ATP, the parties shall not be required to consider these tests before Conditional Acceptance. Motorola shall prepare and present to Customer a quotation detailing the time and material charges that such additional testing may require. However, if Customer requests additional acceptance tests for the sole purpose of isolating any defects that affect the operation of the System, such tests will be conducted at no additional cost to the Customer

3        SYSTEM AND SYSTEM EXPANSION ACCEPTANCE

Acceptance of all Systems and System Expansions shall be governed by the requirements set forth below:

         3.1 Motorola shall conduct acceptance test procedures in accordance with Section 5.0, ATP -- Conditional Acceptance, and Section 6.0, ATP -- Final Acceptance, below. The test procedures shall be contained in the Acceptance Test Plan
                  (ATP) for each System or System Expansion.

         3.2      The ATP shall be based on the Generic Acceptance Test Plan
                  (GATP) maintained by Motorola and may also include other additional tests mutually agreed to. The GATP shall be modified as needed to incorporate acceptance test procedures for newly developed Equipment and Software as part of the Software general release process and shall reflect the then current acceptance test procedures available. Any modifications to the GATP shall be made by Motorola to reflect Equipment or Software or to correct errors or omissions in the GATP. A copy of the current GATP is attached for reference.

         3.3 The scope of the ATP required to achieve Conditional Acceptance - and Final Acceptance for each specific System or System Expansion shall be identified and mutually agreed to. The specific System or System Expansion ATP shall contain only those GATP test procedures required to test the Equipment, Software, and the associated features ordered and shall be developed by Motorola based upon portions of the GATP applicable to the mutually agreed upon scope for ATP Conditional Acceptance and Final Acceptance. The schedule for performance of such specific ATP shall be included in the Implementation Schedule for the specific System or System Expansion.

         3.4 Motorola shall supply to Customer, no later than sixty (60) days prior to the scheduled commencement of ATP Conditional Acceptance and Final Acceptance, as applicable, the particular required test procedures to achieve the specific System or System Expansion ATP Conditional Acceptance and Final Acceptance. Customer shall have thirty (30) days following receipt of said test procedures to review and comment on the content of the test procedures.

         3.5 Only those features and items of Equipment and Software supplied by Motorola in accordance with the definitions of System and System Expansion contained herein, and installed by Motorola, or installed by Customer in accordance with Motorola-authored or Motorola-approved published installation and engineering standards, shall be included in and tested under the ATP for a System or System Expansion.

         3.6 Individual Site tests and the switch test shall be performed in accordance with the ATP as soon as the individual Sites and switch are completed. The System test in accordance with the ATP shall be performed as soon as the switch and Site tests are completed. These tests shall take place even when all the Sites are not operational if all such unavailable Sites are due to Customer failure to perform its applicable obligations in accordance with the Implementation Schedule ("Customer Unavailable Sites"). If there remain Customer Unavailable Sites due to Motorola's failure to perform its applicable obligations in accordance with the Implementation Schedule, such tests shall be delayed until the affected Sites become operational.

         3.7 The areas served by Customer Unavailable Sites shall not be included in the System Test. When the Customer Unavailable Sites are completed, the Site Test shall be completed for any Customer Unavailable Sites. The existence of Customer Unavailable Sites shall not delay - Conditional

                  Acceptance or Final Acceptance as long as the other items necessary for Conditional Acceptance or Final Acceptance are complete.

         3.8 Customer may order additional testing above and beyond the specific acceptance test procedures defined in Sections 5.0 and 6.0, below, for a System or System Expansion. In accordance with Section 2.0 above, the additional test procedures to be performed and the price thereof shall be identified and mutually agreed to prior to acceptance of an order. The completion of these additional test procedures shall be outside the scope of the System or System Expansion ATP and shall not be apart of, nor a precedent to, Conditional Acceptance or Final Acceptance of a System or System Expansion.

         3.9      The acceptance test procedures as defined in Sections 5.0 and
                  6.0 shall not include, and shall be separate and distinct from, any Software testing developed and executed in conjunction with, and required to achieve, general release of Software under the Software Maintenance Program (SMP) of the Agreement.

         3.10 The conduct of Conditional Acceptance testing procedures shall preclude Customer from initiating an expansion to a System or System Expansion prior to the relevant Scheduled Completion Date, unless the parties agree in writing that such expansion does not result in material delay and/or expense to Motorola in conducting and/or completing Conditional Acceptance testing procedures in accordance with the relevant Scheduled Completion Date.

4        RESPONSIBILITIES

         4.1 Initial System acceptance testing involves both the testing of the FNE itself and the exercising of interfaces to Systems external to the FNE. For this reason, testing of all external equipment must be completed prior to recommencement of FNE acceptance testing to assure its proper functioning. The Customer is responsible to ensure the proper functioning of equipment not supplied by Motorola. Initial System acceptance testing shall be a joint responsibility between Motorola and Customer.

         4.2 During Motorola's performance of the ATP, Customer shall: (i) place the System or subsystem in the appropriate condition (i.e. System lockdown) necessary to permit such testing to be conducted at all reasonable times in accordance with a schedule to be mutually agreed to by the parties; (ii) make the Equipment, data, and facilities required for completion of Conditional Acceptance testing available to Motorola in accordance with such approved schedule; and (iii) provide free access, ingress and egress to Customer facilities as reasonably required to perform Conditional Acceptance in accordance with such approved schedule.

         4.3 A qualified member of the Motorola staff, as designated by Motorola, will serve as acceptance test coordinator. The test coordinator will be responsible for observing and documenting test results. Customer will provide an acceptance test monitor who will assist in conducting the test procedure and observe and verify the tests.

         4.4 Motorola shall provide Customer a schedule of the ATP procedures and notify Customer of the time and place at which such tests are to be conducted. Customer shall have the right to observe the conduct of the tests and the results thereof. Customer shall use reasonable efforts to accommodate Motorola's ATP schedule.

         4.5 Customer is responsible for coordinating, with Motorola's assistance, the activities of any common carrier or other public or private agency, firm, etc., whose participation may be required in successfully executing the test plan.

5        TEST PROCEDURES FOR ATP -- CONDITIONAL ACCEPTANCE

         5.1 The ATP Conditional Acceptance is comprised of four (4) test sections, as appropriate, to verify performance and functionality of a System or subsystem. The defined test methodologies, target performance goals, timing, reference documents and applicability to a new System or System Expansion are described below. The test sections include:

                  o Customer Unique Information Testing

                  o Site Operational Readiness

                  o Interconnect Voice Circuit Testing

                  o Administrative Function Test

         5.2      Customer Unique Information Testing

                  The Customer Unique Information Testing shall evaluate the implementation of System unique database elements developed by Motorola utilizing specific information provided by Customer. The test shall ensure that new System elements are properly provisioned prior to loading of end users on a new network. The System unique database may consist of the following database elements, but Motorola shall specify the database requirements based upon the final System configuration.

                  a) MSC Dialplan. Verify the MSC translations by generating incoming and outgoing calls on each NPA-NXX for each call type to include supplementary services.

                  b) Dispatch and Interconnect Voice Server Testing. The voice server tests shall include the confirmation of functional call processing on all Site time slots provisioned for I6 dispatch and of functional call processing on all Site time slots provisioned for I6 and I3 interconnect call applications.

         5.3      Site Operational Readiness

                  Site Operational Readiness will consist of the evaluation of Site Hardware installations against established Motorola standards. It will follow installation of each Site when power is available to each Site and all radio equipment is installed and hooked up. It will ensure that all Motorola-supplied Equipment is present, properly installed, and connected with other Site equipment.

         5.4      Interconnect Voice Circuit Testing

                  Interconnect Voice Circuit Testing shall confirm the connectivity and operations of all voice circuits between the MSC and the BSC Equipment.

         5.5      Administrative Function test

                  Administrative Function Tests will confirm the operation of primary and common administrative functions available on the Operations Maintenance Center (OMC). These functions include, but are not limited to, Site build and load, parameter changes, System statistics gathering, alarm functionality, and making back-ups on the System.

         5.6      Pass/Fail Criteria

                  Pass/Fail criteria of individual ATP-Conditional Acceptance tests will be included within the detailed test procedures delivered by Motorola to Customer as defined in Section 7.0 below.

                  Pass/fail criteria identified in the ATP -- Conditional Acceptance test procedures will be based on the applicable component specifications.

         5.7      Special Consideration for System Expansions

                  The ATP for a System Expansion may contain a subset of the acceptance tests for a System and will be dependent upon the Equipment and Software purchased in the System Expansion.

         5.8      Conditional Acceptance

                  In the event that commercial service has not yet commenced, Conditional Acceptance for a System or System Expansion shall occur when Motorola has completed and passed, to mutual agreement, the applicable ATP tests. Conditional Acceptance shall not be delayed because of minor (level 4 or below) test failures. Such defects may be placed on the punchlist for later resolution. In the event of major test failures caused by level 6 or above defects, completion of the ATP will be delayed until each such defect is corrected and the item retested. Defects caused by systemic Software issues that are not service affecting are covered under the Software Maintenance Program (SMP).

         5.9      Customer Performance Test Period

                  a) Upon completion of the ATP, a Punchlist shall be mutually developed within 14 days. In addition, a Performance Test Period, shall commence immediately following successful completion of the ATP -- Conditional Acceptance Test Procedures, to allow Customer to operate the System to determine if additional failures are found as a result of Motorola products failure to operate as specified.

                  b) Prior to completion of the Performance Test, Customer may load the System or System Expansion for a period not to exceed thirty (30) days (unless otherwise mutually agreed to) with up to 100 employees and up to 250 non-paying subscribers, or as otherwise mutually agreed to, in accordance with the terms of the Commercial Service definition in Section 1.0 of the Agreement, provided this activity does not interfere with commissioning or System testing. Such loading for Customer testing purposes shall not trigger Commercial Service.

                  c) Testing conducted during the Performance Test Period shall be witnessed by Motorola, and the results, including failures, must be reproducible and documented by Customer to be included in the Punchlist in the terms of Section b) below. This testing shall be limited to testing of the System infrastructure functionality tested in the ATP. The testing shall specifically exclude testing of System RF coverage and voice quality.

                  d) To be included in the ATP Punchlist, test failures found during the Performance Test Period must be Level 6 or above and, upon mutual agreement, placed on the Punchlist within the 14-day Performance Test Period. Any defects found after the Punchlist is finalized shall be resolved in accordance with the warranties provided under the Agreement.

         5.10     Customer Certification of Conditional Acceptance

                  Upon agreement on the contents of the Punchlist, Customer shall endorse the Motorola provided letter of acceptance signifying occurrence of ATP -- Conditional Acceptance.

6        ATP -- FINAL ACCEPTANCE AND CUSTOMER CERTIFICATION

         When substantially all Punchlist Items (including all Level 6 and above defects) are resolved, ATP -- Final Acceptance shall be granted. Such approval shall not be unreasonably withheld. Final Acceptance shall be evidenced by a letter of acceptance provided by Motorola and signed by Customer.

7        ACCEPTANCE GUIDELINES

         7.1 In the event that, due to a problem outside Motorola's control, a particular test or group of tests cannot be completed within the time scheduled, one of these procedures will be implemented:

                  a) The affected test or portion of a test may be interrupted and rescheduled for completion or retesting at some future time.

                  b) The affected test or portion of a test may be continued to completion and the Acceptance Test schedule amended as required to accommodate the remaining tests and the exceptions that failed the original testing.

                  c) If the problem results from Customer action or inaction or due to non-performance of a Customer responsibility, the affected test will be rescheduled and any additional costs will be borne by Customer.

                  Motorola will confer with Customer and decide, on a case by case basis, which of these procedures is appropriate and notify Customer.

         7.2 In the event of Customer-caused delays (i.e. not force majeure or Motorola-caused) in the implementation of a System or System Expansion, Conditional Acceptance shall be deemed granted 60 days after the ATP -- Conditional Acceptance date set forth in the Project Implementation Schedule and all payments associated with Conditional Acceptance shall be due and payable as of this date. Final Acceptance for such System or System Expansion shall be deemed granted 90 days after the Conditional Acceptance date set forth in the Project Implementation Schedule and all payments associated with Final Acceptance shall be due and payable as of this date. In either case, 45 days before the automatic granting date is expected, Motorola shall provide written notice to the Customer that the provisions of this Section will apply. Notwithstanding the foregoing, Motorola may provide the aforementioned written notice 30 days before the automatic granting date is expected. In such case, if Customer takes action to cure the cause of the delay but requires more than 30 days, Customer shall be allowed an additional 15 days before Conditional or Final Acceptance, as the case may be, becomes automatic.

8        REPORTING RESULTS AND RETESTING

         8.1      Test Sequencing

                  At the completion of each test, a pass/fail determination will be made based on the performance of FNE Equipment supplied by Motorola and subject to Acceptance Testing under the Agreement. In the event of test failure, other tests not effected by the failed test will not be delayed and can continue while remedies are prepared for the failed test. Failed test procedures will be scheduled for retesting as appropriate.

         8.2      Regression Testing

                  After a test failure has been remedied it will be scheduled for retest. Previous tests that have passed and that logically could be affected by the remedy for the failed test will be repeated. Previously passed tests that are logically unaffected by the remedy for the failed test do not require retesting. Motorola and Customer will determine whether a test is or is not logically affected by any remedy.

         8.3      Test Failure Severity Levels

                  The following table defines the Test Severity Levels to be used in recording Test Results:

                                     TABLE 1
------------ --------------------------------------------------------------------------------------------------------
   LEVEL     DESCRIPTION
------------ --------------------------------------------------------------------------------------------------------
             SERVICE AFFECTING.  Call processing or traffic handling is severely affected in some manner by the
    10       failure.
------------ --------------------------------------------------------------------------------------------------------
             PERFORMANCE AFFECTING.  Some adverse impact on System performance affecting the quality of service on
     6       call processing or traffic handling.
------------ --------------------------------------------------------------------------------------------------------
             MINOR PROBLEM.  The failure does not impact call processing, traffic handling, or System performance,
     4       but pass/fail criteria of the test procedure have not been satisfied.
------------ --------------------------------------------------------------------------------------------------------
             DOCUMENTATION.  Proper System operation has been observed, but System documentation referenced in the
     3       test procedure is ambiguous, misleading, or incorrect.
------------ --------------------------------------------------------------------------------------------------------
             PROCEDURAL.  Proper System operation has been observed, but the test procedure is ambiguous,
     1       misleading, or incorrect.
------------ --------------------------------------------------------------------------------------------------------
             EXTERNAL.  Test failure was caused by equipment not supplied by Motorola or Equipment supplied by
     0       Motorola but not subject to Acceptance Testing under the current Agreement or R/F interference generated by sources outside the System not under control of Motorola.
------------ --------------------------------------------------------------------------------------------------------
             CHANGE REQUEST.  Customer has requested a change to test procedures or System characteristics which is
     0       beyond the scope of the current Agreement.
------------ --------------------------------------------------------------------------------------------------------

         8.4      Record of Test Results

                  During the entire Acceptance Test period, the Motorola Coordinator will maintain a record of test results on the standard data sheets, which will be made available for review by Customer's Acceptance Test Monitor. In the event of test failure, the severity of the failure will be determined and recorded. A description of the extent of the failure will also be recorded, along with requirements for retesting to demonstrate that the failure has been cleared.

         8.5      Acceptance Report

                  8.5.1 Upon completion of each ATP test, Motorola shall submit to Customer for approval all test reports setting forth full and accurate test results obtained. Customer's approval of such test reports shall not be unreasonably withheld or delayed. The test reports shall also summarize the results of testing conducted. Each test report shall contain the necessary analysis and collected data to support conclusions, and copies of the original test data sheets shall be provided to the Customer.

                  8.5.2 The completed data sheet will contain all of the test results. Therefore, it will form the basis for Acceptance of the System. Information on any Acceptance Test procedures still pending will be included.

         8.6      Acceptance

                  Neither endorsement of the Acceptance Test results nor the issuance of a Letter of Acceptance will be delayed because of minor (level 4 or below) defects of Equipment or Software. Motorola will expeditiously correct such reproducible defects, if any, within 90 days after Conditional Acceptance.

                                   EXHIBIT "D"
                   TO iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                     BETWEEN
                                    MOTOROLA
                                       AND
                                     TRICOM

   IMPLEMENTATION ENGINEERING, SITE PREPARATION, INSTALLATION AND INTEGRATION


For purposes of uniformity and brevity, references to Agreement or to an Exhibit shall refer to the above-referenced Agreement to which this document is Exhibit "D" and to the other Exhibits to that Agreement. All definitions set forth in the Agreement shall apply hereto.

1.0      SCOPE OF WORK

         1.1 Customer shall provide all Site acquisition and Site development efforts. Customer shall be responsible for architectural engineering drawings. Motorola shall be responsible for installation and integration of Fixed Network Equipment (FNE).

         1.2 Customer shall pay the prices for Expansion Engineering, Installation, and Integration as set forth in the iDEN Infrastructure Price Book at the then current rate.

         1.3 All drawings, specifications and other documentation furnished by Motorola will be in English. Drawings created by Motorola specifically for this Agreement will utilize metric measurements. Standard drawings, specification sheets and other documentation will be furnished using the measurements as published by the provider. Motorola will attempt to obtain metric measurements if available from the provider.

         1.4 All drawings, specifications and other documentation furnished by Customer, including notations made by Customer on Motorola furnished drawings shall be in English.

2.0      COMMENCEMENT OF WORK

         2.1 System Implementation Engineering shall commence upon the execution of the purchase order and formulation of the preliminary System definition as specified by Customer and Motorola.

         2.2 Site acquisition shall commence in accordance with the dates contained in the Implementation Schedule of the specific Purchase Agreement.

         2.3 Installation and integration by Motorola shall commence in accordance with the Purchase Agreement Implementation Schedule.

3.0      SITE ACQUISITION

         3.1 All Site acquisitions must be complete within the time frame defined in the Purchase Agreement Implementation Schedule to assure inclusion in the acceptance testing and Conditional Acceptance of the System or System Expansion. Site acquisition by Customer is that process from Site selection through lease or purchase negotiation. Building permits and other entitlements, inclusive of zoning deviations, are a part of Site acquisition. Once the Site is ready for construction and/or alteration, this responsibility is fulfilled.

         3.2      ***NOTE***
                  Avoid zones which are prone to or consist of: flammable material storage buildings, frequent grass and brush fires, hazardous materials, hazardous processes, flood planes, landfills, radon gas, excessive vibration, or areas which may be prone to railroad or vehicular mishaps.

4.0      iDEN SYSTEM IMPLEMENTATION ENGINEERING

         After Sites have been released to Motorola by Customer, iDEN Implementation Engineering shall be performed. This shall include a Site appraisal and installation analysis. The iDEN Implementation Engineering shall be performed as follows:

          4.1 Customer will select all Sites. Following Site selection, Motorola will conduct a Site appraisal and installation analysis which shall be used to determine the required tasks, material and effort necessary for installation and integration.

         4.2 Upon completion of the Site appraisal and installation analysis Motorola will provide Customer with a list of all tasks which need to be accomplished prior to the System's equipment installation and integration.

         4.3 Additionally, Motorola shall prepare Site-specific FNE and Motorola-supplied ancillary equipment lists. Pre-construction documentation developed therefrom shall include:

                  4.3.1    Site layouts.

                  4.3.2    Wiring diagrams.

                  4.3.3 Rack layout diagrams for equipment to be installed during the initial construction cycle.

                  4.3.4    Wiring lists.

                  4.3.5    Block and level diagrams.

                  4.3.6 Overall iDEN System diagram and an iDEN System block and level diagram.

         4.4 Customer is responsible for the public switched telephone network ("PSTN") configuration, including the Dial Plan and design.

5.0      SITE PREPARATION

         5.1      Standards

                  Customer shall provide all Site Development Services. Customer shall furnish all labor and material necessary to prepare and complete each Site in compliance with all applicable codes, inclusive of the Architectural Engineering Drawings and Motorola applicable standards, and in accordance with the project's Implementation Schedule. All Site acquisition must be completed in accordance with the Implementation Schedule to assure inclusion in acceptance testing and Conditional Acceptance of the System or System Expansion.

         5.2      Scope of Work Existing Site

                  Below are the standard requirements which should be met in order for the Sites to be considered acceptable to Motorola under normal business conditions. Deviations to these criteria must be reviewed and approved by Motorola on a case-by-case basis.

                  5.2.1    Existing Building Site Requirements

                           5.2.1.1 Structure must safely support the floor load of current and future system equipment requirements, which is subject to change.

                           5.2.1.2 Walls, ceilings, and enclosures must accommodate approved equipment layouts.

                           5.2.1.3 Area should be a minimum of 200 square feet usable space with ceilings that will accommodate approved equipment layouts (Minimum Ceiling Height 8'6" - Maximum 12'0"). The building must provide adequate access for construction, installation, and material movement. Should space be unavailable which meets the provisions of this Section, Motorola System Engineering must be notified prior to equipment manufacture.

                           5.2.1.4 A 5 ohm resistance measured between the building and earth ground in accordance with the Motorola grounding specification document R-56 must be available within 20 feet of the equipment to meet Motorola engineering specifications.

                           5.2.1.5 Power shall be within 20 feet of the equipment room and provide either 120/240V AC, single phase, or 208V, three phase at 200 amps to allow for future expansion of equipment.

                           5.2.1.6 Motorola suggests that antennas be mounted within 150 feet of the equipment thus allowing the use of 7/8 inch coaxial cable. In those cases where longer feed lines are necessary, coaxial cable size must be adjusted accordingly by the change process.

                           5.2.1.7  Must meet or exceed all local building
                                    codes.

                           5.2.1.8 Compliance with site specific safety codes as contained in the local regulations and codes.

                           5.2.1.9 Doors, lock sets, and/or security devices (Customer provided) must be in place and functioning.

                           5.2.1.10 Provisions must be made to allow
                                    installation of all cables in a non-plenum space.

                  5.2.2 Existing Building Architectural Engineering Requirements. (This section is a list of the items that are typically required from the Architectural Engineering provider. This is Customer's responsibility.)

                           5.2.2.1  Site Plan

                                    5.2.2.1.1  Entire property and leased area
                                               fully dimensioned.

                                    5.2.2.1.2  Existing structural drawings.

                                    5.2.2.1.3  Existing street, driveways,
                                               utilities, easements drawings.

                                    5.2.2.1.4  Dimensions from proposed
                                               structures to property lines,
                                               other structures.

                                    5.2.2.1.5  Elevations with dimensions of
                                               existing towers and antennas.

                                    5.2.2.1.6  Ownership identification
                                               documents.

                                    5.2.2.1.7  Legal descriptions.

                                    5.2.2.1.8  Flood plane documents where
                                               required.

                                    5.2.2.1.9  Special city code documentation
                                               where required.

                                    5.2.2.1.10 Floor loading-structure
                                               specifications.

                           5.2.2.2  Mechanical Plans

                                    5.2.2.2.1  For existing structures.

                                    5.2.2.2.2  Floor plans, mechanical
                                               equipment, duct work, piping.

                                    5.2.2.2.3  Specifications.

                                    5.2.2.2.4  Local requirements and
                                               restrictions.

                           5.2.2.3  Electrical Plans

                                    5.2.2.3.1  Floor plans, single line and
                                               panel schedule.

                                    5.2.2.3.2  Specifications.

                                    5.2.2.3.3  Local requirements.

                                    5.2.2.3.4  Ground systems including details
                                               and specifications.

                           5.2.2.4 Tower Drawings (by the party performing tower installation)

                                    5.2.2.4.1  Details (foundations included).

                                    5.2.2.4.2  Structural analysis.

                           5.2.2.5 Shelter Drawings (by the provider of the shelter).

                                    5.2.2.5.1  Details with elevations,
                                               placement and dimensions by
                                               architectural engineering
                                               provider.

                                    5.2.2.5.2  Approved as necessary by
                                               appropriate governmental
                                               authorities and stamped by
                                               shelter provider.

                  5.2.3 Site preparation tasks to be performed by Customer shall include:

                           5.2.3.1 Install air conditioning system and/or forced air ventilation system.

                           5.2.3.2  Install wall feed through port for
                                    transmission lines.

                           5.2.3.3 Provide three-phase AC distribution system, including lighting and convenience outlets.

                           5.2.3.4  Ground system tied to building ground.

                           5.2.3.5 Construction and installation of electrical shield (if required).

                           5.2.3.6  Installation of cable ladder.

                           5.2.3.7  Installation of seismic bracing.

                           5.2.3.8 Mount and test antennas and transmission lines and any tower-mounted amplifiers that may be required.

                           5.2.3.9  Installation and testing of telephone
                                    services.

                           5.2.3.10 Site clean up and trash removal.

                           5.2.3.11 Project Management and field supervision
                                    exclusive of FNE equipment.

         5.3 Scope of Work Vacant Property Site (Scope may vary based on Site specific requirements)

                  5.3.1    Vacant Property Shelter Site Requirements:

                           5.3.1.1 Site is assumed to be a vacant plot of cleared land that has sufficient area and with ingress and egress which will allow the installation of the required building and antenna structure.

                           5.3.1.2 The site is assumed to have normal soil. Normal soil is defined as a cohesive soil with an allowable net vertical bearing capacity of 4,000 pounds per square foot, and an allowable net horizontal pressure of 400 pounds per square foot per linear foot of depth to a maximum of 4,000 pounds per square foot. Rock, non-cohesive soils, or saturated or submerged soils are not to be considered normal soil. In addition, the soil shall be suitable for mechanical backhoe excavation and no forming requirements for pouring sub-surface concrete should be considered.

                  5.3.2 Vacant Property Architectural and Engineering Drawing Requirements to be provided by Customer. (In all cases the information furnished for each Site is based on the specific Site selected and the local conditions, ordinances, codes, etc.)

                           5.3.2.1  Site Plan

                                    5.3.2.1.1  Topographic and drainage
                                               information and calculations.

                                    5.3.2.1.2  Existing structural drawings.

                                    5.3.2.1.3  Existing street, driveways,
                                               utilities, easements.

                                    5.3.2.1.4  Dimensions from proposed
                                               structures to property lines,
                                               other structures.

                                    5.3.2.1.5  Setbacks.

                                    5.3.2.1.6  Ownership documentation.

                                    5.3.2.1.7  Legal descriptions.

                                    5.3.2.1.8  Flood plane information.

                                    5.3.2.1.9  Local seismic codes.

                                    5.3.2.1.10 Fire Protection.

                           5.3.2.2  Foundation Plans

                                    5.3.2.2.1  Details, plans and elevations for
                                               tower and shelters.

                                    5.3.2.2.2  Soils recommendations.

                           5.3.2.3  Tower Drawings

                                    5.3.2.3.1  Details (foundation included by
                                               tower provider).

                                    5.3.2.3.2  Structural steel license (where
                                               required).

                                    5.3.2.3.3  Wooden tower approved as
                                               necessary by appropriate
                                               governmental authorities.

                           5.3.2.4  Shelter Drawings

                                    5.3.2.4.1  Details (foundations included)
                                               with elevations, placement and
                                               dimensions.

                                    5.3.2.4.2  Approved as necessary by
                                               appropriate governmental
                                               authorities and stamped by
                                               shelter provider.

                           5.3.2.5  Landscaping Plans

                                    5.3.2.5.1  If required, detail size,
                                               species, number location,
                                               irrigation with details, and
                                               material lists.

                  5.3.3 Vacant property site preparation tasks provided by Customer shall include where appropriate:

                           5.3.3.1  Soil boring and analysis.

                           5.3.3.2 Certified drawings for tower, building and foundations.

                           5.3.3.3  Appropriate layouts and drawings.

                           5.3.3.4 Identification of existing or required utilities.

                           5.3.3.5  Construction of building and tower
                                    foundation based on soil analysis.

                           5.3.3.6  Assembly of building on Site (where
                                    required).

                           5.3.3.7 Erection of tower, installation and test of antennas, and transmission line.

                           5.3.3.8  Building electrical wiring connections.

                           5.3.3.9  Connection and testing of HVAC.

                           5.3.3.10 Installation and testing of telephone
                                    services.

                           5.3.3.11 Building and tower grounding system per
                                    Motorola Systems Engineering specifications.

                           5.3.3.12 Construction and installation of electrical
                                    shielding (if required).

                           5.3.3.13 Construction of access road or driveway as
                                    required.

                           5.3.3.14 Site fencing as desired by Customer.

                           5.3.3.15 Final site grading (where required).

                           5.3.3.16 Landscaping (where required).

                           5.3.3.17 Site clean up and trash removal.

                           5.3.3.18 Program management and field supervision.

                  5.3.4 Existing building Site requirements in Section 5.2.1 also apply to buildings constructed on vacant Sites.

         5.4      Scope of Work - Switch Site

                  5.4.1    Switch Site Requirements:

                           5.4.1.1  Existing building Site requirements in
                                    Section 5.2.1 also apply to the Switch Site, unless modified in this section.

                           5.4.1.2 Site is assumed to be an existing building of suitable size to house the Switch equipment and power supplies, inclusive of space for offices and storage.

                           5.4.1.3 Area should accommodate approved equipment layouts, house support personnel and provide storage for repair equipment. Cable tray height of between 8'6" to 9'6" is required, with adequate access for construction, installation, and material movement.

                           5.4.1.4 Power shall be within reasonable distance of the equipment room and provide AC, three phase, at sufficient amperage to support the MSO equipment configuration.

                  5.4.2    Switch Site Architectural Engineering Requirements:

                           5.4.2.1  Reference 5.2.2.

                  5.4.3    When appropriate Customer will provide:

                           5.4.3.1 Structural analysis and certification for existing buildings.

                           5.4.3.2 Certified drawings of building layout modifications and the appropriate building subsystems.

                           5.4.3.3 Air conditioning system as required to support the equipment configuration and personnel.

                           5.4.3.4 Adequate electrical service to support electrical distribution system, including lighting and convenience outlets, DC power plant, and inverters to support the MSO.

                           5.4.3.5 A stand-by generator, as required, and transfer equipment.

                           5.4.3.6 Building ground system compliant with Motorola grounding standards specified in R-56.

                           5.4.3.7  Ground loop tied to building ground.

                           5.4.3.8 Adequate space for 48 V battery system sized to provide eight (8) hours of system operation without recharge.

                           5.4.3.9  Cable ladder system.

                           5.4.3.10 Fire suppression, external alarms, and
                                    security systems.

                           5.4.3.11 Site clean up and trash removal.

                           5.4.3.12 Program management and field supervision.

6.0      INSTALLATION AND INTEGRATION

         6.1      Standards

                  All Site Preparation must be completed in accordance with the project's Implementation Schedule to assure inclusion in acceptance testing and Conditional Acceptance of the System or System Expansion. Customer shall furnish all labor and materials necessary to prepare and complete each Site in compliance with all applicable codes and in accordance with the Implementation Schedule.

                  Customer will advise Motorola upon completion of MSO Site preparation. Motorola will commence installation and integration only after this notification of "READY for FNE" is made. The equipment will be installed and integrated by Motorola in accordance with the following standards:

                  6.1.1 All work shall be performed by skilled Motorola personnel and qualified subcontractors approved by Motorola.

                  6.1.2 Motorola parts or parts of equal quality will be used.

                  6.1.3 The work will be performed in accordance with the instructions and techniques as described in the manuals supplied by the equipment vendor.

                  6.1.4 All grounding shall be in conformance with Motorola systems engineering requirements.

         6.2 Unless otherwise agreed by the parties, Motorola shall install and integrate the System or System Expansion as specified in the Agreement when the Site is listed "Ready for FNE." A Site is "FNE Ready" at the point in time when the installation team can deliver, install, integrate, and test all of the FNE and associated ancillary equipment in a continuous, uninterrupted manner. "Ready for FNE" is further defined as, but is not limited to, the following conditions being met:

                  6.2.1    Lease agreement commenced.

                  6.2.2 All construction work has been completed. This includes but is not limited to the completion of interior finishes (including all paint and floor covering), electrical work (including all lighting, convenience outlets, grounding and bonding), cable ladder (installed and grounded), and HVAC systems fully operational.

                  6.2.3    Final inspection granted.

                  6.2.4    Power activated.

                  6.2.5 Access and security issues resolved (24 hour access and theft security provided).

                  6.2.6    Construction punchlist complete.

                  6.2.7 Telephone company circuits, and any associated modems, installed and tested.

                  6.2.8 Antennas, transmission lines, poly phasers, grounding, and bonding installed and tested on prepared support structures, per specifications.

         6.3      FNE Installation and Integration

                  6.3.1 Install and interconnect the battery/charger equipment to Customer-provided commercial power source.

                  6.3.2. Unpack and position cabinets and racks and fasten to the floor, if required. Include earthquake bracing as applicable.

                  6.3.3 Interconnect and lace or tie-wrap all cables and wiring on the Motorola-supplied equipment.

                  6.3.4 Connect equipment to Customer-provided commercial power cables.

                  6.3.5    Program all iDEN FNE Software with iDEN System data.

                  6.3.6    Load the System Software.

                  6.3.8 Perform any other tests or adjustments required by Motorola to verify that the iDEN System or System Expansion is operating according to the agreed specifications.

                  6.3.9    Verify and test proper operation of alarm system.

                  6.3.10 Place all refuse in Customer provided trash receptacles.

         6.4 Upon completion of the above procedures, Motorola will inform Customer that the System is ready for formal acceptance testing as set forth in Exhibit "C."

7.0      CUSTOMER RESPONSIBILITIES

         7.1 Customer is responsible to negotiate all leases and/or purchases of all Sites.

         7.2 Customer is responsible for obtaining any required operating authority to install or operate the System, including, without implied limitation, radio licenses, governmental authorizations and approvals, local zoning approvals, environmental impact studies and waivers, and building permits.

         7.3 Information, documentation, facilities and services under Customer's control or those documents not furnished by Motorola shall be furnished by Customer in a timely manner to facilitate the orderly progress of the work in accordance with the project's Implementation Schedule. Included, without implied limitation, shall be: access and right of entry to all Sites; regulatory filing information; floor plans; and any supporting documents which may affect Site engineering, installation analysis, acquisition, permitting and construction.

         7.4 Customer will be responsible for warehousing, reloading, transporting, off-loading and moving the equipment onto the permanent Site. Customer will bear the responsibility for safekeeping and warehousing of the equipment in environmental conditions as set out in the specifications. Motorola agrees, with the exception of certain drop ship type equipment (antennas, lines, combiners, etc.), not to ship equipment prior to the scheduled dates without Customer's prior approval. Motorola agrees to make a reasonable effort to batch the equipment.

         7.5 To the fullest extent possible, Customer shall negotiate 24 hour per day Site availability during installation and the maintenance period. Site access includes providing Motorola with keys, pass codes, security clearances, escort, etc., necessary to gain entrance to and exit from the work area. Should a specific Site not be made available 24 hours per day, response will commence at the beginning of the access time frame. Response time ends at the access route to remote high Sites.

         7.6 Customer is at all times responsible for the costs of commercial AC power usage, building air conditioning and facility access issues.

         7.7 Customer is responsible for telephone service, inclusive of cables and wiring, which shall be run to the immediate area of the Motorola-supplied equipment, i.e., to the same room or within twenty (20) cable feet of the termination point of the equipment, whichever is closer.

         7.8 In the event that Customer fails to meet any of its responsibilities and such failure results in any delays to the agreed upon Implementation Schedule, Customer and Motorola shall negotiate in good faith a revised Implementation Schedule and additional costs, if necessary, reflecting the effect of those delays.

8.0      RIGHT TO SUBCONTRACT

         Motorola and Customer shall have the right to subcontract the Site installation work in whole or in part.

9.0      SUPERVISION

         Motorola shall provide Program Management to supervise the installation and integration of the iDEN System or System Expansion. Customer shall appoint a System Manager who shall have authority to make changes that may be required during the installation.

10.0     OUT OF SCOPE WORK

         Out of scope work requested by Customer to be performed by Motorola and not specified in this Exhibit "D" required to complete installation or integration shall be authorized in writing via a formal change order by Customer prior to the commencement of such work as set forth in the Changes section in the Agreement.

11.0     SYSTEM ACCEPTANCE

         Within seven (7) days after Motorola has advised Customer that any increment or all of the System or System Expansion is complete, Customer shall furnish representatives to witness acceptance testing as set forth in the Acceptance Test Plan (ATP) and Exhibit "C." In the event Customer does not furnish representatives within the time frame above, Motorola may proceed with the acceptance tests and send Customer a written report of the acceptance test results, which results shall be as valid as if Customer representatives had personally witnessed the ATP.

12.0     FREQUENCY MANAGEMENT RECORDS

         Provision and maintenance of records required by appropriate frequency management authorities are the sole responsibility of Customer.

13.0     BUILDING SPECIFICATIONS

         No Site buildings are to be provided by Motorola. However, all System Site buildings are to be in accordance with applicable Motorola specifications.

                                  EXHIBIT "E1"
                   TO iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                     BETWEEN
                                 MOTOROLA, INC.
                                       AND
                                     TRICOM


                           SYSTEM HARDWARE MAINTENANCE

For purposes of uniformity and brevity, references to Agreement or to an Exhibit shall refer to the above-referenced Agreement to which this document is Exhibit "E1" and to the other Exhibits to that Agreement. All definitions set forth in the Agreement shall apply hereto.

This Exhibit sets forth Motorola's technical maintenance obligations (collectively, the "System Hardware Maintenance") with respect to FNE Equipment during the warranty periods stated in Section 8 of the Agreement and any maintenance options purchased by Customer.

Motorola shall provide its " System Hardware Maintenance Plan," as set forth in Schedules A and B below during the initial warranty period for each item of FNE Equipment purchased under the Agreement. The maintenance services in Schedule B are included in the FNE item's warranty purchase price and shall be provided for a period of fifteen (15) months after the date of Conditional Acceptance. An optional maintenance service, referred to as "Optional Local Engineering Support Services," is also offered by Motorola as set forth in Schedule C below. The maintenance option, when selected by Customer, must be procured in accordance with pricing in the iDEN Infrastructure Price Book.

 SERVICE PLAN

The following is a description of the scope of work to be provided by Motorola under Motorola's System Hardware Maintenance Plan (see Schedules A and B) and Optional Local Engineering Support Services (see Schedule C).

1.       SCOPE

         1.1 Motorola shall maintain each FNE product covered by a maintenance plan according to the terms and conditions set forth herein and for the prices referenced above and in
                  Section 8 of the Agreement.

         1.2 The System Hardware Maintenance Plan shall be provided during the FNE Equipment warranty period as defined in Section 8 of the Agreement. The individual segments of the plan may be extended thereafter at Motorola's then current rates. The plan shall consist of the following:

                  1.2.1    Schedule A: Telephone Technical Support

                  1.2.2    Schedule B: Depot Repair Maintenance.

         1.3 The optional maintenance services listed below will be provided when separately purchased in accordance with the iDEN Infrastructure Price Book:

                  1.3.1    Schedule C: Optional Local Engineering Support
                           Services.

2.       CUSTOMER RESPONSIBILITIES

         Customer shall:

         2.1 Appoint a System Manager for each system and supply Motorola with the name, address and telephone number of the System Manager who shall be responsible for coordination with Motorola personnel and who shall, at the option of the Customer System Manager, make available a Customer Representative during Motorola performance of Services.

         2.2 Control site environmental conditions including but not limited to temperature, humidity, voltage, VSWR, etc. according to FNE specifications.

         2.3 Provide reasonable facilities including, but not limited to, secure storage space, a designated work space with adequate temperature control and light, and use of all FNE and communications facilities, including access to a telephone line.

         2.4 Supervise and perform all normal day-to-day System operational activities.

         2.5 Perform System restarts or other maintenance activity as directed by Motorola service manuals prior to initiating a service call for any System problem unless previously instructed otherwise by a Motorola representative.

         2.7 Furnish, maintain and repair equipment, products, and services supplied by:

                  2.7.1 The local telephone company (which include but are not limited to local exchange interface),

                  2.7.2    Vendors other than Motorola, and

                  2.7.3 Vendors of mobile and/or other portable subscriber units.

         2.9      Procure its desired test equipment for its own use.

         2.10     Procure and stock Field Replaceable Units ("FRUs").

3.       SCHEDULE A: TELEPHONE TECHNICAL SUPPORT

         With Respect to FNE equipment, Motorola shall provide Customer a telephone number for access to unlimited twenty-four (24) hour seven
         (7) days a week telephone technical support from a Motorola supplied central support function in Schaumburg, Illinois.

4.       SCHEDULE B: DEPOT REPAIR SERVICE

         Motorola shall provide depot repair of Field Replaceable Units (FRUs) at a Motorola repair facility or a repair facility authorized by Motorola in accordance with Section 8.1 of the Agreement and the terms set forth below:

         4.1 Customer shall determine and identify all FRUs indicated to be defective and ship, prepaid by Customer, said defective equipment to the designated Motorola repair facility. Customer must provide a summary of the nature of the defect. Customer must also choose a reasonable method of shipment so that FRU is received on a timely basis. Failure to adhere to these steps may result in repair delays.

         4.2 Motorola will repair and test all defective FRUs and will return said FRUs to Customer at a location designated by Customer within a reasonable time after receipt at the Motorola authorized repair location. Motorola shall pay for shipping to Customer's location.

5.       SCHEDULE C: OPTIONAL LOCAL ENGINEERING SUPPORT SERVICES

         The following Service option is offered by Motorola to Customer concurrently with the maintenance service contained in Schedules A and B during the warranty period and may be extended on an annual basis.

         5.1      Local Engineering Support

                  Motorola shall provide local engineering support to Customer in accordance with the selected MSO warranty in the iDEN Infrastructure Price Book for each new switch purchased. Said engineering support shall aid in troubleshooting switch issues, provide telephone support to troubleshoot issues for remote BSC and EBTS sites, and be available during Customer's normal working hours (the equivalent of 8:00 am to 5:00 pm), Monday through Friday.

6.       SERVICE LIMITATIONS AND EXCLUSIONS

         The following applies to any of the Maintenance Plans contained in this Exhibit.

         6.1 Service does not include installation for System hardware expansions requested by Customer.

         6.2 Service does not include: normal system operating responsibilities; the provision of operating supplies or replacement of consumable supplies; electrical work external to the Switch; or any other functions not required per this Exhibit "E".

         6.3 Service does not include maintenance or repair of towers, antennas, transmission lines, telephone lines, microwave equipment, building's HVAC, or back-up generators unless such products are provided by Motorola.

         6.4 Movement of equipment and reinstallation by anyone not authorized by Motorola may void any obligation or warranty by Motorola. Such authorization by Motorola will not be unreasonably withheld.

         6.5 Customer shall not modify, remove, or obliterate the bar code, serial number, or other identifying mark(s) on the products. Any Product so altered and in need of repair shall be repaired at the sole discretion of Motorola.

         6.6 Motorola shall have no obligation to repair or replace items when such repair or replacement is caused by the following:

                  6.6.1 An event of Force Majeure. However, Motorola agrees, upon Customer's request, to participate with Customer and make an assessment with respect to any damage as a result of such event and to provide a quotation with respect to the repair and/or replacement of the items damaged.

                  6.6.2    Acts of vandalism.

                  6.6.3 Attempts by other than personnel authorized by Motorola to repair, maintain, install or modify the equipment, or if the product is used in other than its normal and customary manner;

                  6.6.4 Customer's failure to maintain prescribed environmental conditions or external electrical tolerances.

                  6.6.5 Damage which occurs during shipment from Customer to Motorola.

                  6.6.6 Replacement or malfunction of consumable items such as printing ribbons.

                  6.6.7 Failure of any part of the Interconnected Carrier equipment.

                                  EXHIBIT "E2"
                   TO iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                     BETWEEN
                                 MOTOROLA, INC.
                                       AND
                                     TRICOM


                           SOFTWARE SYSTEM MAINTENANCE

For purposes of uniformity and brevity, references to Agreement or to an Exhibit shall refer to the above-referenced Agreement to which this document is Exhibit "E2" and to the other Exhibits to that Agreement. All definitions set forth in the Agreement shall apply hereto.

This Exhibit sets forth Motorola's technical maintenance obligations (collectively, the "Software System Maintenance") with respect to Software during the warranty periods stated in Section 9 of the Agreement. Upon the expiration of the initial warranty period Customer shall purchase the Software Maintenance Program pursuant to Section 8.5 of the Agreement.

Motorola shall provide its "Software System Maintenance Plan," as set forth in Schedules A and B during the initial warranty period for Software purchased under the Agreement. The services in Schedules A and B are provided under the terms of the annual Software Maintenance Program (SMP).

SERVICE PLAN

The following is a description of the scope of work to be provided by Motorola under Motorola's Software System Maintenance.

1.       SCOPE

         1.1 Motorola shall maintain each Software product covered by a maintenance plan according to the terms and conditions set forth herein and for the prices referenced above and in
                  Section 8 of the Agreement.

         1.2 The Software Maintenance Plan shall be provided during warranty period as defined in Section 8 of the Agreement. The individual segments of the plan may be extended thereafter at Motorola's then current rates. The plan shall consist of the following:

                  1.2.1      Schedule A:  Telephone Technical Support

                  1.2.2      Schedule B: Software Maintenance.

2.       CUSTOMER RESPONSIBILITIES

         Customer shall:

         2.1 Appoint a System Manager for each System and supply Motorola with the name, address and telephone number of the System Manager who shall be responsible for coordination with Motorola personnel and who shall, at the option of the Customer System Manager, make available a Customer Representative during Motorola performance of Services.

         2.2 Control site environmental conditions including but not limited to temperature, humidity, voltage, VSWR, etc. according to Motorola specifications.

         2.3 Provide reasonable facilities including, but not limited to, secure storage space, a designated work space with adequate temperature control and light, and use of communications facilities, including access to a telephone line.

         2.4 Supervise and perform all normal day-to-day System operational activities.

         2.5 Perform System restarts or other maintenance activity as directed by Motorola Software manuals prior to initiating a service call for any System problem unless previously instructed otherwise by a Motorola representative.

         2.6 Assist Motorola in Motorola's diagnosis of reproducible Software malfunctions and cooperate with Motorola remote and local personnel as they provide technical supervision and support to Customer's maintenance technicians.

         2.7 Furnish, maintain and repair equipment, products, and services supplied by:

                  2.7.1 The local telephone company (which include but are not limited to local exchange interface),

                  2.7.2    Vendors other than Motorola, and

                  2.7.3 Vendors of mobile and/or other portable subscriber units.

         2.8 Supervise, manage and control its use of the licensed Software including but not limited to:

                  2.8.1 Assuring proper machine configuration, program installation, audit controls and operating methods;

                  2.8.2 Implementing adequate backup plans, based on alternate procedures to diagnose, patch and repair Software defects in the event of a Software malfunction; and

                  2.8.3 Implementing sufficient procedures and checkpoints to satisfy Customer's requirements for security and accuracy of input and output as well as restart and recovery in the event of malfunction. Such procedures and checkpoints will be provided to and followed by Motorola.

         2.9      Procure its desired test equipment for its own use.

3.       SCHEDULE A:  TELEPHONE TECHNICAL SUPPORT

         Motorola shall provide Customer a telephone number for access to unlimited twenty-four (24) hour seven (7) days a week telephone technical software support from a Motorola supplied central support function in Schaumburg, Illinois.

5.       SCHEDULE B:  SOFTWARE MAINTENANCE PROGRAM ("SMP")

         Pursuant to Section 9.4 of the Agreement, the subsections below set forth SMP general terms, the proposal set forth in Exhibit "A" further defines the SMP services and pricing for 2000, and Motorola periodically shall make proposals governing SMP services and pricing for the remaining portions of the term of the Agreement. The license for Software provided during the SMP shall be provided in accordance with Exhibit "F" to the Agreement.

         5.1      Definitions

                  CERTIFICATION - The approval by Motorola that Customer's current Software is in acceptable condition for coverage under the Software Maintenance Program.

                  FEATURE - A new Software functionality or substantial performance improvement that is made available to Customer for the then current Software release.

                  FIRMWARE - Software in object code form that is implanted in hardware such as, by example and not limitation: ROM (Read Only Memory); PROM (Programmable Read Only Memory); or EPROM (Erasable Programmable Read Only Memory).

                  MAJOR RELEASE - The issue of Software and any superseding issue thereof which adds to, improves, or enhances existing Software Features and capabilities involving more extensive changes to the underlying source code or the user interface than Is the case in a Point Release. A Major Release may also correct defects in earlier releases.

                  NEW FEATURE RELEASE - A Major Release which contains one or more new Features.

                  POINT RELEASE - A superseding issue of the Software which adds to, improves, or enhances existing Features and capabilities of the Major Release of Software with which it is associated. A Point Release may also correct defects in earlier releases.

                  REHOSTING - The integration of SP Software into Customer's current release of Software.

                  SOFTWARE PATCH - Software that corrects or removes a reproducible anomaly or "bug" in an existing Major Release.

                  SOFTWARE UPDATES - Those Software "fixes" and "patches" issued by Motorola which correct a reproducible service-affecting defect in a Major Release of the Software, whether or not such defect applies to Software furnished to Customer under this Agreement. Software Updates do not include Point Releases or Major Releases, and do not represent an upgrade to or enhancement of existing Software performance levels.

                  SPECIAL PRODUCT SOFTWARE (SP) - Features developed for Customer which contain Customer unique features and/or functionality.

         5.2 All Major Releases and Software Updates (not Optional Features) made available by Motorola to any other iDEN customer shall be made available to Customer free of charge (except for SMP charges).

         5.3 Optional Features and SP Software may be included in SMP at additional cost which shall be added to the base SMP rate and included as part of the annual audit set forth in Section 5.14.

         5.4 Travel and associated expenses for on-site visits by Motorola personnel are not covered by this SMP unless, in Motorola's judgment, such travel is required to perform the warranty work or is provided for under the "iDEN System Software Loading Support Services"section of the Clearnet 1999 SMP Proposal set forth in Exhibit "O".

         5.5 Customer may purchase Motorola FNE additions required to accommodate new features and/or functionality at an additional charge to Customer as set forth in the iDEN Infrastructure Price Book. Motorola shall notify Customer of any additional hardware requirements as soon as they are aware that such additional hardware is necessary. Motorola's failure to notify Customer of material changes in hardware, when known prior to Customer order for such features or functions, will result in cancellation of the original order and allowance for the Customer to reconsider its wish to proceed.

         5.6 After completion of an SMP coverage period, if Customer declines to purchase and extend the SMP for a future term or if Customer terminates a subsequent SMP and thereby allows SMP coverage to lapse for a System, Motorola must certify (as described in Section 5.7 herein) the System before Motorola will make the SMP available to Customer for such System for another term.

         5.7 Certification for SMP consists of the following: (1) Motorola will audit Customer's System at Customer's expense; (2) Motorola will identify the FNE and/or IPL that must be purchased by Customer, if any, in order to bring Customer's System to the current release level (this includes back payment of all lapsed SMP); (3) Customer must acquire such FNE and/or IPL; and (4) once Customer has purchased the necessary items, Motorola will certify Customer's System and make SMP available to Customer at the then current Motorola price.

         5.8 While Customer is enrolled in the SMP, Motorola shall provide all labor necessary to correct any service-affecting Software defects for the full warranty period and for any period the Software is covered by the SMP, without charge to Customer, and in accordance with the warranty provisions contained in Exhibit "F".

         5.9 During the period SMP is purchased by Customer, Motorola shall provide the services defined in Schedule A (Telephone Technical Support) under SMP.

         5.10 Customer shall be responsible for the first level of maintenance, including but not limited to diagnosis and isolation of reproducible Software malfunctions. In the event of any such Software malfunction, Customer shall notify Motorola immediately, followed by written confirmation of such notice. Motorola will acknowledge receipt of verified reproducible Software malfunctions and will promptly provide such service as is necessary to correct service-affecting defects in accordance with the published Motorola specifications. Customer shall be responsible for the installation of new Releases, Updates and associated Firmware.

         5.11 SMP applies only to the Software as supplied or modified by Motorola. Modifications, attempted modifications, or additions to the Software by Customer or by any party other than Motorola is a breach of the Software License contained in Exhibit "F" to the Purchase Agreement and will void all obligations of Motorola under the SMP.

         5.12 Motorola shall have no obligation to support any Software other than the current Release and the immediately preceding Major Release.

         5.13 The SMP supplied to Customer during the warranty period shall be automatically renewed on a yearly basis. If Customer desires not to renew SMP, Customer must notify Motorola a minimum of ninety (90) days prior to the end of the warranty period or any subsequent renewal period.

         5.14 Customer shall agree to yearly audits by Motorola of Systems configurations and capacities in order to calculate the new SMP price. The new SMP price for the following year shall be calculated at the end of each calendar year and shall be based on the Products in Commercial Service at that time. If Customers' initial SMP coverage expires prior to December 31, the renewal period shall expire on December 31, and Customer shall be charged for the pro rata amount of the SMP fee to cover the period from expiration to December 31 of that year. The next renewal period shall begin on January 1 of the next year.

6.       SCHEDULE C:  OPTIONAL LOCAL ENGINEERING SUPPORT SERVICES

         The following Service option is offered by Motorola to Customer concurrently with the maintenance service contained in Schedules A through C during the warranty period and may be extended on an annual basis.

         6.1      Local Engineering Support

                  Motorola shall provide local engineering support to Customer in accordance with the selected MSO warranty in the iDEN Infrastructure Price Book for each new switch purchased. Said engineering support shall aid in troubleshooting switch issues, provide telephone support to troubleshoot issues for remote BSC and EBTS sites, and be available during Customer's normal working hours (the equivalent of 8:00 am to 5:00 pm), Monday through Friday.

7.       SERVICE LIMITATIONS AND EXCLUSIONS

         The following applies to any of the Maintenance Service Plans contained in this Exhibit.

         7.1 Service does not include installation for System hardware expansions requested by Customer.

         7.2 Service does not include: normal system operating responsibilities; the provision of operating supplies or replacement of consumable supplies; electrical work external to the Switch; or any other functions not required per this Exhibit "E".

         7.3 Service does not include maintenance or repair of towers, antennas, transmission lines, telephone lines, microwave equipment, building's HVAC, or back-up generators unless such products are provided by Motorola.

         7.4 Movement of equipment and reinstallation by anyone not authorized by Motorola may void any obligation or warranty by Motorola. Such authorization by Motorola will not be unreasonably withheld.

         7.5 Customer shall not modify, remove, or obliterate the bar code, serial number, or other identifying mark(s) on the products. Any Product so altered and in need of repair shall be repaired at the sole discretion of Motorola.

         7.6 Motorola shall have no obligation to repair or replace items when such repair or replacement is caused by the following:

                  7.6.1 An event of Force Majeure. However, Motorola agrees, upon Customer's request, to participate with Customer and make an assessment with respect to any damage as a result of such event and to provide a quotation with respect to the repair and/or replacement of the items damaged.

                  7.6.2    Acts of vandalism.

                  7.6.3 Attempts by other than personnel authorized by Motorola to repair, maintain, install or modify the equipment, or if the product is used in other than its normal and customary manner;

                  7.6.4 Customer's failure to maintain prescribed environmental conditions or external electrical tolerances.

                  7.6.5 Damage which occurs during shipment from Customer to Motorola.

                  7.6.6 Replacement or malfunction of consumable items such as printing ribbons.

                  7.6.7 Failure of any part of the Interconnected Carrier equipment.

                                   EXHIBIT "F"
                       TO THE PURCHASE AND SALE AGREEMENT
                                     BETWEEN
                                 MOTOROLA, INC.
                                       AND
                                     TRICOM

                                SOFTWARE LICENSE


For purposes of uniformity and brevity, references to Agreement or to an Exhibit shall refer to the Purchase and Sale Agreement to which this document is Exhibit F and to the other Exhibits to that Agreement, except as otherwise stated herein. All definitions set forth in the Agreement shall apply hereto except as otherwise expressly defined herein.

1.       DEFINITIONS

         FEATURES - Features include Optional Features and Standard Features.

         INITIAL PROGRAM LOAD (IPL) - The Initial Program Load contains the Operating System Software (O/SS) and the Standard Features of the current Software Release.

         INITIAL LICENSE FEE (ILF) - The Initial License Fee is the License Fee for using the O/SS, and all Standard Features included in the IPL. This fee does not cover the use of any Optional Features. This fee also does not cover the use of Software on expansion equipment associated with Network Elements, unless such expansion equipment is installed when Customer pays the Initial License Fee.

         LICENSE FEE - License Fee means the fee paid by Customer pursuant to
         Section 6.1.4 of the Agreement for the right to use Software in accordance with the terms of this Exhibit.

         NETWORK ELEMENTS - Network Elements refer to the network infrastructure components, including those component associates with Internet Protocol
         (IP) network architecture. Network Elements include, but are not limited to, the Fixed Network Equipment (FNE), and any expansions or sub-components thereof. Network Elements may be either manufactured or supplied by Motorola or by third parties.

         NETWORK FEATURES - Network Features allow specialized communication between any Network Elements.

         OPERATING SYSTEM SOFTWARE (O/SS) - The O/SS brings the hardware platform to a state of readiness that allows Standard and Optional Features to run.

         OPERATIONAL FEATURES - Operational Features improve the overall non-call performance of the network. Non-call performance includes increased call quality, increased availability and decreased cost of ownership. Examples of Operational Features include Billing Features, CAMP Terminal Expansions, Interference Cancellation, and Multiple Alarm Expansions.

         OPTIONAL FEATURES - Optional Features provide incremental functionality beyond the Standard Release and require the purchase of individual feature licenses. Optional Feature categories include Subscriber Features, Network Features and Operational Features.

         SOFTWARE - Software is any computer program, including the O/SS, the Features and any other computer program, whole or partial copies of a computer program, adaptations, derivative works, modifications, translations, updates or enhancements of all or part of a computer program, documentation associated with a computer program, and the techniques and ideas embodied and expressed in a computer program (including but not limited to the structure, sequence and organization of a computer program.) A computer program comprising Software under this Agreement is in any medium (including but not limited to all types of permanent or semi-permanent memory or storage devices, in hard-wired logic instructions, or in any electronic medium) and in any form (for example, human or machine-readable form), and a computer program is furnished directly or indirectly by Motorola to Customer, or, to the extent permitted under this Agreement, is a Customer's copy, adaptation, derivative work, modification, translation, update or enhancement of a computer program furnished directly or indirectly by Motorola to Customer. The computer programs comprising Software may be used solely in conjunction with the System Configuration. Notwithstanding the foregoing, the term Software shall not include third party computer programs provided under separate license agreements such as shirk-wrap license agreements, or third party computer programs not licensable under the terms of this Agreement, such as third party computer programs provided under the free software foundation's general public license. Any reference herein to Software being "sold" or "purchased" shall in fact be deemed to be a reference to Software being "licensed."

         SOFTWARE RELEASE - A Software Release is a new version of Software that contains new Standard Features, O/SS upgrades, and those Optional Features that have been licensed separately and individually by Customer.

         STANDARD FEATURES - Standard Features are included in the current Software Release at no additional charge. Included in the Standard Features is the Call Processing functionality that allows the Network Elements to operate as a wireless communications system.

         SUBSCRIBER FEATURES - Subscriber Features are those that can either be offered on a per-subscriber or per-traffic channel basis and/or which are apparent as features to the subscriber. Examples of Subscriber Features include Caller Preview Service, Message Waiting Notification and Authentication.

         SYSTEM CONFIGURATION - System Configuration means the combination of Software and Network Elements installed in the System for which the most recent License Fees due under the terms of this Agreement have been paid by Customer. (For the purposes of this definition, a Network Element does not include that expansion equipment associated with such Network Elements if such expansion equipment has not yet been installed.)

2.       LICENSE GRANT

         2.1 Concurrent with execution of the Agreement and subject to the payment of applicable License Fees hereunder, Motorola grants to Customer a personal, perpetual, revocable, limited, non-exclusive and non-transferable license under applicable copyrights and trade secret rights to use Software in connection with the System Configuration. The term "use" means to load, execute, store or display the Software, for the purpose of operating or maintaining the System Configuration. The term "maintain" means performing diagnostic and testing functions consistent with Customer's obligation to provide first echelon diagnosis under the Software warranty set forth in the Agreement.

         2.2 The following License Fees for the use of Software on the initial System Configuration are set forth in Exhibit A of the
                  Agreement: (i) ILF; and (ii) License Fees for specified Optional Features.

         2.3 Changes to System Configuration and/or additional use of existing Software (by Network Elements or subscribers) may require payment of additional License Fees. Examples of changes to System Configuration and/or additional Software uses include, but are not limited to, the following:

                  (i)      use of additional Optional Features;

                  (ii)     increased capacity of Optional Features;

                  (iii)    increased call processing capacity;

                  (vi) expansion of Network Elements (e.g. increase in the number of trunk shelves);

                  (vii)    addition of Network Elements.

3.       [LEFT BLANK ON PURPOSE]

4.       LIMITATIONS ON USE OF SOFTWARE

         4.1 The Software is Confidential Information of Motorola or its licensors. Customer agrees to keep confidential, in accordance with the terms of the Agreement, and not use, provide or otherwise make available in any form any Software or its contents, or any portion thereof, to any third party.

         4.2 Customer shall not translate, modify, merge, adapt, de-compile, disassemble, or reverse engineer the Software or any portion thereof.

         4.3 Customer shall notify Motorola in the event that it has purchased Network Elements from a third party. Motorola shall have the right to audit Customer's System Configuration at any time for the purpose of calculating any additional License Fees which may be due pursuant to Section 3.3. Notwithstanding any Software warranty or other performance requirements included in the Agreement, Motorola shall have no responsibility for the operation of Software on components that have not been originally packaged together by Motorola.

         4.4 Subsequent transfers or sale of Network Elements by Customer may require the transferee or purchaser to obtain a Software license from Motorola, as well as payment of applicable license fees, prior to the use of Software by the transferee or purchaser. Customer shall notify Motorola upon such transfer or sale in order to permit Motorola to grant a Software license to the transferee or purchaser, if appropriate.

5.       RIGHT TO COPY, PROTECTION AND SECURITY

         5.1 Software provided hereunder may be copied (for back-up purposes only) in whole or in part, in machine-readable form for Customer's internal use only, provided, however, that no more than two (2) printed copies and two (2) machine-readable copies will be in existence at any one time without the prior written consent of Motorola, other than copies resident in the System Configuration.

         5.2 With reference to any copyright notice of Motorola associated with Software, Customer agrees to include the same on all copies it makes in whole or in part. Motorola's copyright notice may appear in any of several forms, including machine-readable form. Use of a copyright notice on the Software does not imply that such has been published or otherwise made generally available to the public.

         5.4 SOFTWARE AND ANY COPY OF SOFTWARE IS THE SOLE AND EXCLUSIVE PROPERTY OF MOTOROLA OR ITS LICENSORS AND NO TITLE OR OWNERSHIP RIGHTS TO THE SOFTWARE OR ANY OF ITS PARTS IS TRANSFERRED TO CUSTOMER.

         5.5 Customer acknowledges that it is the responsibility of Customer to take all reasonable measures to safeguard Software and to prevent its unauthorized use or duplication. In the event that Customer discovers the unauthorized use or duplication of Software, Customer shall notify Motorola in writing and provide reasonable assistance in securing such unauthorized Software.

6.       REMEDIES

         Customer acknowledges that violation of the terms of this Exhibit or the Agreement shall cause Motorola irreparable harm for which monetary damages may be inadequate, and Customer agrees that Motorola may seek temporary or permanent injunctive relief without the need to prove actual harm in order to protect Motorola's interests.

7.       TERMINATION

         7.1 Any license granted hereunder may be terminated by Customer upon one (1) month's prior written notice.

         7.2 Motorola may revoke any license granted hereunder if Customer is in default of any of the terms and conditions of the Agreement or Exhibits, and such revocation shall be effective if Customer fails to correct such default within ten (10) days after written notice thereof by Motorola.

         7.3 Within one (1) month after termination or revocation of any license, Customer shall furnish to Motorola a document certifying, through its best efforts and to the best of its knowledge, the original and all copies in whole or in part of all Software, in any form, including any copy in an updated work, have been returned to Motorola or destroyed.

8.       LICENSEE RIGHTS

         8.1 Nothing contained herein shall be deemed to grant, either directly or by implication, estoppel, or otherwise, any license under any patents or patent applications of Motorola or Motorola's licensors, except where a license may arise by operation of law, and only to the extent that such license is necessary to operate the System.

         8.2 During the term of the license granted pursuant to Section 2 herein and for a period of one year after expiration or termination, Motorola, its licensor(s), or their representatives may, upon prior notice to Customer: (i) inspect the files, computer processors, equipment, facilities and premises of Customer during normal working hours to verify Customer's compliance with this Agreement; and (ii) while conducting the inspection, copy or retain any item that Customer may possess in violation of the license or the Agreement.

         8.3 Customer acknowledges that the provisions of this Exhibit are intended to inure to the benefit of Motorola and its licensors. Customer acknowledges that Motorola or its licensors have the right to enforce these provisions against Customer, whether in Motorola's or its licensor's name.

         8.4 Third party computer programs not licensable under the terms of this Agreement, such as third party computer programs provided under the Free Software Foundation's General Public License, are only licensed to the extent allowed by the original licensor.

                  Pursuant to Customer's request, with respect to computer programs provided under the Free Software Foundation's General Public License ("Freeware Programs") (i) such freeware programs shall be identified by Motorola using commercially reasonable best efforts and to the best of Motorola's knowledge and (ii) for a period of three years after receipt of such freeware programs, a free copy of the source code of the freeware programs in machine-readable form shall be provided by Motorola (although distribution fees may be applicable).

9.       ENTIRE UNDERSTANDING

         Notwithstanding anything to the contrary in other agreements, purchase orders or order acknowledgments, the Agreement and this Exhibit F set forth the entire understanding and obligations regarding use of Software, implied or expressed.

                                   EXHIBIT "G"
             TO iDEN(R) INFRASTRUCTURE EQUIPMENT PURCHASE AGREEMENT
                                     BETWEEN
                                    MOTOROLA
                                       AND
                                     TRICOM

                                    TRAINING

For purposes of uniformity and brevity, references to Agreement or to an Exhibit shall refer to the above-referenced Agreement to which this document is Exhibit "G" and to the other Exhibits to that Agreement. All definitions set forth in this Agreement shall apply hereto. Payment of the fee set forth in the then current iDEN Training Catalog shall evidence incorporation of this Exhibit "G" into the Agreement.

Technical Training is intended for System Operators, Maintenance personnel, Supervisor and Management personnel responsible for operation of an iDEN System who possess the necessary prerequisite knowledge, including but not necessarily limited to knowledge of telephony, digital communications and networking, logic circuitry, Pulse Code Modulation theory, and RF Technology.

1.0      GENERAL

         1.1 The series of sub-component courses presented in the iDEN Training Catalog are primarily intended for delivery at the iDEN Technical Training Center in Schaumburg, IL, using dedicated training equipment and training facilities. Some level 1 courses can be delivered at the Customer premises.

         1.2 The training pricing shown in the iDEN Training Catalog includes all instructional services and student course materials for use by Customer's students. No license is granted for further reproduction or distribution of these Motorola developed training materials provided during the class sessions.

         1.3 All training will be conducted in English and all course material will be in English, unless otherwise agreed by both parties

         1.4 For classes conducted at Motorola facilities in Schaumburg, IL, any and all other expenses incurred by Customer's student attendees, including but not limited to travel, meals, lodging and personal entertainment, are the responsibility of Customer or the attendee.

         1.5 For instructional services, consulting, or classes conducted at a Customer-supplied facility, or for any location other than Motorola facilities in Schaumburg, IL, Customer shall be responsible for the payment of all incidental expenses resulting from the training session. This would include but not be limited to facilities costs such as meeting room costs or equipment rental, plus Customer or attendee food, travel, and lodging expenses. Instructor expenses (food, travel and lodging) will be passed through to the Customer at cost.

         1.6 The courses utilized in support of the iDEN System will, in most cases, be divided between periods of lecture and periods of practical "Hands-On" training. Courses conducted at Customer location will utilize customer-supplied product, terminals, test equipment and related paraphernalia for the practical "Hands-On" sessions. Motorola reserves the right to subcontract training to authorized Motorola training departments outside of the Network Solutions Sector (NSS), and/or subcontractors of Motorola.

2.0      TECHNICAL TRAINING PLAN DESCRIPTION

         2.1 One of the many initiatives of iDEN technical training is to provide training that will help Customer participants perform their jobs more efficiently. To do this, Motorola's technical training representatives interviewed managers, and more importantly, the technicians and engineers who actually do the work to find out what the Customer's needs are to maintain the iDEN infrastructure.

         2.2      The Technical Training Curriculum is divided into 3 levels.

                  A.       Level 1 is for someone new to the MSO environment

                  B. Level 2 is designed to train individuals how to maintain and troubleshoot the infrastructure.

                  C. Level 3 will teach the technicians and engineers advanced concepts and troubleshooting techniques.

                  All equipment maintenance courses will be structured to provide servicing information consistent with the service plan established by Motorola. No component level servicing information is included in this training plan for any Fixed or Subscriber equipment within this System.

3.0      SCHEDULING OF TRAINING

         The training curriculum available in the iDEN Training Catalog will be accompanied by the schedule for all of the classes held in the Motorola Training facility in Schaumburg, IL. Training that can be delivered at the Customer location will be scheduled depending on instructor availability and the acceptance of the proposed quote. These field classes may be subject to change based on resource, equipment, and System availability. To ensure a wider range of available training dates, scheduling requests should be made at least 120 days in advance of the start of the requested delivery date. At the time of Customer's request for scheduling, Motorola will confirm the request and will inform Customer of changes that may have occurred in course length, delivery location, content or source that would materially affect the training session.

4.0      DELIVERABLES FOR TECHNICAL TRAINING AND TECHNICAL TRAINING-RELATED
         PRODUCTS

         The Curriculum list in the iDEN Training Catalog shows the course titles for each of the expected classes in each of the three training levels. The lists of training courses are subject to revision, based on changes in Customer's System hardware and software. In addition, training course title, content, source and desired location is subject to change.

         Course Descriptions for each of these training courses are shown in the attached iDEN Training Catalog.

5.0      TECHNICAL TRAINING PREREQUISITES

         Each of the courses or course levels shown in the catalog has one or more prerequisites.

         In general, if a course is to be taken without completing the suggested prerequisites for that particular course, the prerequisite waiver form located in the catalog must be completed and attached to the registration form. The filling out of this waiver form indicates that the specified individual has the equivalent experience, and/or knowledge base, to assimilate the course content without completing the suggested prerequisites. It also indicates that the individual is registering without having taken the prerequisites but is part of the target audience.

6.0      COURSE DESCRIPTIONS

         The course descriptions set forth in Motorola's Training Catalog shall be considered a representative sample of the courses available to Customer. All material in the catalog is subject to change.

                                   EXHIBIT "H"
                   TO IDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                     BETWEEN
                                    MOTOROLA
                                       AND
                                     TRICOM

                                  DOCUMENTATION

For purposes of uniformity and brevity, references to Agreement or to an Exhibit shall refer to the above-referenced Agreement to which this document is Exhibit "H" and to the other Exhibits to that Agreement. All definitions set forth in the Agreement shall apply hereto.

Following is a brief description of the iDEN System manuals. All manuals will be in English.

1.0      GLOSSARY OF TERMS AND SYSTEM DESCRIPTION

         Consists of a definition of SWITCH acronyms and telephony terms along with a description of the various System parts (i.e., SWITCH, Base
         Site) and how they tie together.

2.0      SWITCH TECHNICAL DESCRIPTION

         This document includes the SWITCH Theory of Operation, hardware (block diagrams) description, and software (data flow diagrams) description.

3.0      SWITCH OPERATOR'S MANUAL

         Description of how to operate the Switch, including loading procedures, commands, operational modes, and alarm descriptions.

4.0      SWITCH FIELD MAINTENANCE

         This manual helps a technician identify and replace boards and modules which are non-functional. The manual is basically divided into two sections: troubleshooting and board replacement. Troubleshooting is an alphabetical listing of error messages followed by a suggested procedure. If the procedure involves replacing a defective board, the crafts person will be routed to a specific cage and slot number in the board replacement section.

5.0      BASE SITE CONTROLLER

         This manual consists of Base Site Controller information. Configuration information, theory of operation, operating procedures, and maintenance information are described.

6.0      BASE STATION EQUIPMENT

         This Base Station manual includes configuration information, block diagrams of product hardware, theory of operation, and routine maintenance.

         Motorola will provide the above-mentioned volumes as part of the Agreement. Quantities include one copy of each of the manuals described in paragraphs 1 through 6, and two copies of all other manuals. Additional copy pricing will be quoted separately.

         Motorola reserves the right to change Documentation without notifying Customer beforehand. Motorola periodically will supply relevant changes to standard Documentation to Customer.

         Motorola Documentation is copyrighted by Motorola, Inc. No reproduction rights for these Motorola developed manuals will be granted.

                                   EXHIBIT "I"
                   TO iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                     BETWEEN
                                    MOTOROLA
                                       AND
                           TRICOM LATINOAMERICA, S.A.

                          ADDITIONAL OPERATING ENTITIES

For purposes of uniformity and brevity, references to Agreement or to an Exhibit shall refer to that Purchase Agreement to which this document is Exhibit "I" and to the other Exhibits to that Agreement. All definitions set forth in the Agreement shall apply hereto, unless otherwise specified herein.

1.0      PURPOSE

The purpose of this Exhibit "I" is to set forth the wording of the document to be executed, from time to time, by the Motorola, Customer and the corresponding Additional Operating Entity, whereby Customer assigns to the corresponding Additional Operating Entity certain rights, and obligations of the Customer for a particular country of the Area.

2.0      THE AGREEMENT

This agreement (the "AOE Agreement") between (i) Motorola, Inc., a Delaware corporation, by and through its Network Solutions Sector, Customer Solutions Group with offices at 1301 East Algonquin Road, Schaumburg, Illinois 60196 ("Motorola", which term shall also mean, where the context requires, Motorola subsidiaries or subcontractors involved in providing services or materials for this Agreement), (ii) Tricom Latinoamerica, S. A., a Cayman Islands corporation, with offices at Campbell Corporate Services Limited, The Bank of Nova Scotia Building, P.O. Box 268, George Town, Grand Cayman ("Customer" or "Tricom"), and
(iii) [AOE's name], a [AOE's country of incorporation] company, with offices at [AOE's domicile] ("AOE").

RECITALS:

Motorola and Customer entered into the iDEN(R) Infrastructure Supply Agreement ("Agreement" or "Supply Agreement") on ___ July, 2000, which purpose is for Customer to purchase and for Motorola to sell, and where required by the Customer, for Motorola to install and integrate iDEN Systems, as set forth in the Agreement and in the Exhibits thereto.

Customer desires to develop an iDEN(R) System in the Area, which will be developed either directly or through the AOE in each of the countries in the Area, as provided in Section 2.8 of the Agreement.

AOE has obtained certain rights to use certain electromagnetic radio frequencies licensed by the Spectrum Regulatory Agency and employs or intends to employ such frequencies to operate iDEN Systems in [the country] (the "Country").

AGREEMENT:

Now therefore, in consideration of the mutual obligations herein contained, the parties agree as follows:

1.0      DEFINITIONS

         All definitions set forth in the Agreement shall apply hereto, unless otherwise specified herein.

2.0      THE ASSIGNMENT

         By virtue of this AOE Agreement, Customer assigns to include the AOE and the AOE accepts the assignment of Customer's rights and obligations derived from the Agreement with respect to the Country. Customer understands and agrees that notwithstanding the assignment of such rights and obligations to AOE, including payment for Equipment and/or Services, Customer remains liable for performance of those obligations under the Agreement. AOE understands and agrees that the terms and conditions of the Agreement will govern its relationship with Motorola and that the AOE agrees to all the terms and conditions of the Agreement applicable to Customer. Motorola agrees to the assignment of the Agreement by Customer to AOE, and Motorola remains liable for the performance of its obligations under the Agreement.

3.0      COUNTRY'S INITIAL SYSTEM

         The Country's Initial System is the minimum required System to operate as a digital mobile network to provide mobile integrated services in the Country utilizing the iDEN technology platform. This Country's Initial System is described in Exhibit "A_" of the Agreement, attached hereto as Annex "A" and corresponds to what has been defined in the Agreement as the Initial System's Firm Quote for the Country.

4.0      REPRESENTATIONS AND WARRANTIES

         A.  Customer and AOE represent and warrant to Motorola that:

         4.1 AOE is a company, subsidiary or partnership in which Customer holds at least 51% interest;
         4.2. AOE has obtained certain rights to use certain electromagnetic radio frequencies licensed by the Spectrum Regulatory Agency which allows it to operate iDEN Systems in the Country;
         4.3. AOE has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this AOE Agreement and has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to perform and carry out its obligations hereunder, if any are required;
         4.4. The persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto;
         4.5. The execution, delivery, and performance of this AOE Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party, and;
         4.6 The execution, delivery, and performance of this AOE Agreement has been duly authorized by all necessary partnership or corporate action and this AOE Agreement is a valid and binding obligation of Customer and AOE, as the case may be, and enforceable in accordance with its terms.

         B.       Motorola represents and warrants to Customer and AOE that:

         4.7. Motorola shall extend [Preferred Deployment or Headstart, as the case may be] treatment to this AOE in accordance with the terms of the Agreement.
         4.8. Motorola shall extend all warranties for Motorola and Non-Motorola manufactured products and services to this AOE in accordance with the terms of the Agreement.
         4.9. Motorola shall extend to this AOE all applicable terms of the Agreement in accordance with the terms of said Agreement.

5.0      RATIFICATION OF AGREEMENT

         Except as specifically stated in this AOE Agreement, the Agreement is in all other respects ratified, confirmed and continues in full force and effect.

In witness whereof, the parties have caused this AOE Agreement to be effective on __________, 200_.



MOTOROLA, INC.                                TRICOM LATINOAMERICA, S.A.



By:                                           By:
        ------------------------------             ----------------------------
         (Signature)                               (Signature)



Name:                                         Name:
        ------------------------------             ----------------------------
        (Print-Block Letters)                      (Print-Block Letters)



Title:     Regional Director - LAC            Title:
        ------------------------------              ----------------------------
         (Print-Block Letters)                      (Print-Block Letters)


[AOE'S NAME]


By:
     --------------------------------
         (Signature)


Name:
       ------------------------------
         (Print-Block Letters)


Title:
        -----------------------------
         (Print-Block Letters)

                                EXHIBIT "J"
               TO THE iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                 BETWEEN
                                MOTOROLA
                                   AND
                        TRICOM LATINOAMERICA, S.A.


         [2 pages. Confidential portion omitted and filed separately with the Securities and Exchange Commission purusant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.]

                                   EXHIBIT "L"
                   TO iDEN(R) INFRASTRUCTURE SUPPLY AGREEMENT
                                     BETWEEN
                                    MOTOROLA
                                       AND
                            TRICOM LATINOAMERICA, S.A.

                           REQUEST FOR QUOTATION (RFQ)

                                  QUESTIONNAIRE

                            INT'L iDEN INFRASTRUCTURE
                                   NEW SYSTEM


 ................................................................................
PLEASE NOTE THAT THE FOLLOWING IS REQUIRED BEFORE QUOTATION WORK WILL BEGIN:

1.       A SIGNED NON DISCLOSURE AGREEMENT (NDA)
2.       AN EXPORT CONTROL SCREENING FORM (TABLE OF DENIAL ORDERS)
3.       GOVERNMENT SCREENING FORM
4.       Q-GATE 17 (SALES STRATEGY MAY BE WAIVED)

THE ABOVE MUST BE FILLED OUT, SIGNED, AND FAXED TO MOTOROLA NSS-iDEN BID AND QUOTE (847-576-5801). THESE FORMS ARE A REQUIREMENT PER MOTOROLA STANDARD OPERATING PROCEDURES.

 ................................................................................

                  Customer Name:     TRICOM, S. A.
                                     -------------

                  Customer Address:  AVENIDA LOPE DE VEGA #95
                                     ----------------------------
                                     APARTADO POSTAL 30373
                                     ---------------------
                                     SANTO DOMINGO, REPUBLICA DOMINICANA
                                     -----------------------------------

                  Proposal Number:  _______________________________________

                  Submitted by:     __

                  Approved by:      _

Requested Due Date for Quotation?    ___

Anticipated Date of Contract Award?  __________

(MSO/EBTS Forecast will be submitted based upon anticipated contract award date.)

PLEASE CHECK WHICH TYPE OF QUOTATION IS REQUIRED.   (See definitions below).

Budgetary                  or  Firm Proposal        XXXX
         ---------                           ---------------

A BUDGETARY QUOTE WILL NOT be reviewed by the Configuration Engineering Team. This quote will be based upon generic equipment models and other recently engineered equipment lists. In addition, the budgetary quote will be comprised of an Exhibit A ONLY unless other documentation is required.

Please check other documentation required for the Budgetary Quote:

Generic Executive Summary    xx
                           ------------

Generic Implementation Schedule   xx
                                ----------

Generic Statement of Work    xx
                          ------------

Generic Responsibility Matrix   xx
                              ------------

Standard iDEN Purchase Agreement with Exhibits     xx
                                               -----------

ASSUMING COMPLETE INFORMATION IS RECEIVED PER THIS RFQ, THE NORMAL TURNAROUND TIME TO COMPLETE A BUDGETARY QUOTE IS APPROXIMATELY 1-2 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY.

A FIRM PROPOSAL will be reviewed by the Configuration Engineering Team. Customized engineering will be prepared per the configuration requirements as defined on this RFQ. The standard proposal format includes a generic executive summary, generic implementation schedule and the standard iDEN Purchase Agreements with Exhibits.

ASSUMING COMPLETE INFORMATION IS RECEIVED, THE NORMAL TURNAROUND TIME TO COMPLETE A FIRM PROPOSAL IS APPROXIMATELY 4 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY. NOTE:
COMPLETE INFORMATION INCLUDES AN ENGLISH VERSION OF THE PSTN SIGNALING SPECIFICATION.

Hard Copy of the Proposal or Budgetary Required?     YES     (yes/no) If No,
                                                 ------------
Exhibit A will be sent via E-mail. Proposal/Budgetary Hard Copies to be sent to:

         Name:                      Virgilio Cadena
         Title:                     Vicepresidente de Operaciones Tricom
         Address:                   Avenida Lope de Vega #95
                                    Santo Domingo, Republica Dominicana
         Phone:                     (809)  476-4042

Total number of Proposal/Budgetary Copies Required for Customer:      3
                                                                 --------------

Two (2) copies will be given to Sales Team. Are additional copies required?
  YES
-------

         If Yes, how many additional copies? ______.

         To whom and to what address are they to be sent?

            Luis Quijano and Valerie Bennett ( Project PM )
         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------



In order to construct an accurate and timely quotation for an iDEN system, several pieces of information are necessary. This information includes details about the area to be covered and the subscribers to be served.

DISCLAIMER

The quotation constructed through this information is intended for preliminary use. Estimates of site coverage will be made using theoretical models that make assumptions such as, but not limited to, flat earth and uniform density buildings. These estimates do not replace the need for detailed RF planning. Customers are encouraged to retain a RF planning consultant to perform RF design. Traffic models are provided for information only. Actual traffic loading may vary based on factors such as, but not limited to, base site locations and customer marketing. Upon completion of this input document, Motorola will produce a budgetary pricing estimate. Final pricing will require additional information from customer and additional analysis by Motorola.

DESCRIBE YOUR iDEN SYSTEM REQUEST

Describe the New iDEN System you are requesting:

MSO Design Capacity     -              subscribers
                    ------------------

                          Phase 1         Phase 2           Phase 3
RF Design Capacity         9,382           14,073            20,265
                           -----           ------            ------
(CUMULATIVE)
Briefly describe the system you are requesting with this RFQ. Include information like system features (Multiservice Only, SMS, Packet Data, IWF,VMS).

TRICOM'S iDEN SYSTEM WILL BE IMPLEMENTED IN COSTA RICA . INTERCONNECT INTERLEAVE WILL BE 3:1 AND THE SUBSCRIBERS DISTRIBUTION WILL BE 30% DISPATCH AND 70% MULTISERVICE. THERE WILL BE 59 EBTS'S SITES WITH 287 BR'S., DIVIDED IN THREE (3) PHASES. THE COSTA RICA EBTS'S INFRASTRUCTURE WILL BE LINKED UP TO THE PANAMA HOST MSO, FOR YEAR 1; YEAR 2 AND YEAR 3 WILL BE DETERMINED BASE ON TRAFFIC GROWTH IN THE REGION. PLEASE TO SPECIFY, IF REQUIRED, ANY EXPANSION IN THESE MSO FOR ADDITIONAL OF COSTA RICA INFRASTRUCTURE. THE PROPOSAL MUST BE ITEMIZED PRICING FOR EQUIPMENT AND SERVICES (INSTALLATION, ENGINEERING, O&M FOR YEAR BASIS, ETC). TRAINING FOR YEAR 1 TO YEAR 3 PLUS RECOMMENDED TEST EQUIPMENTS AND SPARES FOR E-BTS (2).



Explain briefly any special considerations to be taken into account by Configuration Engineering and Proposal Management. (For Example: Do not quote power system to be provided by the customer. Design MSO for capacity of phase 3.)

detailed in section 1.2.
---------------------------

State which system features should be quoted as options (e.g. VMS).

PACKET DATA ( THE DEFAULT EQUIPMENT FOR PD IS THE 64K MDG ) . An external HLR for the MSC should be quoted as an option. One EBTS engineer should also be quoted on a quarterly

1.       SITE INFORMATION

1.1      MSO LOCATION:
         Please provide the expected MSO location below:

         Expected MSO Name: N/A

         City Name; Guatemala
1.2      EBTS SITE INFORMATION
         Please provide the types of EBTS configuration and their total number of sites that are planned to be deployed in the table below. Double click Table below and then modify.

         AVAILABLE CONFIGURATIONS (SEE PRICEBOOK SECTION 4):
         o Omni 1 through 18 (Cavity sites 1 through 20)
         o 3SECTOR - __Through
         o SRRC Omni - through 16
         o SRRC 3Sector - 3 through 22
         o Indoor SRSC Omni 1 through 3 (Omni 1 through 4 on 40w sites)
         o Outdoor SRSC Omni 1 through 3
                               ---------
         AVAILABLE OPTIONS:
         o LR - Left or Right Side Panel
         o FR - Front and Rear Door
         o TB - Top and Base Cover
         o TTAI - Tower Top Amp Interface
         o TTA - Tower Top Amp
         o UP - Utility Pedestal and parts (Outdoor SRSC only)


                                            EBTS Configuration Table

         --------------------------------------------------------------------------------------------------------------------------
                              # OF                                                   70w/   HYB/            75/120      OPTIONS
                              SITES         SITE TYPE         # OF BRS     FREQ.     40w     CAV    E1/T1    Ohms
         --------------------------------------------------------------------------------------------------------------------------
         SAMPLE                 3       SRRC SECTOR 3-2-2        21       800MHZ      70     HYB     E1       120      TTAI, TTA
         --------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------------------
         PHASE 1                5            OMNI 3              15       800MHZ      70     HYB     E1       120          NO
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 1                2            OMNI 4              8        800MHZ      70     HYB     E1       120          NO
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 1                2            OMNI 6              12       800MHZ      70     HYB     E1       120          NO
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 1                8            OMNI 7              56       800MHZ      70     HYB     E1       120          NO
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 1                3         SECTOR -3-3-4          30       800MHZ      70     HYB     E1       120          NO
                            -------------------------------------------------------------------------------------------------------
         Total Ph 1            20                               121
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 2                        STAND ALONE BR'S         41
         --------------------------------------------------------------------------------------------------------------------------
         PHASE 2               39            OMNI 2              78       800MHZ      70     HYB     E1       120          NO
         --------------------------------------------------------------------------------------------------------------------------
         Total Ph 2            39                               119
         --------------------------------------------------------------------------------------------------------------------------
         PHASE 3                        STAND ALONE BR'S         47
         --------------------------------------------------------------------------------------------------------------------------
         Total Ph 3             0                                47
         --------------------------------------------------------------------------------------------------------------------------

2.       CALL PROFILE:

2.1      PLANNED CALL PROFILE: DISPATCH AND INTERCONNECT

         Please provide the following call model information.

         Double click Table below and then modify BLUE BOLD only. If call profile is different by phases, please copy the table below and generate call profile separately.

         -----------------------------------------------------------------------------------------------------------
                         UNIT TYPE                    Int.        Disp.        Multi. Units           Total
                                                                           ---------------------      Number
                                                   Only Units  Only Units     Int.     Disp.            of
         ---------------------------------------------------------------------------------------    Subscriber
                         Interleave                    3:1         6:1        3:1       6:1           Units
         ---------------------------------------------------------------------------------------        by
                          Calls/hr                    0.18        1.80        0.60      1.80          Phase
                         Hold Time                     120        20.0         84        20
                        Illum. Cells                    1           2          1         2
                        Erlangs/Unit                 0.0060      0.0120      0.0140    0.0120
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 1          0         2,815           6,567               9,382
         -----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 2          0         4,222           9,851               14,073
         -----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 3          0         6,080           14,186              20,265
         -----------------------------------------------------------------------------------------------------------

         Int. = Interconnect, Disp. = Dispatch, Multi. = Multiservice

2.2      PLANNED CALL PROFILE: VMS, SMS, IWF AND MDG
         Please provide the following expected number of subscribers below.

         Double click Table below and then modify BLUE BOLD only.

         ---------------------------------------------------------------------------------------------------------
                                           Default Value         Phase 1          Phase 2           Phase 3

         ---------------------------------------------------------------------------------------------------------
         VMS Users                     100 % of Int. Units     10000 USERS      15000 USERS         0 USERS
         ---------------------------------------------------------------------------------------------------------
         SMS Users                     5 % of Int. Units       2000 USERS       4000 USERS          0 USERS
         ---------------------------------------------------------------------------------------------------------
         IWF Users                     5 % of Int. Units       2000 USERS       4000 USERS          0 USERS
         ---------------------------------------------------------------------------------------------------------
         Packet Data Users             5 % of Disp. Units      1000 USERS       2000 USERS          0 USERS
         ---------------------------------------------------------------------------------------------------------

      Int. Units = (3:1 Int. Only Units) + (3:1 Int. in Multiservice Units) Disp. Units = (6:1 Disp. Only Units) + (6:1 Disp. In Multiservice Units)


3        PLANNED MSO PARAMETERS


3.1      MSC PARAMETERS


         o  Equipment Type Approval Required (Yes, No, Default = Yes)................................(YES              )
         o  Type of PSTN Signaling (R1, R2, ISUP, TUP, etc., Default = R2)...........................(R2 AND C7        )
         o  Number of PSTN Pools (1,2,3, etc., Default = 3)..........................................(3                )
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120 (OMEGA) E1).....(120(OMEGA) E1    )
         o  External HLR Required (Yes, No, Default = No)............................................(NO               )


                                 Page 7 of 10

3.2      VMS PARAMETERS

         o  Average Voice Message per day per subscriber (Default = 2)...............................(2                )
         o  Average Message Length per Message (Default = 30 Sec)....................................(30 SEC           )
         o  Average Voice Mail Greeting Length (Default = 20 Sec)....................................(25SEC            )
         o  Average Retention (Read) Time per Message (Default = 12 Hr)..............................(24HR
         o  Busy Hour Call Rate (Default = 10 %).....................................................(10%              )
         o  GOS (Default = 5 %)......................................................................(5%               )

3.3      SMS PARAMETERS
         o  Short Message per day per subscriber (Default = 0.6).....................................(.6               )
         o  Busy Hour per Day (6, 7, 8, 9, 10, etc. Default = 8) ....................................(8                )
         o  VMS Penetration (50, 60, 70, 80, etc. Default = 70 %)....................................(70%              )
         o  SMS Penetration (20, 30, 40, 50, etc. Default = 30 %)....................................(30%              )
              Note: Sum of VMS and SMS Penetration Rates must be 100 %.

3.4      IWF PARAMETERS
         o  Circuit Data Busy Hour Call Rate (0.1, 02, 0.3, etc. Default = 0.1)......................(0.1              )
         o  Average Holding Time (100, 150, etc. Default = 180 Sec)..................................(180 SEC          )
         o  GOS (1, 2, etc. Default = 5 %)...........................................................(5%               )

3.5      PACKET DATA
         o  Number of subscribers  (15K,  64K, etc  Default =15K)....................................(64 K)

4        EXPECTED MSO ROOM REQUIREMENTS

4.1      MSO ROOM: CUSTOMER'S RESPONSIBILITY
         o  Ceiling Height from Floor (2.5, 3.0, etc. Default = 3.5 m)...............................(3.5 M            )
         o  Cable Tray or Floor Tile.................................................................(MOTOROLA         )
         o  HVAC.....................................................................................(MOTOROLA         )

4.2      AC POWER: CUSTOMER'S RESPONSIBILITY
         o  Inputs to Rectifiers  Chose one:
            o  Voltage (380/415 VAC, 50/60 Hz).......................................................(                 )
            o  Voltage (208/240 VAC, 50/60 Hz).......................................................(208/240 VAC,60HZ )
            o  Voltage (480 VAC, 50/60 Hz)...........................................................(                 )
            o  Voltage (specify VAC, 50/60 Hz).......................................................(60 HZ            )

         o  Inputs to Monitors:
            o  Voltage (120VAC, 240VAC, 440VAC, etc. Default = 240 VAC)..............................(120 VAC          )
            o  Phases (Single, Three, etc. Default = Single Phase)...................................(SINGLE PHASE     )
            o  Frequencies (50, 60, etc. Default = 50 Hz)............................................(60 HZ            )


                                 Page 8 of 10

4.3      DC POWER:

         o  DC Power Plant (- 48 VDC System) and Rectifiers:
            o  Supplied by (Motorola, Customer, etc. Default = Motorola).............................(MOTOROLA         )
            o  N+1 Redundant Rectifier? (Yes, No, Default = Yes).....................................(YES              )
            o  Battery Backup Hour (2,4, 6, 8, etc. Default = 2 Hr)..................................(8 HRS.
         o  DC to AC Inverters (Yes, No, Default = Yes)..............................................(YES              )
         o  DC Generator, if required................................................................(CUSTOMER SUPPLIED)

5        EBTS INFORMATION

5.1      FREQUENCY AVAILABLE
         o  Frequency Range  Chose one:
            o  Base RX (806 - 821 MHz, 896-901 MHz)..................................................(806 - 821 MHZ    )
            o  Base TX (851-866 MHz, 935-940 MHz)....................................................(851 - 866 MHZ    )

5.2      EBTS EQUIPMENT

         o  EBTS Power (Standard, None, Specific)....................................................(STANDARD         )
         o  EBTS Antenna (Standard, None, Specific)..................................................(CUSTOMER SUPPLIED)
         o  EBTS Spares (Standard, None, Specific)...................................................(STANDARD         )

6        STANDARD EBTS SITE REQUIREMENTS

6.1      SPAN LINES FROM EBTSS TO MSO: CUSTOMER'S RESPONSIBILITY
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120 (OMEGA) E1).....(120(OMEGA) E1    )

7        TEST EQUIPMENT

7.1      MSO TEST EQUIPMENT
         o  How many sets of MSO Test Equipment? (0,1 , 2, etc. Default = 1).........................(1                )

7.2      EBTS TEST EQUIPMENT
         o  How many sets of EBTS Test Equipment? (0, 1, 2, etc. Default = 1)........................(2                )

8        Additional Information

         Please provide any additional comments concerning the system requirements or the quotation format below:

         The grade of service GOS that should be used is 2% blocking for interconnect and 5% for dispatch.

9        ATTACHMENTS:

9.1      PSTN SIGNALING SPECIFICATION - MANDATORY IF INTERCONNECT IS REQUESTED

         This specification is mandatory if the system is to be designed for both Interconnect and Dispatch. Disregard if your entire system is for Dispatch Only.

         In order to process a quotation for an MSC, Nortel will require an English version of the local PSTN Signaling document/specifications. Upon receipt of this document the quote can be officially started. English version should include references to international standards. For example: ISUP (ITU-T Blue Book).

9.2      SYSTEM BLOCK DIAGRAM - PREFERRED
         ATTACH

9.3 NON DISCLOSURE AGREEMENT (NDA) - HARD COPY REQUIRED WITH CUSTOMER SIGNATURE. FAX TO 847-576-5801.
         ATTACH

9.4      EXPORT CONTROL SCREENING
         ATTACH

9.5      GOVERNMENT SCREENING FORM
         ATTACH

9.6      Q-GATE 17
         ATTACH

9.7      SALES STRATEGY FORM (IF APPLICABLE)
         ATTACH

                           REQUEST FOR QUOTATION (RFQ)

                                  QUESTIONNAIRE

                            INT'L iDEN INFRASTRUCTURE
                                   NEW SYSTEM


 ................................................................................
PLEASE NOTE THAT THE FOLLOWING IS REQUIRED BEFORE QUOTATION WORK WILL BEGIN:

1.       A SIGNED NON DISCLOSURE AGREEMENT (NDA)
2.       AN EXPORT CONTROL SCREENING FORM (TABLE OF DENIAL ORDERS)
3.       GOVERNMENT SCREENING FORM
4.       Q-GATE 17 (SALES STRATEGY MAY BE WAIVED)

THE ABOVE MUST BE FILLED OUT, SIGNED, AND FAXED TO MOTOROLA NSS-IDEN BID AND QUOTE (847-576-5801). THESE FORMS ARE A REQUIREMENT PER MOTOROLA STANDARD OPERATING PROCEDURES.
 ................................................................................

                  Customer Name:     TRICOM, S. A.
                                     -------------

                  Customer Address:  AVENIDA LOPE DE VEGA #95
                                     ----------------------------
                                     APARTADO POSTAL 30373
                                     ---------------------
                                     SANTO DOMINGO, REPUBLICA DOMINICANA
                                     -----------------------------------

                  Proposal Number:  _______________________________________

                  Submitted by:     __

                  Approved by:      _

Requested Due Date for Quotation?    ___

Anticipated Date of Contract Award?  __________

(MSO/EBTS Forecast will be submitted based upon anticipated contract award date.)

PLEASE CHECK WHICH TYPE OF QUOTATION IS REQUIRED.   (See definitions below).

Budgetary                  or  Firm Proposal        XXXX
         ---------                           ---------------

A BUDGETARY QUOTE WILL NOT be reviewed by the Configuration Engineering Team. This quote will be based upon generic equipment models and other recently engineered equipment lists. In addition, the budgetary quote will be comprised of an Exhibit A ONLY unless other documentation is required.

Please check other documentation required for the Budgetary Quote:

Generic Executive Summary    xx
                           ------------

Generic Implementation Schedule   xx
                                ----------

Generic Statement of Work    xx
                          ------------

Generic Responsibility Matrix   xx
                              ------------

Standard iDEN Purchase Agreement with Exhibits     xx
                                               -----------

ASSUMING COMPLETE INFORMATION IS RECEIVED PER THIS RFQ, THE NORMAL TURNAROUND TIME TO COMPLETE A BUDGETARY QUOTE IS APPROXIMATELY 1-2 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY.

A FIRM PROPOSAL will be reviewed by the Configuration Engineering Team. Customized engineering will be prepared per the configuration requirements as defined on this RFQ. The standard proposal format includes a generic executive summary, generic implementation schedule and the standard iDEN Purchase Agreements with Exhibits.

ASSUMING COMPLETE INFORMATION IS RECEIVED, THE NORMAL TURNAROUND TIME TO COMPLETE A FIRM PROPOSAL IS APPROXIMATELY 4 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY. NOTE:
COMPLETE INFORMATION INCLUDES AN ENGLISH VERSION OF THE PSTN SIGNALING SPECIFICATION.

Hard Copy of the Proposal or Budgetary Required?     YES     (yes/no) If No,
                                                 ------------
Exhibit A will be sent via E-mail. Proposal/Budgetary Hard Copies to be sent to:

         Name:                      Virgilio Cadena
         Title:                     Vicepresidente de Operaciones Tricom
         Address:                   Avenida Lope de Vega #95
                                    Santo Domingo, Republica Dominicana
         Phone:                     (809)  476-4042

Total number of Proposal/Budgetary Copies Required for Customer:      3
                                                                 --------------

Two (2) copies will be given to Sales Team. Are additional copies required?
  YES
-------

         If Yes, how many additional copies? ______.

         To whom and to what address are they to be sent?

            Luis Quijano and Valerie Bennett ( Project PM )
         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------



In order to construct an accurate and timely quotation for an iDEN system, several pieces of information are necessary. This information includes details about the area to be covered and the subscribers to be served.

DISCLAIMER

The quotation constructed through this information is intended for preliminary use. Estimates of site coverage will be made using theoretical models that make assumptions such as, but not limited to, flat earth and uniform density buildings. These estimates do not replace the need for detailed RF planning. Customers are encouraged to retain a RF planning consultant to perform RF design. Traffic models are provided for information only. Actual traffic loading may vary based on factors such as, but not limited to, base site locations and customer marketing. Upon completion of this input document, Motorola will produce a budgetary pricing estimate. Final pricing will require additional information from customer and additional analysis by Motorola.

DESCRIBE YOUR iDEN SYSTEM REQUEST

Describe the New iDEN System you are requesting:

MSO Design Capacity     -              subscribers
                      ---------------

                          Phase 1         Phase 2           Phase 3
RF Design Capacity         10,136          15,204            21,894
                           ------          ------            ------
(CUMULATIVE)
Briefly describe the system you are requesting with this RFQ. Include information like system features (Multiservice Only, SMS, Packet Data, IWF,VMS).

TRICOM'S iDEN SYSTEM WILL BE IMPLEMENTED IN EL SALVADOR . INTERCONNECT INTERLEAVE WILL BE 3:1 AND THE SUBSCRIBERS DISTRIBUTION WILL BE 30% DISPATCH AND 70% MULTISERVICE. THERE WILL BE 38 EBTS'S SITES WITH 249 BR'S., DIVIDED IN THREE
(3) PHASES. THE EL SALVADOR EBTS'S INFRASTRUCTURE WILL BE LINKED UP TO THE PANAMA HOST MSO, FOR YEAR 1; YEAR 2 AND YEAR 3 WILL BE DETERMINED BASE ON TRAFFIC GROWTH IN THE REGION. PLEASE TO SPECIFY, IF REQUIRED, ANY EXPANSION IN THESE MSO FOR ADDITIONAL OF GUATEMALA INFRASTRUCTURE. THE PROPOSAL MUST BE ITEMIZED PRICING FOR EQUIPMENT AND SERVICES (INSTALLATION, ENGINEERING, O&M FOR YEAR BASIS, ETC). TRAINING FOR YEAR 1 TO YEAR 3 PLUS RECOMMENDED TEST EQUIPMENTS AND SPARES FOR E-BTS (2).



Explain briefly any special considerations to be taken into account by Configuration Engineering and Proposal Management. (For Example: Do not quote power system to be provided by the customer. Design MSO for capacity of phase 3.)

detailed in section 1.2.
---------------------------

State which system features should be quoted as options (e.g. VMS).

PACKET DATA ( THE DEFAULT EQUIPMENT FOR PD IS THE 64K MDG ) . An external HLR for the MSC should be quoted as an option. One EBTS engineer should also be quoted on a quarterly

1.       SITE INFORMATION

1.1      MSO LOCATION:
         Please provide the expected MSO location below:

         Expected MSO Name: N/A

         City Name; Guatemala
1.2      EBTS SITE INFORMATION
         Please provide the types of EBTS configuration and their total number of sites that are planned to be deployed in the table below. Double click Table below and then modify.

         AVAILABLE CONFIGURATIONS (SEE PRICEBOOK SECTION 4):
         o Omni 1 through 18 (Cavity sites 1 through 20)
         o 3SECTOR - __Through
         o SRRC Omni - through 16
         o SRRC 3Sector - 3 through 22
         o Indoor SRSC Omni 1 through 3 (Omni 1 through 4 on 40w sites)
         o Outdoor SRSC Omni 1 through 3
                               ---------

         AVAILABLE OPTIONS:
         o LR - Left or Right Side Panel
         o FR - Front and Rear Door
         o TB - Top and Base Cover
         o TTAI - Tower Top Amp Interface
         o TTA - Tower Top Amp
         o UP - Utility Pedestal and parts (Outdoor SRSC only)

                                            EBTS Configuration Table
         ---------------------------------------------------------------------------------------------------------------------------
                              # OF                                                   70W/   HYB/            75/120        OPTIONS
                              SITES         SITE TYPE         # OF BRS     FREQ.     40W     CAV    E1/T1    OHMS
         ---------------------------------------------------------------------------------------------------------------------------
         SAMPLE                 3       SRRC Sector 3-2-2        21       800Mhz      70     Hyb     E1       120        TTAI, TTA
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 1                5         SECTOR 5-5-7*          85       800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 1                1         SECTOR 5-5-3           13       800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 1                1         SECTOR 3-3-3           9        800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------

                                1            OMNI 5              5        800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------

                                5            OMNI 4              20       800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------
         Total Ph 1            13                               132
         ---------------------------------------------------------------------------------------------------------------------------
         * JUST 1 EBTS SITE WITH TTA
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                        STAND ALONE BR'S         26
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                5            OMNI 2              10       800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                9            OMNI 3              27       800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                1            OMNI 4              4        800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------
         Total Ph 2            15                                67
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 3                        STAND ALONE BR'S         50
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------
         Total Ph 3             0                                50
         ---------------------------------------------------------------------------------------------------------------------------


2.       CALL PROFILE:

2.1      PLANNED CALL PROFILE: DISPATCH AND INTERCONNECT

         Please provide the following call model information.

         Double click Table below and then modify BLUE BOLD only. If call profile is different by phases, please copy the table below and generate call profile separately.

         -----------------------------------------------------------------------------------------------------------
                         UNIT TYPE                    Int.        Disp.        Multi. Units           Total
                                                                             ----------------         Number
                                                   Only Units  Only Units     Int.     Disp.            of
         ------------------------------------------------------------------------------------       Subscriber
                        Interleave                     3:1         6:1        3:1       6:1           Units
         ------------------------------------------------------------------------------------           by
                         Calls/hr                     0.18        1.80        0.60      1.80          Phase
                        Hold Time                      120        20.0         84        20
                       Illum. Cells                     1           2          1         2
                       Erlangs/Unit                  0.0060      0.0120      0.0140    0.0120
         -----------------------------------------------------------------------------------------------------------
         Numer of Subcriber Units: Phase 1              0         3,041           7,095               10,136
         -----------------------------------------------------------------------------------------------------------
         Numer of Subcriber Units: Phase 2              0         4,561           10,643              15,204
         -----------------------------------------------------------------------------------------------------------
         Numer of Subcriber Units: Phase 3              0         6,568           15,326              21,894
         -----------------------------------------------------------------------------------------------------------

         Int. = Interconnect, Disp. = Dispatch, Multi. = Multiservice

2.2      PLANNED CALL PROFILE: VMS, SMS, IWF AND MDG
         Please provide the following expected number of subscribers below.

         Double click Table below and then modify BLUE BOLD only.


         ------------------------------------------------------------------------------------------------------------
                                            Default Value         Phase 1          Phase 2            Phase 3

         ------------------------------------------------------------------------------------------------------------
         VMS Users                       100 % of Int. Units    10000 USERS      25000 USERS          0 USERS
         ------------------------------------------------------------------------------------------------------------
         SMS Users                        5 % of Int. Units     2000 USERS       4000 USERS           0 USERS
         ------------------------------------------------------------------------------------------------------------
         IWF Users                        5 % of Int. Units     2000 USERS       4000 USERS           0 USERS
         ------------------------------------------------------------------------------------------------------------
         Packet Data Users               5 % of Disp. Units     1000 USERS       2000 USERS           0 USERS
         ------------------------------------------------------------------------------------------------------------

      Int. Units = (3:1 Int. Only Units) + (3:1 Int. in Multiservice Units) Disp. Units = (6:1 Disp. Only Units) + (6:1 Disp. In Multiservice Units)

3        PLANNED MSO PARAMETERS

3.1      MSC PARAMETERS


         o  Equipment Type Approval Required (Yes, No, Default = Yes)................................(YES              )
         o  Type of PSTN Signaling (R1, R2, ISUP, TUP, etc., Default = R2)...........................(R2 AND C7        )
         o  Number of PSTN Pools (1,2,3, etc., Default = 3)..........................................(3                )
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120(OMEGA) E1)......(120(OMEGA) E1    )
         o  External HLR Required (Yes, No, Default = No)............................................(NO               )


                                Page 7 of 10

3.2      VMS PARAMETERS

         o  Average Voice Message per day per subscriber (Default = 2)...............................(2                )
         o  Average Message Length per Message (Default = 30 Sec)....................................(30 SEC           )
         o  Average Voice Mail Greeting Length (Default = 20 Sec)....................................(25SEC            )
         o  Average Retention (Read) Time per Message (Default = 12 Hr)..............................(24HR
         o  Busy Hour Call Rate (Default = 10 %).....................................................(10%              )
         o  GOS (Default = 5 %)......................................................................(5%               )

3.3      SMS PARAMETERS
         o  Short Message per day per subscriber (Default = 0.6).....................................(.6               )
         o  Busy Hour per Day (6, 7, 8, 9, 10, etc. Default = 8) ....................................(8                )
         o  VMS Penetration (50, 60, 70, 80, etc. Default = 70 %)....................................(70%              )
         o  SMS Penetration (20, 30, 40, 50, etc. Default = 30 %)....................................(30%              )
              Note: Sum of VMS and SMS Penetration Rates must be 100 %.

3.4      IWF PARAMETERS
         o  Circuit Data Busy Hour Call Rate (0.1, 02, 0.3, etc. Default = 0.1)......................(0.1              )
         o  Average Holding Time (100, 150, etc. Default = 180 Sec)..................................(180 SEC          )
         o  GOS (1, 2, etc. Default = 5 %)...........................................................(5%               )

3.5      PACKET DATA
         o  Number of subscribers  (15K,  64K, etc  Default =15K)....................................(64 K)

4        EXPECTED MSO ROOM REQUIREMENTS

4.1      MSO ROOM: CUSTOMER'S RESPONSIBILITY
         o  Ceiling Height from Floor (2.5, 3.0, etc. Default = 3.5 m)...............................(3.5 M            )
         o  Cable Tray or Floor Tile.................................................................(MOTOROLA         )
         o  HVAC.....................................................................................(MOTOROLA         )

4.2      AC POWER: CUSTOMER'S RESPONSIBILITY
         o  Inputs to Rectifiers  Chose one:
            o  Voltage (380/415 VAC, 50/60 Hz).......................................................(                 )
            o  Voltage (208/240 VAC, 50/60 Hz).......................................................(208/240 VAC,60HZ )
            o  Voltage (480 VAC, 50/60 Hz)...........................................................(                 )
            o  Voltage (specify VAC, 50/60 Hz).......................................................(60 HZ            )

         o  Inputs to Monitors:
            o  Voltage (120VAC, 240VAC, 440VAC, etc. Default = 240 VAC)..............................(120 VAC          )
            o  Phases (Single, Three, etc. Default = Single Phase)...................................(SINGLE PHASE     )
            o  Frequencies (50, 60, etc. Default = 50 Hz)............................................(60 HZ            )


                                Page 8 of 10

4.3      DC POWER:

         o  DC Power Plant (- 48 VDC System) and Rectifiers:
            o  Supplied by (Motorola, Customer, etc. Default = Motorola).............................(MOTOROLA         )
            o  N+1 Redundant Rectifier? (Yes, No, Default = Yes).....................................(YES              )
            o  Battery Backup Hour (2,4, 6, 8, etc. Default = 2 Hr)..................................(8 HRS.
         o  DC to AC Inverters (Yes, No, Default = Yes)..............................................(YES              )
         o  DC Generator, if required................................................................(CUSTOMER SUPPLIED)

5        EBTS INFORMATION

5.1      FREQUENCY AVAILABLE
         o  Frequency Range  Chose one:
            o  Base RX (806 - 821 MHZ, 896-901 MHZ)..................................................(806 - 821 MHZ    )
            o  Base TX (851-866 MHZ, 935-940 MHZ)....................................................(851 - 866 MHZ    )

5.2      EBTS EQUIPMENT

         o  EBTS Power (Standard, None, Specific)....................................................(STANDARD         )
         o  EBTS Antenna (Standard, None, Specific)..................................................(CUSTOMER SUPPLIED)
         o  EBTS Spares (Standard, None, Specific)...................................................(STANDARD         )

6        STANDARD EBTS SITE REQUIREMENTS

6.1      SPAN LINES FROM EBTSS TO MSO: CUSTOMER'S RESPONSIBILITY
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120(OMEGA) E1)......(120(OMEGA) E1    )

7        TEST EQUIPMENT

7.1      MSO TEST EQUIPMENT
         o  How many sets of MSO Test Equipment? (0,1 , 2, etc. Default = 1).........................(1                )

7.2      EBTS TEST EQUIPMENT
         o  How many sets of EBTS Test Equipment? (0, 1, 2, etc. Default = 1)........................(2                )


8        ADDITIONAL INFORMATION

         Please provide any additional comments concerning the system requirements or the quotation format below:

         THE GRADE OF SERVICE GOS THAT SHOULD BE USED IS 2% BLOCKING FOR INTERCONNECT AND 5% FOR DISPATCH.

9        ATTACHMENTS:

9.1      PSTN SIGNALING SPECIFICATION - MANDATORY IF INTERCONNECT IS REQUESTED

         This specification is mandatory if the system is to be designed for both Interconnect and Dispatch. Disregard if your entire system is for Dispatch Only.

         In order to process a quotation for an MSC, Nortel will require an English version of the local PSTN Signaling document/specifications. Upon receipt of this document the quote can be officially started. English version should include references to international standards. For example: ISUP (ITU-T Blue Book).

9.2      SYSTEM BLOCK DIAGRAM - PREFERRED
         ATTACH

9.3 NON DISCLOSURE AGREEMENT (NDA) - HARD COPY REQUIRED WITH CUSTOMER SIGNATURE. FAX TO 847-576-5801.
         ATTACH

9.4      EXPORT CONTROL SCREENING
         ATTACH

9.5      GOVERNMENT SCREENING FORM
         ATTACH

9.6      Q-GATE 17
         ATTACH

9.7      SALES STRATEGY FORM (IF APPLICABLE)
         ATTACH

                           REQUEST FOR QUOTATION (RFQ)

                                  QUESTIONNAIRE

                            INT'L iDEN INFRASTRUCTURE
                                   NEW SYSTEM


 ................................................................................
PLEASE NOTE THAT THE FOLLOWING IS REQUIRED BEFORE QUOTATION WORK WILL BEGIN:

1.       A SIGNED NON DISCLOSURE AGREEMENT (NDA)
2.       AN EXPORT CONTROL SCREENING FORM (TABLE OF DENIAL ORDERS)
3.       GOVERNMENT SCREENING FORM
4.       Q-GATE 17 (SALES STRATEGY MAY BE WAIVED)

THE ABOVE MUST BE FILLED OUT, SIGNED, AND FAXED TO MOTOROLA NSS-IDEN BID AND QUOTE (847-576-5801). THESE FORMS ARE A REQUIREMENT PER MOTOROLA STANDARD OPERATING PROCEDURES.
 ................................................................................

                  Customer Name:     TRICOM, S. A.
                                     -------------

                  Customer Address:  AVENIDA LOPE DE VEGA #95
                                     ----------------------------
                                     APARTADO POSTAL 30373
                                     ---------------------
                                     SANTO DOMINGO, REPUBLICA DOMINICANA
                                     -----------------------------------

                  Proposal Number:  _______________________________________

                  Submitted by:     __

                  Approved by:      _

Requested Due Date for Quotation?    ___

Anticipated Date of Contract Award?  __________

(MSO/EBTS Forecast will be submitted based upon anticipated contract award date.)

PLEASE CHECK WHICH TYPE OF QUOTATION IS REQUIRED.   (See definitions below).

Budgetary                  or  Firm Proposal        XXXX
         ---------                           ---------------

A BUDGETARY QUOTE WILL NOT be reviewed by the Configuration Engineering Team. This quote will be based upon generic equipment models and other recently engineered equipment lists. In addition, the budgetary quote will be comprised of an Exhibit A ONLY unless other documentation is required.

Please check other documentation required for the Budgetary Quote:

Generic Executive Summary    xx
                           ------------

Generic Implementation Schedule   xx
                                ----------

Generic Statement of Work    xx
                          ------------

Generic Responsibility Matrix   xx
                              ------------

Standard iDEN Purchase Agreement with Exhibits     xx
                                               -----------

ASSUMING COMPLETE INFORMATION IS RECEIVED PER THIS RFQ, THE NORMAL TURNAROUND TIME TO COMPLETE A BUDGETARY QUOTE IS APPROXIMATELY 1-2 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY.

A FIRM PROPOSAL will be reviewed by the Configuration Engineering Team. Customized engineering will be prepared per the configuration requirements as defined on this RFQ. The standard proposal format includes a generic executive summary, generic implementation schedule and the standard iDEN Purchase Agreements with Exhibits.

ASSUMING COMPLETE INFORMATION IS RECEIVED, THE NORMAL TURNAROUND TIME TO COMPLETE A FIRM PROPOSAL IS APPROXIMATELY 4 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY. NOTE:
COMPLETE INFORMATION INCLUDES AN ENGLISH VERSION OF THE PSTN SIGNALING SPECIFICATION.

Hard Copy of the Proposal or Budgetary Required?     YES     (yes/no) If No,
                                                 ------------
Exhibit A will be sent via E-mail. Proposal/Budgetary Hard Copies to be sent to:

         Name:                      Virgilio Cadena
         Title:                     Vicepresidente de Operaciones Tricom
         Address:                   Avenida Lope de Vega #95
                                    Santo Domingo, Republica Dominicana
         Phone:                     (809)  476-4042

Total number of Proposal/Budgetary Copies Required for Customer:      3
                                                                 --------------

Two (2) copies will be given to Sales Team. Are additional copies required?
  YES
-------

         If Yes, how many additional copies? ______.

         To whom and to what address are they to be sent?

            Luis Quijano and Valerie Bennett ( Project PM )
         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------



In order to construct an accurate and timely quotation for an iDEN system, several pieces of information are necessary. This information includes details about the area to be covered and the subscribers to be served.

DISCLAIMER

The quotation constructed through this information is intended for preliminary use. Estimates of site coverage will be made using theoretical models that make assumptions such as, but not limited to, flat earth and uniform density buildings. These estimates do not replace the need for detailed RF planning. Customers are encouraged to retain a RF planning consultant to perform RF design. Traffic models are provided for information only. Actual traffic loading may vary based on factors such as, but not limited to, base site locations and customer marketing. Upon completion of this input document, Motorola will produce a budgetary pricing estimate. Final pricing will require additional information from customer and additional analysis by Motorola.

DESCRIBE YOUR iDEN SYSTEM REQUEST

Describe the New iDEN System you are requesting:

MSO Design Capacity      -             subscribers
                    ------------------

                           Phase 1          Phase 2           Phase 3
RF Design Capacity          16,855           25,283            36,408
                            ------           ------            ------
(CUMULATIVE)
Briefly describe the system you are requesting with this RFQ. Include information like system features (Multiservice Only, SMS, Packet Data, IWF,VMS).

TRICOM'S iDEN SYSTEM WILL BE IMPLEMENTED IN GUATEMALA CITY, GUATEMALA . INTERCONNECT INTERLEAVE WILL BE 3:1 AND THE SUBSCRIBERS DISTRIBUTION WILL BE 30% DISPATCH AND 70% MULTISERVICE. THERE WILL BE 38 EBTS'S SITES WITH 398 BR'S., DIVIDED IN THREE (3) PHASES. THE GUATEMALA EBTS'S INFRASTRUCTURE WILL BE LINKED UP TO THE PANAMA HOST MSO, FOR YEAR 1; YEAR 2 AND YEAR 3 WILL BE DETERMINED BASE ON TRAFFIC GROWTH IN THE REGION. PLEASE TO SPECIFY, IF REQUIRED, ANY EXPANSION IN THESE MSO FOR ADDITIONAL OF GUATEMALA INFRASTRUCTURE. THE PROPOSAL MUST BE ITEMIZED PRICING FOR EQUIPMENT AND SERVICES (INSTALLATION, ENGINEERING, O&M FOR YEAR BASIS, ETC). TRAINING FOR YEAR 1 TO YEAR 3 PLUS RECOMMENDED TEST EQUIPMENTS AND SPARES FOR E-BTS (2).



Explain briefly any special considerations to be taken into account by Configuration Engineering and Proposal Management. (For Example: Do not quote power system to be provided by the customer. Design MSO for capacity of phase 3.)

detailed in section 1.2.
---------------------------

State which system features should be quoted as options (e.g. VMS).

PACKET DATA ( THE DEFAULT EQUIPMENT FOR PD IS THE 64K MDG ) . An external HLR for the MSC should be quoted as an option. One EBTS engineer should also be quoted on a quarterly

1.       SITE INFORMATION

1.1      MSO LOCATION:
         Please provide the expected MSO location below:

         Expected MSO Name: N/A

         City Name; Guatemala
1.2      EBTS SITE INFORMATION
         Please provide the types of EBTS configuration and their total number of sites that are planned to be deployed in the table below.
         Double click Table below and then modify.

         AVAILABLE CONFIGURATIONS (SEE PRICEBOOK SECTION 4):
         o Omni 1 through 18 (Cavity sites 1 through 20)
         o 3SECTOR - __Through
         o SRRC Omni - through 16
         o SRRC 3Sector - 3 through 22
         o Indoor SRSC Omni 1 through 3 (Omni 1 through 4 on 40w sites)
         o Outdoor SRSC Omni 1 through 3
                              ----------
         AVAILABLE OPTIONS:
         o LR - Left or Right Side Panel
         o FR - Front and Rear Door
         o TB - Top and Base Cover
         o TTAI - Tower Top Amp Interface
         o TTA - Tower Top Amp
         o UP - Utility Pedestal and parts (Outdoor SRSC only)

                                            EBTS Configuration Table
         ---------------------------------------------------------------------------------------------------------------------------
                              # of                                                   70w/   Hyb/            75/120        Options
                              Sites         Site Type         # of BRs     Freq.     40w     Cav    E1/T1    Ohms
         ---------------------------------------------------------------------------------------------------------------------------
         SAMPLE                 3       SRRC Sector 3-2-2        21       800Mhz      70     Hyb     E1       120        TTAI, TTA
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 1               11         SECTOR 5-5-5          165       800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 1                3         QUASI OMNI 2           6        800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 1                2         QUASI OMNI 3*          6        800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 1                2         QUASI OMNI 4*          8        800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 1                2         QUASI OMNI 5*          10       800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 1                1         QUASI OMNI 11          11       800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 1                1         QUASI OMNI 14          14       800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------
         Total Ph 1            22                               220
         ---------------------------------------------------------------------------------------------------------------------------
         * JUST 1 SITE WITH TTA
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                        STAND ALONE BR'S        36
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                3            OMNI 2*             6        800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                1            OMNI 3              3        800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                3            OMNI 4              12       800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                2           OMNI 6**             12       800MHZ      72     HYB     E3       122           YES
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                1            OMNI 8              8        800MHZ      73     HYB     E4       123           NO
         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                1            OMNI 5              5        800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------

         Total Ph 2            11                                82
         ---------------------------------------------------------------------------------------------------------------------------
         *JUST 2 SITES WITH TTA **JUST 1 SITE WITH TTA
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 3                        STAND ALONE BR'S         73       800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 3                4            OMNI 2*             8        800MHZ      70     HYB     E1       120           YES
         ---------------------------------------------------------------------------------------------------------------------------

         PHASE 3                1            OMNI 15             15       800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------
         Total Ph 3             5                                96
         ---------------------------------------------------------------------------------------------------------------------------
         *JUST 2 SITE WITH TTA


2.       CALL PROFILE:


2.1      PLANNED CALL PROFILE: DISPATCH AND INTERCONNECT

         Please provide the following call model information.

         Double click Table below and then modify BLUE BOLD only.
         If call profile is different by phases, please copy the table below and generate call profile separately.


         ----------------------------------------------------------------------------------------------------------
                         UNIT TYPE                    Int.       Disp.        Multi. Units            Total
                                                                          ----------------------      Number
                                                   Only Units  Only Units    Int.      Disp.           of
         ---------------------------------------------------------------------------------------   Subscriber
                        Interleave                    3:1         6:1        3:1        6:1           Units
         ---------------------------------------------------------------------------------------       by
                         Calls/hr                     0.18        1.80       0.60      1.80           Phase
                         Hold Time                    120         20.0        84        20
                       Illum. Cells                    1           2          1          2
                       Erlangs/Unit                  0.0060      0.0120     0.0140    0.0120
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 1         0         5,057           11,799              16,855
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 2         0         7,585           17,698              25,283
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 3         0         10,922          25,485              36,408
         ----------------------------------------------------------------------------------------------------------

         Int. = Interconnect, Disp. = Dispatch, Multi. = Multiservice

2.2      PLANNED CALL PROFILE: VMS, SMS, IWF AND MDG
         Please provide the following expected number of subscribers below.

         Double click Table below and then modify Blue Bold only.

         ------------------------------------------------------------------------------------------------------------
                                            Default Value         Phase 1          Phase 2            Phase 3
         ------------------------------------------------------------------------------------------------------------
         VMS Users                       100 % of Int. Units    10000 USERS      25000 USERS          0 USERS
         ------------------------------------------------------------------------------------------------------------
         SMS Users                        5 % of Int. Units     2000 USERS       4000 USERS           0 USERS
         ------------------------------------------------------------------------------------------------------------
         IWF Users                        5 % of Int. Units     2000 USERS       4000 USERS           0 USERS
         ------------------------------------------------------------------------------------------------------------
         Packet Data Users               5 % of Disp. Units     1000 USERS       2000 USERS           0 USERS
         ------------------------------------------------------------------------------------------------------------

      Int. Units = (3:1 Int. Only Units) + (3:1 Int. in Multiservice Units) Disp. Units = (6:1 Disp. Only Units) + (6:1 Disp. In Multiservice Units)


3        PLANNED MSO PARAMETERS

3.1      MSC PARAMETERS

         o  Equipment Type Approval Required (Yes, No, Default = Yes)................................(YES              )
         o  Type of PSTN Signaling (R1, R2, ISUP, TUP, etc., Default = R2)...........................(R2 AND C7        )
         o  Number of PSTN Pools (1,2,3, etc., Default = 3)..........................................(3                )
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120(OMEGA) E1)......(120(OMEGA) E1    )
         o  External HLR Required (Yes, No, Default = No)............................................(NO               )


                                 Page 7 of 10

3.2      VMS PARAMETERS
         o  Average Voice Message per day per subscriber (Default = 2)...............................(2                )
         o  Average Message Length per Message (Default = 30 Sec)....................................(30 SEC           )
         o  Average Voice Mail Greeting Length (Default = 20 Sec)....................................(25SEC            )
         o  Average Retention (Read) Time per Message (Default = 12 Hr)..............................(24HR
         o  Busy Hour Call Rate (Default = 10 %).....................................................(10%              )
         o  GOS (Default = 5 %)......................................................................(5%               )

3.3      SMS PARAMETERS
         o  Short Message per day per subscriber (Default = 0.6).....................................(.6               )
         o  Busy Hour per Day (6, 7, 8, 9, 10, etc. Default = 8) ....................................(8                )
         o  VMS Penetration (50, 60, 70, 80, etc. Default = 70 %)....................................(70%              )
         o  SMS Penetration (20, 30, 40, 50, etc. Default = 30 %)....................................(30%              )
              Note: Sum of VMS and SMS Penetration Rates must be 100 %.

3.4      IWF PARAMETERS
         o  Circuit Data Busy Hour Call Rate (0.1, 02, 0.3, etc. Default = 0.1)......................(0.1              )
         o  Average Holding Time (100, 150, etc. Default = 180 Sec)..................................(180 SEC          )
         o  GOS (1, 2, etc. Default = 5 %)...........................................................(5%               )

3.5      PACKET DATA
         o  Number of subscribers  (15K,  64K, etc  Default =15K)....................................(64 K)

4        EXPECTED MSO ROOM REQUIREMENTS

4.1      MSO ROOM: CUSTOMER'S RESPONSIBILITY
         o  Ceiling Height from Floor (2.5, 3.0, etc. Default = 3.5 m)...............................(3.5 M            )
         o  Cable Tray or Floor Tile.................................................................(MOTOROLA         )
         o  HVAC.....................................................................................(MOTOROLA         )

4.2      AC POWER: CUSTOMER'S RESPONSIBILITY
         o  Inputs to Rectifiers  Chose one:
            o  Voltage (380/415 VAC, 50/60 Hz).......................................................(                 )
            o  Voltage (208/240 VAC, 50/60 Hz).......................................................(208/240 VAC,60HZ )
            o  Voltage (480 VAC, 50/60 Hz)...........................................................(                 )
            o  Voltage (specify VAC, 50/60 Hz).......................................................(60 HZ            )

         o  Inputs to Monitors:
            o  Voltage (120VAC, 240VAC, 440VAC, etc. Default = 240 VAC)..............................(120 VAC          )
            o  Phases (Single, Three, etc. Default = Single Phase)...................................(SINGLE PHASE     )
            o  Frequencies (50, 60, etc. Default = 50 Hz)............................................(60 HZ            )


                                 Page 8 of 10

4.3      DC POWER:
         o  DC Power Plant (- 48 VDC System) and Rectifiers:
            o  Supplied by (Motorola, Customer, etc. Default = Motorola).............................(MOTOROLA         )
            o  N+1 Redundant Rectifier? (Yes, No, Default = Yes).....................................(YES              )
            o  Battery Backup Hour (2,4, 6, 8, etc. Default = 2 Hr)..................................(8 HRS.
         o  DC to AC Inverters (Yes, No, Default = Yes)..............................................(YES              )
         o  DC Generator, if required................................................................(CUSTOMER SUPPLIED)

5        EBTS INFORMATION

5.1      FREQUENCY AVAILABLE
         o  Frequency Range  Chose one:
            o  Base RX (806 - 821 MHz, 896-901 MHz)..................................................(806 - 821 MHZ    )
            o  Base TX (851-866 MHz, 935-940 MHz)....................................................(851 - 866 MHZ    )

5.2      EBTS EQUIPMENT
         o  EBTS Power (Standard, None, Specific)....................................................(STANDARD         )
         o  EBTS Antenna (Standard, None, Specific)..................................................(CUSTOMER SUPPLIED)
         o  EBTS Spares (Standard, None, Specific)...................................................(STANDARD         )

6        STANDARD EBTS SITE REQUIREMENTS

6.1      SPAN LINES FROM EBTSS TO MSO: CUSTOMER'S RESPONSIBILITY
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120(OMEGA) E1)......(120(OMEGA) E1    )

7        TEST EQUIPMENT

7.1      MSO TEST EQUIPMENT
         o  How many sets of MSO Test Equipment? (0,1 , 2, etc. Default = 1).........................(1                )

7.2      EBTS Test Equipment
         o  How many sets of EBTS Test Equipment? (0, 1, 2, etc. Default = 1)........................(2                )

8        ADDITIONAL INFORMATION

         Please provide any additional comments concerning the system requirements or the quotation format below:

         THE GRADE OF SERVICE GOS THAT SHOULD BE USED IS 2% BLOCKING FOR INTERCONNECT AND 5% FOR DISPATCH.

9        ATTACHMENTS:

9.1      PSTN SIGNALING SPECIFICATION - MANDATORY IF INTERCONNECT IS REQUESTED

         This specification is mandatory if the system is to be designed for both Interconnect and Dispatch. Disregard if your entire system is for Dispatch Only.

         In order to process a quotation for an MSC, Nortel will require an English version of the local PSTN Signaling document/specifications. Upon receipt of this document the quote can be officially started. English version should include references to international standards. For example: ISUP (ITU-T Blue Book).

9.2      SYSTEM BLOCK DIAGRAM - PREFERRED
         ATTACH

9.3 NON DISCLOSURE AGREEMENT (NDA) - HARD COPY REQUIRED WITH CUSTOMER SIGNATURE. FAX TO 847-576-5801.
         ATTACH

9.4      EXPORT CONTROL SCREENING
         ATTACH

9.5      GOVERNMENT SCREENING FORM
         ATTACH

9.6      Q-GATE 17
         ATTACH

9.7      SALES STRATEGY FORM (IF APPLICABLE)
         ATTACH

                           REQUEST FOR QUOTATION (RFQ)

                                  QUESTIONNAIRE

                            INT'L iDEN INFRASTRUCTURE
                                   NEW SYSTEM


 ................................................................................
PLEASE NOTE THAT THE FOLLOWING IS REQUIRED BEFORE QUOTATION WORK WILL BEGIN:

1.       A SIGNED NON DISCLOSURE AGREEMENT (NDA)
2.       AN EXPORT CONTROL SCREENING FORM (TABLE OF DENIAL ORDERS)
3.       GOVERNMENT SCREENING FORM
4.       Q-GATE 17 (SALES STRATEGY MAY BE WAIVED)

THE ABOVE MUST BE FILLED OUT, SIGNED, AND FAXED TO MOTOROLA NSS-iDEN BID AND QUOTE (847-576-5801). THESE FORMS ARE A REQUIREMENT PER MOTOROLA STANDARD OPERATING PROCEDURES.

 ................................................................................

                  Customer Name:     TRICOM, S. A.
                                     -------------

                  Customer Address:  AVENIDA LOPE DE VEGA #95
                                     ----------------------------
                                     APARTADO POSTAL 30373
                                     ---------------------
                                     SANTO DOMINGO, REPUBLICA DOMINICANA
                                     -----------------------------------

                  Proposal Number:  _______________________________________

                  Submitted by:     __

                  Approved by:      _

Requested Due Date for Quotation?    ___

Anticipated Date of Contract Award?  __________

(MSO/EBTS Forecast will be submitted based upon anticipated contract award date.)

PLEASE CHECK WHICH TYPE OF QUOTATION IS REQUIRED.   (See definitions below).

Budgetary                  or  Firm Proposal        XXXX
         ---------                           ---------------

A BUDGETARY QUOTE WILL NOT be reviewed by the Configuration Engineering Team. This quote will be based upon generic equipment models and other recently engineered equipment lists. In addition, the budgetary quote will be comprised of an Exhibit A ONLY unless other documentation is required.

Please check other documentation required for the Budgetary Quote:

Generic Executive Summary    xx
                           ------------

Generic Implementation Schedule   xx
                                ----------

Generic Statement of Work    xx
                          ------------

Generic Responsibility Matrix   xx
                              ------------

Standard iDEN Purchase Agreement with Exhibits     xx
                                               -----------

ASSUMING COMPLETE INFORMATION IS RECEIVED PER THIS RFQ, THE NORMAL TURNAROUND TIME TO COMPLETE A BUDGETARY QUOTE IS APPROXIMATELY 1-2 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY.

A FIRM PROPOSAL will be reviewed by the Configuration Engineering Team. Customized engineering will be prepared per the configuration requirements as defined on this RFQ. The standard proposal format includes a generic executive summary, generic implementation schedule and the standard iDEN Purchase Agreements with Exhibits.

ASSUMING COMPLETE INFORMATION IS RECEIVED, THE NORMAL TURNAROUND TIME TO COMPLETE A FIRM PROPOSAL IS APPROXIMATELY 4 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY. NOTE:
COMPLETE INFORMATION INCLUDES AN ENGLISH VERSION OF THE PSTN SIGNALING SPECIFICATION.

Hard Copy of the Proposal or Budgetary Required?     YES     (yes/no) If No,
                                                 ------------
Exhibit A will be sent via E-mail. Proposal/Budgetary Hard Copies to be sent to:

         Name:                      Virgilio Cadena
         Title:                     Vicepresidente de Operaciones Tricom
         Address:                   Avenida Lope de Vega #95
                                    Santo Domingo, Republica Dominicana
         Phone:                     (809)  476-4042

Total number of Proposal/Budgetary Copies Required for Customer:      3
                                                                 --------------

Two (2) copies will be given to Sales Team. Are additional copies required?
  YES
-------

         If Yes, how many additional copies? ______.

         To whom and to what address are they to be sent?

            Luis Quijano and Valerie Bennett ( Project PM )
         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------



In order to construct an accurate and timely quotation for an iDEN system, several pieces of information are necessary. This information includes details about the area to be covered and the subscribers to be served.

DISCLAIMER

The quotation constructed through this information is intended for preliminary use. Estimates of site coverage will be made using theoretical models that make assumptions such as, but not limited to, flat earth and uniform density buildings. These estimates do not replace the need for detailed RF planning. Customers are encouraged to retain a RF planning consultant to perform RF design. Traffic models are provided for information only. Actual traffic loading may vary based on factors such as, but not limited to, base site locations and customer marketing. Upon completion of this input document, Motorola will produce a budgetary pricing estimate. Final pricing will require additional information from customer and additional analysis by Motorola.

DESCRIBE YOUR iDEN SYSTEM REQUEST

Describe the New iDEN System you are requesting:

MSO Design Capacity   -                subscribers
                    ------------------

                          Phase 1         Phase 2           Phase 3
RF Design Capacity         3,772           5,658             8,148
                           -----           -----             -----
(CUMULATIVE)
Briefly describe the system you are requesting with this RFQ. Include information like system features (Multiservice Only, SMS, Packet Data, IWF,VMS).

TRICOM'S iDEN SYSTEM WILL BE IMPLEMENTED IN HONDURAS . INTERCONNECT INTERLEAVE WILL BE 3:1 AND THE SUBSCRIBERS DISTRIBUTION WILL BE 30% DISPATCH AND 70% MULTISERVICE. THERE WILL BE 24 EBTS'S SITES WITH 108 BR'S., DIVIDED IN THREE (3) PHASES. THE HONDURAS EBTS'S INFRASTRUCTURE WILL BE LINKED UP TO THE PANAMA HOST MSO, FOR YEAR 1; YEAR 2 AND YEAR 3 WILL BE DETERMINED BASE ON TRAFFIC GROWTH IN THE REGION. PLEASE TO SPECIFY, IF REQUIRED, ANY EXPANSION IN THESE MSO FOR ADDITIONAL OF HONDURAS INFRASTRUCTURE. THE PROPOSAL MUST BE ITEMIZED PRICING FOR EQUIPMENT AND SERVICES (INSTALLATION, ENGINEERING, O&M FOR YEAR BASIS, ETC). TRAINING FOR YEAR 1 TO YEAR 3 PLUS RECOMMENDED TEST EQUIPMENTS AND SPARES FOR E-BTS (2).


Explain briefly any special considerations to be taken into account by Configuration Engineering and Proposal Management. (For Example: Do not quote power system to be provided by the customer. Design MSO for capacity of phase 3.)

detailed in section 1.2.
---------------------------


State which system features should be quoted as options (e.g. VMS).

PACKET DATA ( THE DEFAULT EQUIPMENT FOR PD IS THE 64K MDG ) . An external HLR for the MSC should be quoted as an option. One EBTS engineer should also be quoted on a quarterly

1.       SITE INFORMATION

1.1      MSO LOCATION:
         Please provide the expected MSO location below:

         Expected MSO Name: N/A

         City Name; Guatemala
1.2      EBTS SITE INFORMATION
         Please provide the types of EBTS configuration and their total number of sites that are planned to be deployed in the table below. Double click Table below and then modify.

         AVAILABLE CONFIGURATIONS (SEE PRICEBOOK SECTION 4):
         o Omni 1 through 18 (Cavity sites 1 through 20)
         o 3SECTOR - __Through
         o SRRC Omni - through 16
         o SRRC 3Sector - 3 through 22
         o Indoor SRSC Omni 1 through 3 (Omni 1 through 4 on 40w sites)
         o Outdoor SRSC Omni 1 through 3

         AVAILABLE OPTIONS:
         o LR - Left or Right Side Panel
         o FR - Front and Rear Door
         o TB - Top and Base Cover
         o TTAI - Tower Top Amp Interface
         o TTA - Tower Top Amp
         o UP - Utility Pedestal and parts (Outdoor SRSC only)

                                            EBTS Configuration Table

         --------------------------------------------------------------------------------------------------------------------------
                              # OF                                                  70W/   HYB/             75/120       OPTIONS
                              SITES        SITE TYPE         # OF BRS     FREQ.      40W    CAV    E1/T1     OHMS
         --------------------------------------------------------------------------------------------------------------------------
         Sample                 3      SRRC Sector 3-2-2        21        800Mhz     70     Hyb     E1       120        TTAI, TTA
         --------------------------------------------------------------------------------------------------------------------------


         PHASE 1                1           OMNI 16             16        800MHZ     70     HYB     E1       120            NO
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 1                1           OMNI 10             10        800MHZ     70     HYB     E1       120
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 1                1            OMNI 4             4         800MHZ     70     HYB     E1       120            NO
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 1                1            OMNI 3             3         800MHZ     70     HYB     E1       120            NO
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 1                1            OMNI 7             7         800MHZ     70     HYB     E1       120            NO
         --------------------------------------------------------------------------------------------------------------------------
         Total Ph 1             5                               40
         --------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------------------
         PHASE 2                        STAND ALONE BR'S        9
         --------------------------------------------------------------------------------------------------------------------------
         PHASE 2               18            OMNI 2             36        800MHZ     70     HYB     E1       120            NO
         --------------------------------------------------------------------------------------------------------------------------
         PHASE 2                1            OMNI 6             6         800MHZ     70     HYB     E1       120            NO
         --------------------------------------------------------------------------------------------------------------------------
         Total Ph 2            19                               51
         --------------------------------------------------------------------------------------------------------------------------

         PHASE 3                        STAND ALONE BR'S        17
         --------------------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------------------
         Total Ph 3             0                               17
         --------------------------------------------------------------------------------------------------------------------------


2.       CALL PROFILE:


2.1      PLANNED CALL PROFILE: DISPATCH AND INTERCONNECT

         Please provide the following call model information.

         Double click Table below and then modify BLUE BOLD only. If call profile is different by phases, please copy the table below and generate call profile separately.

         ----------------------------------------------------------------------------------------------------------
                         UNIT TYPE                    Int.       Disp.        Multi. Units            Total
                                                                            ------------------       Number
                                                   Only Units  Only Units    Int.      Disp.           of
         ---------------------------------------------------------------------------------------   Subscriber
                        Interleave                    3:1         6:1        3:1        6:1           Units
         ---------------------------------------------------------------------------------------       by
                         Calls/hr                     0.18        1.80       0.60      1.80           Phase
                         Hold Time                    120         20.0        84        20
                       Illum. Cells                    1           2          1          2
                       Erlangs/Unit                  0.0060      0.0120     0.0140    0.0120
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 1         0         1,132           2,640               3,772
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 2         0         1,697           3,961               5,658
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 3         0         2,444           5,704               8,148
         ----------------------------------------------------------------------------------------------------------

         Int. = Interconnect, Disp. = Dispatch, Multi. = Multiservice

2.2      PLANNED CALL PROFILE: VMS, SMS, IWF AND MDG
         Please provide the following expected number of subscribers below.

         Double click Table below and then modify BLUE BOLD only.

         ------------------------------------------------------------------------------------------------------------
                                            Default Value         Phase 1          Phase 2            Phase 3
         ------------------------------------------------------------------------------------------------------------
         VMS Users                       100 % of Int. Units    5000 Users       10000 Users          0 Users
         ------------------------------------------------------------------------------------------------------------
         SMS Users                        5 % of Int. Units     2000 Users       4000 Users           0 Users
         ------------------------------------------------------------------------------------------------------------
         IWF Users                        5 % of Int. Units     2000 Users       4000 Users           0 Users
         ------------------------------------------------------------------------------------------------------------
         Packet Data Users               5 % of Disp. Units     1000 Users       2000 Users           0 Users
         ------------------------------------------------------------------------------------------------------------

      Int. Units = (3:1 Int. Only Units) + (3:1 Int. in Multiservice Units) Disp. Units = (6:1 Disp. Only Units) + (6:1 Disp. In Multiservice Units)


3        PLANNED MSO PARAMETERS

3.1      MSC PARAMETERS


         o  Equipment Type Approval Required (Yes, No, Default = Yes)................................(YES              )
         o  Type of PSTN Signaling (R1, R2, ISUP, TUP, etc., Default = R2)...........................(R2 AND C7        )
         o  Number of PSTN Pools (1,2,3, etc., Default = 3)..........................................(3                )
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120(OMEGA) E1)......(120(OMEGA) E1    )
         o  External HLR Required (Yes, No, Default = No)............................................(NO               )


                                 Page 7 of 10

3.2      VMS PARAMETERS

         o  Average Voice Message per day per subscriber (Default = 2)...............................(2                )
         o  Average Message Length per Message (Default = 30 Sec)....................................(30 SEC           )
         o  Average Voice Mail Greeting Length (Default = 20 Sec)....................................(25SEC            )
         o  Average Retention (Read) Time per Message (Default = 12 Hr)..............................(24HR
         o  Busy Hour Call Rate (Default = 10 %).....................................................(10%              )
         o  GOS (Default = 5 %)......................................................................(5%               )

3.3      SMS PARAMETERS
         o  Short Message per day per subscriber (Default = 0.6).....................................(.6               )
         o  Busy Hour per Day (6, 7, 8, 9, 10, etc. Default = 8) ....................................(8                )
         o  VMS Penetration (50, 60, 70, 80, etc. Default = 70 %)....................................(70%              )
         o  SMS Penetration (20, 30, 40, 50, etc. Default = 30 %)....................................(30%              )
              Note: Sum of VMS and SMS Penetration Rates must be 100 %.

3.4      IWF PARAMETERS
         o  Circuit Data Busy Hour Call Rate (0.1, 02, 0.3, etc. Default = 0.1)......................(0.1              )
         o  Average Holding Time (100, 150, etc. Default = 180 Sec)..................................(180 SEC          )
         o  GOS (1, 2, etc. Default = 5 %)...........................................................(5%               )

3.5      PACKET DATA
         o  Number of subscribers  (15K,  64K, etc  Default =15K)....................................(64 K)

4        EXPECTED MSO ROOM REQUIREMENTS

4.1      MSO ROOM: CUSTOMER'S RESPONSIBILITY
         o  Ceiling Height from Floor (2.5, 3.0, etc. Default = 3.5 m)...............................(3.5 M            )
         o  Cable Tray or Floor Tile.................................................................(MOTOROLA         )
         o  HVAC.....................................................................................(MOTOROLA         )

4.2      AC POWER: CUSTOMER'S RESPONSIBILITY
         o  Inputs to Rectifiers  Chose one:
            o  Voltage (380/415 VAC, 50/60 Hz).......................................................(                 )
            o  Voltage (208/240 VAC, 50/60 Hz).......................................................(208/240 VAC,60HZ )
            o  Voltage (480 VAC, 50/60 Hz)...........................................................(                 )
            o  Voltage (specify VAC, 50/60 Hz).......................................................(60 HZ            )

         o  Inputs to Monitors:
            o  Voltage (120VAC, 240VAC, 440VAC, etc. Default = 240 VAC)..............................(120 VAC          )
            o  Phases (Single, Three, etc. Default = Single Phase)...................................(SINGLE PHASE     )
            o  Frequencies (50, 60, etc. Default = 50 Hz)............................................(60 HZ            )


                                 Page 8 of 10

4.3      DC POWER:

         o  DC Power Plant (- 48 VDC System) and Rectifiers:
            o  Supplied by (Motorola, Customer, etc. Default = Motorola).............................(MOTOROLA         )
            o  N+1 Redundant Rectifier? (Yes, No, Default = Yes).....................................(YES              )
            o  Battery Backup Hour (2,4, 6, 8, etc. Default = 2 Hr)..................................(8 HRS.
         o  DC to AC Inverters (Yes, No, Default = Yes)..............................................(YES              )
         o  DC Generator, if required................................................................(CUSTOMER SUPPLIED)

5        EBTS INFORMATION

5.1      FREQUENCY AVAILABLE
         o  Frequency Range  Chose one:
            o  Base RX (806 - 821 MHz, 896-901 MHz)..................................................(806 - 821 MHZ    )
            o  Base TX (851-866 MHz, 935-940 MHz)....................................................(851 - 866 MHZ    )

5.2      EBTS EQUIPMENT

         o  EBTS Power (Standard, None, Specific)....................................................(STANDARD         )
         o  EBTS Antenna (Standard, None, Specific)..................................................(CUSTOMER SUPPLIED)
         o  EBTS Spares (Standard, None, Specific)...................................................(STANDARD         )

6        STANDARD EBTS SITE REQUIREMENTS

6.1      SPAN LINES FROM EBTSS TO MSO: CUSTOMER'S RESPONSIBILITY
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120(OMEGA) E1)......(120(OMEGA) E1    )

7        TEST EQUIPMENT

7.1      MSO TEST EQUIPMENT
         o  How many sets of MSO Test Equipment? (0,1 , 2, etc. Default = 1).........................(1                )

7.2      EBTS Test Equipment
         o  How many sets of EBTS Test Equipment? (0, 1, 2, etc. Default = 1)........................(2                )

8        ADDITIONAL INFORMATION

         Please provide any additional comments concerning the system requirements or the quotation format below:

         THE GRADE OF SERVICE GOS THAT SHOULD BE USED IS 2% BLOCKING FOR INTERCONNECT AND 5% FOR DISPATCH.

9        ATTACHMENTS:

9.1      PSTN SIGNALING SPECIFICATION - MANDATORY IF INTERCONNECT IS REQUESTED

         This specification is mandatory if the system is to be designed for both Interconnect and Dispatch. Disregard if your entire system is for Dispatch Only.

         In order to process a quotation for an MSC, Nortel will require an English version of the local PSTN Signaling document/specifications. Upon receipt of this document the quote can be officially started. English version should include references to international standards. For example: ISUP (ITU-T Blue Book).

9.2      SYSTEM BLOCK DIAGRAM - PREFERRED
         ATTACH

9.3 NON DISCLOSURE AGREEMENT (NDA) - HARD COPY REQUIRED WITH CUSTOMER SIGNATURE. FAX TO 847-576-5801.
         ATTACH

9.4      EXPORT CONTROL SCREENING
         ATTACH

9.5      GOVERNMENT SCREENING FORM
         ATTACH

9.6      Q-GATE 17
         ATTACH

9.7      SALES STRATEGY FORM (IF APPLICABLE)
         ATTACH

                           REQUEST FOR QUOTATION (RFQ)

                                  QUESTIONNAIRE

                            INT'L iDEN INFRASTRUCTURE
                                   NEW SYSTEM


 ................................................................................
PLEASE NOTE THAT THE FOLLOWING IS REQUIRED BEFORE QUOTATION WORK WILL BEGIN:

1.       A SIGNED NON DISCLOSURE AGREEMENT (NDA)
2.       AN EXPORT CONTROL SCREENING FORM (TABLE OF DENIAL ORDERS)
3.       GOVERNMENT SCREENING FORM
4.       Q-GATE 17 (SALES STRATEGY MAY BE WAIVED)

THE ABOVE MUST BE FILLED OUT, SIGNED, AND FAXED TO MOTOROLA NSS-IDEN BID AND QUOTE (847-576-5801). THESE FORMS ARE A REQUIREMENT PER MOTOROLA STANDARD OPERATING PROCEDURES.
 ................................................................................

                  Customer Name:     TRICOM, S. A.
                                     -------------

                  Customer Address:  AVENIDA LOPE DE VEGA #95
                                     ----------------------------
                                     APARTADO POSTAL 30373
                                     ---------------------
                                     SANTO DOMINGO, REPUBLICA DOMINICANA
                                     -----------------------------------

                  Proposal Number:  _______________________________________

                  Submitted by:     __

                  Approved by:      _

Requested Due Date for Quotation?    ___

Anticipated Date of Contract Award?  __________

(MSO/EBTS Forecast will be submitted based upon anticipated contract award date.)

PLEASE CHECK WHICH TYPE OF QUOTATION IS REQUIRED.   (See definitions below).

Budgetary                  or  Firm Proposal        XXXX
         ---------                           ---------------

A BUDGETARY QUOTE WILL NOT be reviewed by the Configuration Engineering Team. This quote will be based upon generic equipment models and other recently engineered equipment lists. In addition, the budgetary quote will be comprised of an Exhibit A ONLY unless other documentation is required.

Please check other documentation required for the Budgetary Quote:

Generic Executive Summary    xx
                           ------------

Generic Implementation Schedule   xx
                                ----------

Generic Statement of Work    xx
                          ------------

Generic Responsibility Matrix   xx
                              ------------

Standard iDEN Purchase Agreement with Exhibits     xx
                                               -----------

ASSUMING COMPLETE INFORMATION IS RECEIVED PER THIS RFQ, THE NORMAL TURNAROUND TIME TO COMPLETE A BUDGETARY QUOTE IS APPROXIMATELY 1-2 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY.

A FIRM PROPOSAL will be reviewed by the Configuration Engineering Team. Customized engineering will be prepared per the configuration requirements as defined on this RFQ. The standard proposal format includes a generic executive summary, generic implementation schedule and the standard iDEN Purchase Agreements with Exhibits.

ASSUMING COMPLETE INFORMATION IS RECEIVED, THE NORMAL TURNAROUND TIME TO COMPLETE A FIRM PROPOSAL IS APPROXIMATELY 4 WEEKS. PLEASE NOTE NORMAL TURNAROUND TIME IS DEPENDENT UPON OUTSTANDING WORKLOAD AND RESOURCE AVAILABILITY. NOTE:
COMPLETE INFORMATION INCLUDES AN ENGLISH VERSION OF THE PSTN SIGNALING SPECIFICATION.

Hard Copy of the Proposal or Budgetary Required?     YES     (yes/no) If No,
                                                 ------------
Exhibit A will be sent via E-mail. Proposal/Budgetary Hard Copies to be sent to:

         Name:                      Virgilio Cadena
         Title:                     Vicepresidente de Operaciones Tricom
         Address:                   Avenida Lope de Vega #95
                                    Santo Domingo, Republica Dominicana
         Phone:                     (809)  476-4042

Total number of Proposal/Budgetary Copies Required for Customer:      3
                                                                 --------------

Two (2) copies will be given to Sales Team. Are additional copies required?
  YES
-------

         If Yes, how many additional copies? ______.

         To whom and to what address are they to be sent?

            Luis Quijano and Valerie Bennett ( Project PM )
         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------



In order to construct an accurate and timely quotation for an iDEN system, several pieces of information are necessary. This information includes details about the area to be covered and the subscribers to be served.

DISCLAIMER

The quotation constructed through this information is intended for preliminary use. Estimates of site coverage will be made using theoretical models that make assumptions such as, but not limited to, flat earth and uniform density buildings. These estimates do not replace the need for detailed RF planning. Customers are encouraged to retain a RF planning consultant to perform RF design. Traffic models are provided for information only. Actual traffic loading may vary based on factors such as, but not limited to, base site locations and customer marketing. Upon completion of this input document, Motorola will produce a budgetary pricing estimate. Final pricing will require additional information from customer and additional analysis by Motorola.

DESCRIBE YOUR iDEN SYSTEM REQUEST

Describe the New iDEN System you are requesting:

MSO Design Capacity     -              subscribers
                    ------------------

                           Phase 1          Phase 2           Phase 3
RF Design Capacity          1,572            2,331             3,310
                            -----            -----             -----
(CUMULATIVE)
Briefly describe the system you are requesting with this RFQ. Include information like system features (Multiservice Only, SMS, Packet Data, IWF,VMS).

TRICOM'S iDEN SYSTEM WILL BE IMPLEMENTED AT NICARAGUA . INTERCONNECT INTERLEAVE WILL BE 3:1 AND THE SUBSCRIBERS DISTRIBUTION WILL BE 30% DISPATCH AND 70% MULTISERVICE. THERE WILL BE 10 EBTS'S SITES WITH 46 BR'S., DIVIDED IN THREE (3) PHASES. THE NICARAGUA EBTS'S INFRASTRUCTURE WILL BE LINKED UP TO THE PANAMA HOST MSO, FOR YEAR 1; YEAR 2 AND YEAR 3 WILL BE DETERMINED BASE ON TRAFFIC GROWTH IN THE REGION. PLEASE TO SPECIFY, IF REQUIRED, ANY EXPANSION IN THESE MSO FOR ADDITIONAL OF NICARAGUA INFRASTRUCTURE. THE PROPOSAL MUST BE ITEMIZED PRICING FOR EQUIPMENT AND SERVICES (INSTALLATION, ENGINEERING, O&M FOR YEAR BASIS, ETC). TRAINING FOR YEAR 1 TO YEAR 3 PLUS RECOMMENDED TEST EQUIPMENTS AND SPARES FOR E-BTS (2).



Explain briefly any special considerations to be taken into account by Configuration Engineering and Proposal Management. (For Example: Do not quote power system to be provided by the customer. Design MSO for capacity of phase 3.)

detailed in section 1.2.
---------------------------

State which system features should be quoted as options (e.g. VMS).

PACKET DATA ( THE DEFAULT EQUIPMENT FOR PD IS THE 64K MDG ) . An external HLR for the MSC should be quoted as an option. One EBTS engineer should also be quoted on a quarterly

1.       SITE INFORMATION

1.1      MSO LOCATION:
         Please provide the expected MSO location below:

         Expected MSO Name: N/A

         City Name; Guatemala
1.2      EBTS SITE INFORMATION
         Please provide the types of EBTS configuration and their total number of sites that are planned to be deployed in the table below. Double click Table below and then modify.

         AVAILABLE CONFIGURATIONS (SEE PRICEBOOK SECTION 4):
         o Omni 1 through 18 (Cavity sites 1 through 20)
         o 3SECTOR - __Through
         o SRRC Omni - through 16
         o SRRC 3Sector - 3 through 22
         o Indoor SRSC Omni 1 through 3 (Omni 1 through 4 on 40w sites)
         o Outdoor SRSC Omni 1 through 3
                               ---------
         AVAILABLE OPTIONS:
         o LR - Left or Right Side Panel
         o FR - Front and Rear Door
         o TB - Top and Base Cover
         o TTAI - Tower Top Amp Interface
         o TTA - Tower Top Amp
         o UP - Utility Pedestal and parts (Outdoor SRSC only)


                                            EBTS Configuration Table
         ---------------------------------------------------------------------------------------------------------------------------
                              # of                                                   70w/   Hyb/            75/120        Options
                              Sites         Site Type         # of BRs     Freq.     40w     Cav    E1/T1    Ohms
         ---------------------------------------------------------------------------------------------------------------------------
         SAMPLE                 3       SRRC Sector 3-2-2        21       800Mhz      70     Hyb     E1       120        TTAI, TTA
         ---------------------------------------------------------------------------------------------------------------------------

                                1            OMNI 5              5        800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------

                                2            OMNI 4              8        800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------

                                4            OMNI 3              12       800MHZ      70     HYB     E1       120           NO
         ---------------------------------------------------------------------------------------------------------------------------

                                3            OMNI 2              6        800MHZ      70     HYB     E1       120           NO
                            --------------------------------------------------------------------------------------------------------
         Total Ph 1            10                                31
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 2                        STAND ALONE BR's         8
                            --------------------------------------------------------------------------------------------------------
         Total Ph 2             0                                8
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------
         PHASE 3                        STAND ALONE BR's         7
                            --------------------------------------------------------------------------------------------------------

                            --------------------------------------------------------------------------------------------------------
         Total Ph 3             0                                7
         ---------------------------------------------------------------------------------------------------------------------------

2.       CALL PROFILE:

2.1      PLANNED CALL PROFILE: DISPATCH AND INTERCONNECT

         Please provide the following call model information.

         Double click Table below and then modify BLUE BOLD only.
         If call profile is different by phases, please copy the table below and generate call profile separately.

         ----------------------------------------------------------------------------------------------------------
                         UNIT TYPE                    Int.       Disp.        Multi. Units            Total
                                                   Only Units  Only Units    Int.      Disp.         Number
         ---------------------------------------------------------------------------------------       of
                        Interleave                    3:1         6:1        3:1        6:1        Subscriber
         ---------------------------------------------------------------------------------------      Units
                         Calls/hr                     0.18        1.80       0.60      1.80            by
                         Hold Time                    120         20.0        84        20            Phase
                       Illum. Cells                    1           2          1          2
                       Erlangs/Unit                  0.0060      0.0120     0.0140    0.0120
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 1         0          472             1,100               1,572
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 2         0          699             1,632               2,331
         ----------------------------------------------------------------------------------------------------------
             Numer of Subcriber Units: Phase 3         0          993             2,317               3,310
         ----------------------------------------------------------------------------------------------------------

         Int. = Interconnect, Disp. = Dispatch, Multi. = Multiservice

2.2      PLANNED CALL PROFILE: VMS, SMS, IWF AND MDG
         Please provide the following expected number of subscribers below.

         Double click Table below and then modify BLUE BOLD only.


         ------------------------------------------------------------------------------------------------------------
                                            Default Value         Phase 1          Phase 2            Phase 3
         ------------------------------------------------------------------------------------------------------------
         VMS Users                       100 % of Int. Units    10000 USERS      25000 USERS          0 USERS
         ------------------------------------------------------------------------------------------------------------
         SMS Users                        5 % of Int. Units     2000 USERS       4000 USERS           0 USERS
         ------------------------------------------------------------------------------------------------------------
         IWF Users                        5 % of Int. Units     2000 USERS       4000 USERS           0 USERS
         ------------------------------------------------------------------------------------------------------------
         Packet Data Users               5 % of Disp. Units     1000 USERS       2000 USERS           0 USERS
         ------------------------------------------------------------------------------------------------------------

      Int. Units = (3:1 Int. Only Units) + (3:1 Int. in Multiservice Units) Disp. Units = (6:1 Disp. Only Units) + (6:1 Disp. In Multiservice Units)

3        PLANNED MSO PARAMETERS


3.1      MSC Parameters
         o  Equipment Type Approval Required (Yes, No, Default = Yes)................................(YES              )
         o  Type of PSTN Signaling (R1, R2, ISUP, TUP, etc., Default = R2)...........................(R2 AND C7        )
         o  Number of PSTN Pools (1,2,3, etc., Default = 3)..........................................(3                )
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120(OMEGA) E1)......(120(OMEGA) E1    )
         o  External HLR Required (Yes, No, Default = No)............................................(NO               )


                                 Page 7 of 10

3.2      VMS Parameters
         o  Average Voice Message per day per subscriber (Default = 2)...............................(2                )
         o  Average Message Length per Message (Default = 30 Sec)....................................(30 SEC           )
         o  Average Voice Mail Greeting Length (Default = 20 Sec)....................................(25SEC            )
         o  Average Retention (Read) Time per Message (Default = 12 Hr)..............................(24HR
         o  Busy Hour Call Rate (Default = 10 %).....................................................(10%              )
         o  GOS (Default = 5 %)......................................................................(5%               )

3.3      SMS Parameters
         o  Short Message per day per subscriber (Default = 0.6).....................................(.6               )
         o  Busy Hour per Day (6, 7, 8, 9, 10, etc. Default = 8) ....................................(8                )
         o  VMS Penetration (50, 60, 70, 80, etc. Default = 70 %)....................................(70%              )
         o  SMS Penetration (20, 30, 40, 50, etc. Default = 30 %)....................................(30%              )
              Note: Sum of VMS and SMS Penetration Rates must be 100 %.

3.4      IWF Parameters
         o  Circuit Data Busy Hour Call Rate (0.1, 02, 0.3, etc. Default = 0.1)......................(0.1              )
         o  Average Holding Time (100, 150, etc. Default = 180 Sec)..................................(180 SEC          )
         o  GOS (1, 2, etc. Default = 5 %)...........................................................(5%               )

3.5      Packet Data
         o  Number of subscribers  (15K,  64K, etc  Default =15K)....................................(64 K)

4        Expected MSO Room Requirements

4.1      MSO Room: Customer's Responsibility
         o  Ceiling Height from Floor (2.5, 3.0, etc. Default = 3.5 m)...............................(3.5 M            )
         o  Cable Tray or Floor Tile.................................................................(MOTOROLA         )
         o  HVAC.....................................................................................(MOTOROLA         )

4.2      AC Power: Customer's Responsibility
         o  Inputs to Rectifiers  Chose one:
            o  Voltage (380/415 VAC, 50/60 Hz).......................................................(                 )
            o  Voltage (208/240 VAC, 50/60 Hz).......................................................(208/240 VAC,60HZ )
            o  Voltage (480 VAC, 50/60 Hz)...........................................................(                 )
            o  Voltage (specify VAC, 50/60 Hz).......................................................(60 HZ            )

         o  Inputs to Monitors:
            o  Voltage (120VAC, 240VAC, 440VAC, etc. Default = 240 VAC)..............................(120 VAC          )
            o  Phases (Single, Three, etc. Default = Single Phase)...................................(SINGLE PHASE     )
            o  Frequencies (50, 60, etc. Default = 50 Hz)............................................(60 HZ            )


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4.3      DC Power:
         o  DC Power Plant (- 48 VDC System) and Rectifiers:
            o  Supplied by (Motorola, Customer, etc. Default = Motorola).............................(MOTOROLA         )
            o  N+1 Redundant Rectifier? (Yes, No, Default = Yes).....................................(YES              )
            o  Battery Backup Hour (2,4, 6, 8, etc. Default = 2 Hr)..................................(8 HRS.
         o  DC to AC Inverters (Yes, No, Default = Yes)..............................................(YES              )
         o  DC Generator, if required................................................................(CUSTOMER SUPPLIED)

5        EBTS Information

5.1      Frequency Available
         o  Frequency Range  Chose one:
            o  Base RX (806 - 821 MHz, 896-901 MHz)..................................................(806 - 821 MHZ    )
            o  Base TX (851-866 MHz, 935-940 MHz)....................................................(851 - 866 MHZ    )

5.2      EBTS Equipment

         o  EBTS Power (Standard, None, Specific)....................................................(STANDARD         )
         o  EBTS Antenna (Standard, None, Specific)..................................................(CUSTOMER SUPPLIED)
         o  EBTS Spares (Standard, None, Specific)...................................................(STANDARD         )

6        Standard EBTS Site Requirements

6.1      Span Lines from EBTSs to MSO: Customer's Responsibility
         o  Type of Span Lines (T1, 120(OMEGA) E1, 75(OMEGA) E1, etc., Default = 120(OMEGA) E1)......(120(OMEGA) E1    )

7        Test Equipment

7.1      MSO Test Equipment
         o  How many sets of MSO Test Equipment? (0,1 , 2, etc. Default = 1).........................(1                )

7.2      EBTS Test Equipment
         o  How many sets of EBTS Test Equipment? (0, 1, 2, etc. Default = 1)........................(2                )


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8        ADDITIONAL INFORMATION

         Please provide any additional comments concerning the system requirements or the quotation format below:

         THE GRADE OF SERVICE GOS THAT SHOULD BE USED IS 2% BLOCKING FOR INTERCONNECT AND 5% FOR DISPATCH.

9        ATTACHMENTS:

9.1      PSTN SIGNALING SPECIFICATION - MANDATORY IF INTERCONNECT IS REQUESTED

         This specification is mandatory if the system is to be designed for both Interconnect and Dispatch. Disregard if your entire system is for Dispatch Only.

         In order to process a quotation for an MSC, Nortel will require an English version of the local PSTN Signaling document/specifications. Upon receipt of this document the quote can be officially started. English version should include references to international standards. For example: ISUP (ITU-T Blue Book).

9.2      SYSTEM BLOCK DIAGRAM - PREFERRED
         ATTACH

9.3 NON DISCLOSURE AGREEMENT (NDA) - HARD COPY REQUIRED WITH CUSTOMER SIGNATURE. FAX TO 847-576-5801.
         ATTACH

9.4      EXPORT CONTROL SCREENING
         ATTACH

9.5      GOVERNMENT SCREENING FORM
         ATTACH

9.6      Q-GATE 17
         ATTACH

9.7      SALES STRATEGY FORM (IF APPLICABLE)
         ATTACH


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